UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No.    )

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SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

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Notice of 2019 Annual General Meeting of Stockholders

April 3, 2019

10:00 a.m. Curaçao time

Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao

ITEMS OF BUSINESS

1.	Election of the 10 director nominees named in this proxy statement.

2.	Approval of the advisory resolution regarding our executive compensation.

3.	Report on the course of business during the year ended December 31, 2018; approval of our consolidated balance sheet as at December 31, 2018; our consolidated statement of income for the year ended December 31, 2018; and our Board of Directors’ declarations of dividends in 2018, as reflected in our 2018 Annual Report to Stockholders.

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2019.

5.	Approval of an amended and restated 2004 Stock and Deferral Plan for Non-Employee Directors.

Such other matters as may properly be brought before the meeting.

RECORD DATE

February 13, 2019

PROXY VOTING

Your vote is very important. Whether or not you plan to attend the annual general meeting in person, please (i) sign, date and promptly return the enclosed proxy card in the enclosed envelope, or (ii) grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Voting instructions are provided on your proxy card or on the voting instruction form provided by your broker.

Brokers cannot vote for Items 1, 2 or 5 without your instructions.

February 21, 2019

By order of the Board of Directors,

Alexander C. Juden

Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Stockholders to Be Held on April 3, 2019:

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our 2018 Annual Report to Stockholders, are available free of charge on our website at http://investorcenter.slb.com.

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General Information	February 21, 2019

Items to be Voted on at the Annual General Meeting

Agenda Item		Board Recommendation
Item 1	Election of the 10 director nominees named in this proxy statement.	FOR
Item 2	Approval of the advisory resolution regarding our executive compensation.	FOR
Item 3	Approval of our consolidated balance sheet as at December 31, 2018, our consolidated statement of income for the year ended December 31, 2018, and the declarations of dividends by our Board in 2018.	FOR
Item 4	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2019.	FOR
Item 5	Approval of an amended and restated 2004 Stock and Deferral Plan for Non-Employee Directors.	FOR

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Schlumberger Limited (Schlumberger N.V.) of proxies to be voted at its 2019 annual general meeting of stockholders, which will be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao, on Wednesday, April 3, 2019 beginning at 10:00 a.m., Curaçao time, and at any postponement(s) or adjournment(s) thereof.

In this Proxy Statement, we may also refer to Schlumberger Limited and its subsidiaries as “we,” “our,” “the Company” or “Schlumberger.”

To be admitted to the meeting, stockholders of record and beneficial owners as of the close of business on the record date for the meeting, February 13, 2019, must present a passport or other government-issued identification bearing a photograph and, for beneficial owners, proof of ownership as of the record date, such as the Notice of Internet Availability, top half of the proxy card or voting instruction card that was sent to you with this proxy statement.

The mailing date of this proxy statement is February 21, 2019. Business at the meeting will be conducted in accordance with the procedures determined by the Chairman of the meeting and will be limited to matters properly brought before the meeting by or at the direction of our Board of Directors or by a stockholder.

We are providing our 2018 Annual Report to Stockholders concurrently with this proxy statement. You should refer to its contents in considering agenda Item 3.

Proxy Materials are Available on the Internet

This year we are using an SEC rule that allows us to use the internet as the primary means of furnishing proxy materials to shareholders. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders with instructions on how to access the proxy materials online or request a printed copy of the materials.

Stockholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings.

Our proxy materials are also available at http://investorcenter.slb.com.

Record Date; Proxies

Each stockholder of record at the close of business on the record date, February 13, 2019, is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on with respect to each share registered in the stockholder’s name. A stockholder of record is a person or entity who held shares on that date registered in its name on the records of Computershare Trust Company, N.A. (“Computershare”), Schlumberger’s stock transfer agent. Persons who held shares on the record date through a broker, bank or other nominee are referred to as beneficial owners.

Shares cannot be voted at the meeting unless the owner of record is present in person or is represented by proxy. Schlumberger is incorporated in Curaçao and, as required by Curaçao law, meetings of stockholders are held in Curaçao. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy.

Shares Outstanding

On February 13, 2019, there were 1,385,972,615 shares of Schlumberger common stock outstanding and entitled to vote.

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Quorum

Holders of at least one-half of the outstanding shares entitling the holders thereof to vote at the meeting must be present in person or by proxy to constitute a quorum for the taking of any action at the meeting.

Abstentions and proxies submitted on your behalf by brokers, banks or other holders of record that do not indicate a vote because they do not have discretionary voting authority and have not received instructions from the beneficial owner of the shares as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes. If a quorum is not present at the meeting, the Board may call a second general meeting of stockholders, at which the quorum requirement will not apply.

Votes Required to Adopt Proposals

To be elected, director nominees must receive a majority of votes cast (the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). Approval of each of the other matters on the agenda also requires the affirmative vote of the majority of votes cast.

Important Voting Information for Beneficial Owners

If your Schlumberger shares are held for you in street name (i.e. you own your shares through a brokerage, bank or other institutional account), you are considered the beneficial owner of those shares, but not the record holder. This means that you vote by providing instructions to your broker rather than directly to Schlumberger. Unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf, except on Item 3 and Item 4.

Effect of Abstentions and Broker Non-Votes

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange (the “NYSE”) precludes brokers from exercising voting discretion on other proposals without specific instructions from the beneficial owner, as follows:

•	Discretionary Items. Under NYSE rules, brokers will have discretion to vote on both Item 3 (approval of financial statements and dividends) and Item 4 (ratification of appointment of independent auditors for 2019) without instructions from the beneficial owners.

•	Nondiscretionary Items. Brokers, banks or other holders of record cannot vote on Items 1 (election of directors), 2 (advisory vote to approve executive compensation) or 5 (approval of amendment and restatement of our 2004 Stock and Deferral Plan for Non-Employee Directors) without instructions from the beneficial owners. Therefore, if your shares are held in street name and you do not instruct your broker, bank or other holder of record how to vote on the election of directors, the advisory vote to approve executive compensation, or our amended and restated 2004 Stock and Deferral Plan for Non-Employee Directors, your shares will not be voted on those matters.

Abstentions and broker non-votes are not considered as votes cast and will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals, except that for purposes of satisfying NYSE rules, abstentions are counted in the denominator for determining the total votes cast on Item 5.

How to Vote

Stockholders with shares registered in their names with Computershare may authorize a proxy:

by the internet at the following internet address: http://www.proxyvote.com;

telephonically by calling 1-800-690-6903; or

by completing and mailing their proxy card.

The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern time on Tuesday, April 2, 2019. The internet and telephone voting procedures have been designed to authenticate stockholders and to allow you to vote your shares and to confirm that your instructions have been properly recorded.

A number of banks and brokerage firms participate in programs that also permit beneficial stockholders to direct their vote by the internet or telephone. If you are a beneficial owner whose shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of those shares by the internet or telephone by following the instructions on the voting form.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you are a stockholder with shares registered in your name with Computershare and you submit a properly executed proxy card but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal.

By providing your voting instructions promptly, you may save us the expense of a second mailing.

Changing Your Vote or Revoking Your Proxy

If you are a stockholder of record, you can change your vote or revoke your proxy at any time by timely delivery of a properly executed, later-dated proxy (including an internet or telephone vote) or by voting by ballot at the meeting. If you hold shares through a broker, bank or other holder of record, you must follow the instructions of your broker, bank or other holder of record to change or revoke your voting instructions.

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ITEM 1.	Election of Directors

All of our directors are elected annually at our annual general meeting of stockholders. Our stockholders are requested to elect 10 nominees to the Board, each to hold office until the next annual general meeting of stockholders and until a director’s successor is elected and qualified or until a director’s death, resignation or removal. Each of the nominees is now a director and was previously elected by our stockholders at the 2018 annual general meeting of stockholders, except for Dr. Mitrova and Mr. Papa, who were both appointed by the Board to serve as directors effective October 2018, based upon the recommendations of the Nominating and Governance Committee of the Board.

Having exceeded the normal retirement age of 70 under our Corporate Governance Guidelines, V. Maureen Kempston Darkes will not be standing for re-election at our annual general meeting of stockholders. Our Board extends gratitude to Ms. Kempston Darkes for four years of service as a member of the Board. Michael Marks also will not stand for re-election at our annual general meeting of stockholders. Our Board extends gratitude to Mr. Marks for 13 years of service as a member of the Board.

All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If any nominee is unable or unwilling to serve, the Board may designate a substitute nominee. If the Board designates a substitute nominee, proxies may be voted for that substitute nominee. The Board knows of no reason why any nominee will be unable or unwilling to serve if elected.

Shares represented by properly executed proxies will be voted, if authority to do so is not withheld, for the election of each of the 10 nominees named below.

At our 2016 annual general meeting of stockholders, our stockholders voted to fix the number of directors constituting the Board at 12, as permitted under our Articles of Incorporation. However, because Ms. Kempston Darkes and Mr. Marks are not standing for re-election, only 10 directors have been nominated for election at the 2019 annual general meeting of stockholders. The Board believes that it is advisable and in the best interest of our stockholders for the authorized number of directors constituting the Board to remain at 12. This will allow the Board to conduct a search for, and add, up to two additional directors during the year who have not yet been identified at the time of our 2019 annual general meeting.

At this annual general meeting, votes may not be cast for a greater number of persons than the number of director nominees named in this proxy statement.

Required Vote

Each director nominee must receive a majority of the votes cast to be elected. If you hold your shares in street name, please be aware that brokers, banks and other holders of record do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker, bank or other holder of record how to vote on this proposal, they will deliver a non-vote on this proposal.

The Board of Directors Recommends a Vote FOR All Director Nominees.

Director Nominees

The Board believes that each director nominee possesses the qualities and experience that the Nominating and Governance Committee believes that nominees should possess, as described in detail below in the section entitled “Corporate Governance—Director Nominations” beginning on page 17. The Board seeks out, and the Board is comprised of, individuals whose background and experience complement those of other Board members. The nominees for election to the Board, together with biographical information furnished by each of them and information regarding each nominee’s director qualifications, are set forth on the following pages.

There are no family relationships among any executive officers and directors of the Company.

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Peter L.S. Currie

Lead Independent Director President, Currie Capital LLC Director since 2010 Age: 62 Other Current Public Boards: None	Board Committees • Nominating and Governance, Chair • Compensation
Former Public Directorships Held During the Past 5 Years • Twitter, Inc. • New Relic, Inc.

Other Experience and Education

• Former chief financial officer of public companies

• President of Board of Trustees at Phillips Academy

• MBA from Stanford University

• Former director of several privately-held companies

PETER L.S. CURRIE has been President of Currie Capital LLC, a private investment firm, since April 2004. From November 2010 to May 2016, Mr. Currie served on the board of Twitter, Inc., where he chaired both its audit committee and its nominating and governance committee and was the lead independent director. He has also served on the board of directors of New Relic, Inc. (from March 2013 to August 2016), where he chaired its audit committee and was a member of its compensation committee. Mr. Currie has also served on the boards of directors of Clearwire Corporation, CNET Networks, Inc., Safeco Corporation and Sun Microsystems, Inc.

Relevant Skills and Expertise

Mr. Currie brings to the Board strong financial and operational expertise as a result of his extensive board and committee experience at both public and privately-held companies; experience as chief financial officer of two public companies (McCaw Cellular Communications and Netscape Communications); and experience in senior operating positions in investment banking, venture capital and private equity.

Miguel M. Galuccio

Chairman and Chief Executive Officer, Vista Oil and Gas Director since 2017 Age: 50 Other Current Public Boards: None	Board Committees • Finance • Science and Technology
Former Directorships Held During the Past 5 Years • YPF S.A.	Other Experience and Education • BS in Petroleum Engineering from Technological Institute of Buenos Aires • Schlumberger training and expertise • Latin America energy policy expertise

MIGUEL GALUCCIO is the Chairman and Chief Executive Officer of Vista Oil and Gas, an oil and gas company incorporated in Mexico, and has held that position since July 2017. From May 2012 to March 2016, he was the Chairman and Chief Executive Officer of YPF, Argentina’s national oil company. From 1999 to 2012, he was an employee of Schlumberger and held a number of international positions, his last being President, Schlumberger Production Management (“SPM”). Prior to his employment at Schlumberger, he served in various executive positions at YPF and its subsidiaries from 1994 to 1999, including YPF International.

Relevant Skills and Expertise

Mr. Galuccio brings to the Board strong leadership and operational expertise from his experience as chairman and chief executive officer of Argentina’s national oil company, which under his leadership became the world’s largest producer of shale oil outside of North America. He has valuable insight into the domestic and international energy policies of Argentina, Mexico, Venezuela, Ecuador and other countries that are strategically important to Schlumberger. He has extensive experience negotiating with Schlumberger customers in Latin America, Russia and China, including global energy companies and national oil companies, and remains active in the oil and gas exploration and production industry as a chief executive officer of an oil and gas company.

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Paal Kibsgaard

Chairman and Chief Executive Officer Director since 2011 Age: 51 Other Current Public Boards: None	Board Committees • None
Former Public Directorships Held During the Past 5 Years • None	Other Experience and Education • Qualified petroleum engineer • Master’s Degree from Norwegian Institute of Technology • Schlumberger training and expertise

PAAL KIBSGAARD has been a director and Chief Executive Officer of the Company since 2011. He became the Chairman of the Board in April 2015. He was the Company’s Chief Operating Officer from February 2010 to July 2011, and President of the Reservoir Characterization Group from May 2009 to February 2010. Prior to that, Mr. Kibsgaard served as Vice President, Engineering, Manufacturing and Sustaining, from November 2007 to May 2009, and as Vice President of Personnel from April 2006 to November 2007. Mr. Kibsgaard has been with the Company since 1997, and began his career as a reservoir engineer. He has held numerous operational and administrative management positions within the Company in the Middle East, Europe and the U.S.

Relevant Skills and Expertise

Mr. Kibsgaard brings to the Board a unique operational perspective and thorough knowledge of the Company’s operational activities worldwide as a result of his service in various global leadership positions in the Company. The Board believes that Mr. Kibsgaard’s service as Chairman and Chief Executive Officer is an important link between management and the Board, enabling the Board to perform its oversight function with the benefit of his perspectives on the Company’s business and operations.

Nikolay Kudryavtsev

Rector, Moscow Institute of Physics and Technology Director since 2007 Age: 68 Other Current Public Boards: None	Board Committees • Audit • Finance • Science and Technology
Former Public Directorships Held During the Past 5 Years • None

Other Experience and Education

• Prior Chair, Molecular Physics Department at the Moscow Institute of Physics and Technology

• PhD in physics and mathematics, Moscow Institute of Physics and Technology

• Member, Russian Academy of Sciences

NIKOLAY KUDRYAVTSEV has been the Rector of the Moscow Institute of Physics and Technology since June 1997. He has also been chairman of the Board of Rectors of the City of Moscow and Moscow Region since 2012, and was elected Vice President of the Board of Rectors of Universities of the Russian Federation in 2014, and became a member of its board in 2018.

Relevant Skills and Expertise

Mr. Kudryavtsev brings to the Board valuable management experience, as well as deep scientific and technological expertise. This provides the Board with insight regarding the Company, its products and technologies, as well as the future technological needs of the Company and the industry. Mr. Kudryavtsev also provides the Board with a particularly valuable Russian vantage point, which is useful for both the development of the Company’s business and an understanding of the needs of the Company’s Russian employees. The Board is aided immensely by Mr. Kudryavtsev’s sensitivity to Russian culture and risk at the operational level.

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Tatiana A. Mitrova

Director of SKOLKOVO Energy Center, Moscow School of Management Director since 2018 Age: 44 Other Current Public Boards: None	Board Committees • Audit
Former Public Directorships Held During the Past 5 Years • Unipro PJSC

Other Experience and Education

• Senior Visiting Research Fellow at Oxford Institute for Energy Studies

• Fellow at Columbia University SIPA Center on Global Energy Policy

• Director of several privately-held companies

TATIANA A. MITROVA has been the Director of the SKOLKOVO Energy Center of the Moscow School of Management, a graduate business school, since February 2017. She has also been the Head of Research in the Oil and Gas Department in the Energy Research Institute of the Russian Academy of Sciences since January 2011; a visiting professor at the Paris School of International Affairs (PSIA), part of the Paris Institute of Political Studies, since January 2014; and an assistant professor at the Gubkin Russian State University of Oil and Gas since January 2008. Dr. Mitrova was a Visiting Researcher at the King Abdullah Petroleum Studies and Research Center (KAPSARC) from April 2016 to April 2017. She was a member of the board of directors of Unipro PJSC from June 2014 to December 2017 and was a member of its appointment and remuneration committees.

Relevant Skills and Expertise

Dr. Mitrova brings to the Board valuable expertise regarding energy market dynamics and the various factors affecting supply and demand for Schlumberger’s products and services. The Board values Dr. Mitrova’s connections to the Russia market and her ties to the academic community. Her global economic perspective provides insight into emerging markets and trends, and is useful for the development of the Company’s business strategy. She provides additional ties to universities worldwide, assisting Schlumberger in its effort to attract talented new employees.

Indra K. Nooyi

Former Chairman and Chief Executive Officer PepsiCo, Inc. Director since 2015 Age: 63 Other Current Public Boards: None	Board Committees • Audit • Compensation, Chair
Former Public Directorships Held During the Past 5 Years • PepsiCo., Inc.

Other Experience and Education

• Former chief executive officer of a public company

• Board of Trustees, the World Economic Forum

• Member, Temasek International Advisory Panel

• MBA, Indian Institute of Management

• Master’s Degree in Public and Private Management, Yale University

INDRA K. NOOYI is the former Chairman and CEO of PepsiCo, Inc., a global food and beverage company. She was appointed PepsiCo’s Chief Executive Officer in October 2006 and assumed the role of Chairman of PepsiCo’s board of directors in May 2007. In October 2018, Ms. Nooyi stepped down as PepsiCo’s CEO, and retired as its Chairman and as a member of PepsiCo’s board of directors effective February 1, 2019. Ms. Nooyi was elected to PepsiCo’s board of directors and became President and Chief Financial Officer in 2001, after serving as Senior Vice President and Chief Financial Officer since 2000. Ms. Nooyi also was PepsiCo’s Senior Vice President, Corporate Strategy and Development from 1996 until 2000, and its Senior Vice President, Strategic Planning from 1994 until 1996. She also serves on the boards of several non-profit entities.

Relevant Skills and Expertise

The Board benefits greatly from Ms. Nooyi’s leadership as the former Chairman and CEO of PepsiCo, Inc., a global company with one of the world’s most recognized brands. Ms. Nooyi’s expertise in developing and directing corporate strategy and finance and in mergers and acquisitions, as well as her valuable insight into organizational management and talent development, enable her to make valuable contributions to the Board.

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Lubna S. Olayan

Chief Executive Officer and Deputy Chairperson, Olayan Financing Company Director since 2011 Age: 63 Other Current Public Boards: Alawwal Bank and Ma’aden	Board Committees • Nominating and Governance • Finance
Former Public Directorships Held During the Past 5 Years • None

Other Experience and Education

• Current chief executive officer

• Trustee, King Abdullah University of Science and Technology and Cornell University

• Member, Harvard Global Advisory Council

• Serves on boards of various non-governmental and educational organizations

• MBA, Indiana University

LUBNA S. OLAYAN is the Chief Executive Officer and deputy chairperson of Riyadh-based Olayan Financing Company, the holding company for The Olayan Group’s operations in the Kingdom of Saudi Arabia and the Middle East. Ms. Olayan is a Principal and a board member of Olayan Investments Company Establishment, the parent company of The Olayan Group, a private multinational enterprise with diverse commercial and industrial operations in the Middle East and an actively managed portfolio of international investments. Since December 2004, she has been a director of Alawwal Bank, and was the first woman to join the board of a Saudi publicly-listed company. She was elected Vice Chairman in January 2014 and is a member of its executive committee and its nomination and remuneration committee. Ms. Olayan has been a member of the board of directors of Ma’aden, a Saudi Arabian mining company, since April 2016, and is a member of its nomination and remuneration committee. She is a member of numerous international advisory boards.

Relevant Skills and Expertise

Ms. Olayan brings to the Board extensive business experience in Saudi Arabia and the Middle East and a deep understanding of those areas, which are critical to the Company. The Board benefits from her proven leadership abilities, extensive CEO experience and expertise in corporate finance, international banking, distribution and manufacturing. Ms. Olayan also brings a critical international perspective on business and global best practices. Ms. Olayan’s connections to the scientific community and experience in university relations also are of great value to Schlumberger and its efforts in technology leadership and employee recruiting and retention.

Mark G. Papa

Chairman and Chief Executive Officer, Centennial Resource Development Director since 2018 Age: 72 Other Current Public Boards: Centennial Resource Development	Board Committees • Finance
Former Public Directorships Held During the Past 5 Years • EOG Resources • Oil States International	Other Experience and Education • Current chief executive officer of a public company • BS in Petroleum Engineering • North American energy industry pioneer

MARK G. PAPA has been the Chief Executive Officer and Chairman of the Board of Centennial Resource Development Inc., an independent oil producer, since October 2016. Prior to that, Mr. Papa served as Chief Executive Officer and Chairman of the Board of Silver Run Acquisition Corp. from November 2015 until its business combination with Centennial Resource Production, LLC in October 2016. Mr. Papa is also an advisor to Riverstone Holdings, LLC, a private equity firm specializing in energy investments. Prior to joining Riverstone in February 2015, Mr. Papa was Chairman and CEO of EOG Resources, an independent oil company, from August 1999 to December 2013. Mr. Papa served as a member of EOG’s board of directors from August 1999 until December 2014. He worked at EOG for 32 years in various management positions. Mr. Papa was retired from December 2013 through February 2015. Mr. Papa also served on the board of Oil States International, Inc., an international field services company, from February 2001 to August 2018 and was a member of its compensation and nominating and corporate governance committees. He has served on the board of Casa de Esperanza, a non-profit organization serving children in crisis situations, since November 2006.

Relevant Skills and Expertise

Mr. Papa brings decades of experience in the oil and gas industry and a unique insight into the North American market. He is a pioneer in the U.S. shale oil industry and built EOG Resources into one of the most profitable U.S. shale companies. He provides the Board with his valuable insight on this market and Schlumberger’s customers in North America. He also brings valuable leadership experience to the Board through his experience as CEO and chairman of multiple public companies. Mr. Papa has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities, and provides the Board with valuable insight regarding the challenges and opportunities facing Schlumberger in these areas.

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Leo Rafael Reif

President, Massachusetts Institute of Technology Director since 2007 Age: 68 Other Current Public Boards: None.	Board Committees • Compensation • Nominating and Governance • Science and Technology, Chair
Former Public Directorships Held During the Past 5 Years • Alcoa, Inc. • Arconic Inc.

Other Experience and Education

• Fellow, The Institute for Electrical and Electronic Engineers

• Doctorate in electrical engineering, Stanford University

• Member of the American Academy of Arts and Sciences

• Board of Trustees, The World Economic Forum

LEO RAFAEL REIF has been President of the Massachusetts Institute of Technology (“MIT”) since July 2012, and was its Provost, Chief Academic Officer and Chief Budget Officer from August 2005 to July 2012. Dr. Reif was head of MIT’s Electrical Engineering and Computer Science Department from September 2004 to July 2005, and an Associate Department Head for Electrical Engineering in MIT’s Department of Electrical Engineering and Computer Science from January 1999 to August 2004. In 2015, Dr. Reif joined the board of directors of Alcoa, Inc., an industrial aluminum company, and remained on its board until resigning in November 2016 as part of Alcoa’s public spin-off of Arconic Inc., a provider of precision-engineered products and solutions. In connection with the spin-off, Dr. Reif was a member of the board of directors of Arconic Inc. from November 2016 to May 2017.

Relevant Skills and Expertise

Dr. Reif brings to the Board valuable management and finance expertise. As a scientist, he has deep scientific and technological knowledge about the Company’s products and technology, as well as about anticipated future technological needs of the Company and the industry. The Board values Dr. Reif’s connections to the U.S. scientific community, as well as his expertise in university relations and collaborations, which are of high importance to Schlumberger and its efforts in technology leadership and employee retention. Dr. Reif provides the Board with a critical U.S. scientific perspective, which is of immense value in the oversight of the Company’s strategy.

Henri Seydoux

Chairman and Chief Executive Officer, Parrot S.A. Director since 2009 Age: 58 Other Current Public Boards: Parrot S.A.	Board Committees • Compensation • Nominating and Governance • Science and Technology
Former Public Directorships Held During the Past 5 Years • None	Other Experience and Education • Current chief executive officer • Technology leadership • Entrepreneurial and management expertise • Director of privately-held company

HENRI SEYDOUX has been Chairman and Chief Executive Officer of Parrot S.A., a global wireless products manufacturer, since 1994. Mr. Seydoux is an entrepreneur with great initiative. He founded Parrot S.A. in 1994 as a private company and took it public in 2007. He also serves on the board of directors of Sigfox, a privately-held global communications service provider for the Internet.

Relevant Skills and Expertise

Mr. Seydoux, as the chief executive of a dynamic and innovative technology company, brings to the Board entrepreneurial drive and management skills. He also has family ties to the founding Schlumberger brothers. Having grown up in the Schlumberger family culture, Mr. Seydoux is well placed to see that the Company continues its historical commitment to Schlumberger’s core values. His service on the Board addresses the Company’s need to preserve the Company’s unique culture and history while helping to foster innovation.

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Corporate Governance

The following are some highlights of our corporate governance practices and policies:

Board Independence; Committees Structure

•	All of our director nominees are independent of the Company and management, except for our CEO and Messrs. Papa and Galuccio. This is above the NYSE requirement that a majority of directors be independent.
•	All non-executive directors meet regularly in executive session.
•	Only independent directors serve on our Audit, Compensation and Nominating and Governance Committees.

Majority Voting; Stockholder Rights

•	We have a majority vote standard for uncontested director elections.
•	All of our directors are elected annually. We do not have a staggered board.
•	One or more stockholders representing 10% or more of our outstanding shares can call a special meeting.
•	We proactively adopted proxy access in early 2017.

Executive Stock Ownership Guidelines

We have executive stock ownership guidelines, which are designed to align executive and stockholder interests. For a description of the guidelines applicable to our executive officers and other senior members of management, see “Compensation Discussion and Analysis—Executive Stock Ownership Guidelines” starting on page 46.

Risk Oversight

The Board of Directors and the its Committees oversee Schlumberger’s risk management policies, processes and practices to ensure that the Company employs the appropriate risk management systems. The Board and its Committees exercise their risk oversight responsibilities in a variety of ways, including the following:

Board of Directors	Oversees the risk management by the CEO and other members of our senior management team; oversees assessment of major risks facing the Company. The risks that the Board routinely considers include operational, financial, geopolitical/legislative, strategic, capital project execution, civil unrest, legal and technology/cybersecurity risks.
Audit Committee	Reviews and assesses financial reporting risk. Reviews all significant finance-related violations of Company policies brought to its attention, and annually reviews and assesses finance-related violations. Meets with and reviews reports from Schlumberger’s independent registered public accounting firm and internal auditors.
Finance Committee	Oversees finance-related risks on a quarterly basis and recommends guidelines to control pension and other investments, banking relationships and currency exposures. Assesses financial aspects of all proposed strategic transactions above a certain dollar threshold.
Compensation Committee	Reviews and assesses the Company’s overall compensation program and its effectiveness at linking executive pay to performance, aligning the interests of our executives and our stockholders and providing for appropriate incentives.
Nominating and Governance Committee	Oversees compliance-related risk, related person transactions, the Company’s Ethics and Compliance Program and environmental, social and governance risks.

Prohibition on Hedging or Pledging of Schlumberger Stock

Our directors and executive officers are prohibited from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential changes in the value of Schlumberger common stock. In addition, our directors and executive officers, and other key employees, are prohibited from holding Schlumberger securities in a margin account or pledging Schlumberger securities as collateral for a loan. Our insider trading policy strongly discourages, but does not prohibit, other employees from engaging in speculative transactions, including hedging or other financial mechanisms, holding Schlumberger securities in a margin account or pledging Schlumberger securities.

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Policy Against Lobbying and Political Contributions

Schlumberger has a strong culture of being politically neutral, and has a long-standing policy against lobbying and making financial or in-kind contributions to political parties or candidates, even when permitted by law. This policy, as set forth in Schlumberger’s code of conduct, entitled The Blue Print and The Blue Print in Action (our “Code of Conduct”), prohibits the use of Company funds or assets for political purposes, including for contributions to any political party, candidate or committee, whether federal, state or local. In addition, the Company does not lobby. As a result of the Company’s policy of political neutrality, Schlumberger does not have a political action committee, nor does it contribute to any third-party political action committees or other political entities organized under Section 527 of the Internal Revenue Code.

In 2018, the Center for Political Accountability (“CPA”), a non-profit, non-partisan organization, assessed our disclosure for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability (“CPA-Zicklin Index”). The CPA-Zicklin Index measures the transparency, policies and practices of the Standard & Poor’s 500. As a result of our enhanced disclosure regarding our prohibition on political lobbying and contributions, we achieved a perfect score of 100% in the 2018 CPA-Zicklin Index.

Our Commitment to Stewardship

Our Board, along with our customers, investors, employees and other stakeholders, understands that a modern approach to running our Company must be aligned with a commitment to global stewardship. Our stewardship journey, which has evolved over the past decades, is gaining momentum as we continue to work with our customers to address their environmental, social, and governance objectives; mitigate social and environmental risks; and lower their greenhouse gas emissions in field operations. We endeavor to be at the forefront of change, leading technology innovation and training and development of our employees. For example, most recently, we adopted a requirement that all of our employees receive sustainability and stewardship training every two years.

We believe our more than 90 years of industry experience and leadership will be invaluable to the ongoing worldwide energy transition. We have engaged three main strategies to this end:

Endeavoring to make stewardship a part of our operations

We do this through several risk assessment and mitigation programs in aspects of our operations where we have determined that we can have the most effective impact. For example, to assist us in an environmental impact review of our operations in one country where we have sizable operations, we engaged an independent consultant specializing in helping companies implement positive change in response to climate and carbon challenges, while also driving commercial performance. The independent consultant analyzed the various climate risks, including sea level change, that would reasonably be expected to affect the location, and provided us with mitigation options to address those risks.

Similarly, we chose 11 of the 17 United Nations Sustainable Development Goals (“SDGs”) at the corporate level that we believe we can impact as a company. From this portfolio of 11 SDGs that we chose, each of our GeoMarket regions will select SDGs to focus on and will further set targets related to each SDG that we expect will measurably improve environmental and social conditions in the countries and regions where we operate. To find out more about our Global Stewardship Program, and how we seek to align ourselves with the United Nations SDGs, see our annual Global Stewardship Report, which is available at www.slb.com/globalstewardship.

(bolded items are part of Schlumberger portfolio of goals)

Promoting technological growth with positive environmental outcomes

We believe that our ability to develop cutting-edge technology differentiates us from our competitors. We have a global network of six research centers and 10 technology centers that develop products and processes that both maximize the recovery from a given well, as well as reduce the impact of our operations on the environment. For example, we began our research on geologic storage of carbon in the mid 1990’s. An environmental benefit of carbon sequestration is that it can help reduce carbon dioxide emissions. Our carbon services employees have published 229 technical papers and journal articles. They also currently lead or participate in more than 60 carbon sequestration projects globally, including nine of the 13 projects under development by the U.S. Department of Energy’s

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Carbon Storage Assurance Facility Enterprise (CarbonSAFE). One environmental benefit of carbon sequestration is that it can help mitigate carbon dioxide emissions. In 2018, we continued this work by partnering with Stanford University, ExxonMobil and the Environmental Defense Fund (EDF) to test 12 different methane detectors and the ability to mount these detectors on trucks, aircraft or drones. While current methane detectors can monitor a single location like a well site, these new technologies can identify and characterize leaks over a large area of otherwise unmonitored land and allow for remediation.

Engaging in a global dialogue

We have an active voice in the global energy and sustainability dialogue. In 2016, we hosted a global conference on the future of energy at our research facility in Cambridge, Massachusetts. The conference addressed topics such as the evolution of the energy transition; the future of world energy after the international climate agreement at the 2015 Paris Climate Conference (COP21); and climate change. At the conference, more than 40 thought leaders in engaged in open, frank discussions regarding climate change and related issues. Some of the attendees included representatives from the MIT Energy Initiative; the Yale Climate and Energy Institute; the U.S. Department of Energy; the International Energy Agency; the U.S. National Renewable Energy Laboratory, and scientists and other policy makers from various other institutions and governmental agencies.

We also share our views with several influential educational and policy studies organizations. Some of these include The Aspen Institute; the Royal Institute of International Affairs (Chatham House); Energy Intelligence Group; SustainAbility; the Center for Strategic and International Studies; Resources for the Future; the Bloomberg Sustainable Business Forum, and other sustainability forums.

In addition, we are a part of, or otherwise support, numerous industry groups including the International Petroleum Industry Environmental Conservation Association (IPIECA); the American Geosciences Institute; the National Ocean Industries Association; the Permian Strategic Partnership; the American Petroleum Institute; the Center for Strategic and International Studies; the National Petroleum Council; the Petroleum Equipment & Services Association; the Independent Petroleum Association of America; and the International Association of Oil & Gas Producers. Finally, we provide educational and advisory services to governmental organizations such as the United States Department of Energy, the United States Department of the Interior and the Texas Railroad Commission.

Communication with Board

The Board recommends that stockholders initiate communications with the Board, the Chairman, the Lead Independent Director or any Board committee by writing to our Corporate Secretary. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed our Corporate Secretary to review correspondence directed to the Board (including the Chairman, the Lead Independent Director and any Board committee) and, at the Secretary’s discretion, to forward those items that he deems appropriate for the Board’s consideration. Stockholders can send communications to the following address:

Schlumberger Limited Attention: Corporate Secretary 5599 San Felipe, 17th Floor Houston, Texas 77056

Shareholder Engagement

Our relationship and on-going dialogue with our stockholders is an important part of our Board’s corporate governance commitment. Our Investor Relations, Environmental, Social and Governance (“ESG”), Legal and Human Resources teams engage with stockholders to seek their views on key matters and to inform our management and our Board about the issues and emerging governance trends that our stockholders tell us matter most to them. Our Lead Independent Director and the chairman of our Compensation Committee also participate in our engagement efforts when requested. These engagements routinely cover governance, social, environmental, compensation, safety, human rights and other current and emerging issues.

We typically reach out to our largest institutional stockholders annually in the fall. We then report the feedback we receive from stockholders to the Board and relevant committees, allowing the Board to better understand our stockholders’ priorities and perspectives. In addition to this annual outreach, we may engage with our large institutional stockholders at other times in the year when we believe that there are appropriate topics to discuss. For more detail on our 2018 engagement with our stockholders, see pages 26-27.

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Corporate Governance Guidelines

Schlumberger is committed to adhering to sound principles of corporate governance and has adopted corporate governance guidelines that the Board believes are consistent with Schlumberger’s values, and that promote the effective functioning of the Board, its committees and the Company. Our Board periodically, and at least annually, reviews and revises, as appropriate, our Corporate Governance Guidelines to ensure that they reflect the Board’s corporate governance objectives and commitments. Our Corporate Governance Guidelines are on our website at http://www.slb.com/ about/guiding_principles/corpgovernance/corpgov_guidelines.aspx.

Board Independence

Schlumberger’s Corporate Governance Guidelines provide that at least a majority of the Board must consist of independent directors. This standard reflects the NYSE corporate governance listing standards.

Our Board has adopted director independence standards, which can be found in Attachment A to our Corporate Governance Guidelines, and which meet or exceed the independence requirements in the NYSE listing standards. Based on the review and recommendation by the Nominating and Governance Committee, the Board has determined that each current director and director nominee listed above under “Election of Directors” is “independent” under the listing standards of the NYSE and our director independence standards, except Mr. Kibsgaard, who is our CEO and therefore does not qualify as independent, and Messrs. Galuccio and Papa. Additionally, Mr. Helge Lund and Mr. Tore Sandvold were independent throughout the period in 2018 that each served on the Board.

In addition to the Board-level standards for director independence, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE’s listing standards and SEC rules, and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under NYSE listing standards adopted in 2013, which Schlumberger implemented in advance of the required compliance date.

Transactions Considered in Independence Determinations

The Board’s independence determinations included a review of transactions that occurred since the beginning of 2016 with entities associated with our directors or members of their immediate family. In making its independence determinations, the Board considered that Ms. Kempston Darkes, Mr. Kudryavtsev, Mr. Marks, Dr. Mitrova, Ms. Nooyi, Ms. Olayan, Dr. Reif and Mr. Sandvold each have served as directors, executive officers, trustees, outside consultants or advisory board members at companies and universities that have had commercial business relationships with the Company, all of which were ordinary course commercial transactions involving significantly less than the greater of $1 million or 2% of the other entity’s annual revenues. The Board also considered that the Company made charitable contributions in 2018 to the Moscow School of Management SKOLKOVO, where Dr. Mitrova is Director of the Energy Centre, of approximately $500,000, relating to educational grants and sponsored fellowships, for which Dr. Mitrova received no personal benefit. This amount was significantly less than the greater of $1 million or 2% of the university’s consolidated gross revenues for any of the past three years.

Board Tenure

We believe that Board tenure diversity is important and directors with many years of service provide the Board with a deep knowledge of our company, while newer directors lend fresh perspectives. The chart below reflects the Board tenure of our current director nominees.

Under our Corporate Governance Guidelines, non-executive directors are eligible to be nominated or renominated to the Board up to their 70th birthday, and executive directors are eligible to be nominated or renominated up to their 65th birthday, after which directors may no longer be nominated or renominated to the Board. Our Board may waive this policy on a case-by-case basis on the recommendation of the Nominating and Governance Committee if it deems a waiver to be in the best interest of the Company. The Board waived this policy for Mr. Papa upon the recommendation of the Nominating and Governance Committee because it believes that retaining the expertise of Mr. Papa is in the best interest of our Company and our stockholders.

Diversified Director Nominee Tenure

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Director Nominations

The Nominating and Governance Committee believes that director nominees should, in the judgment of the Board, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of our stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other Board members, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and Schlumberger management, be available to remain on the Board long enough to make an effective contribution and have no material relationship with competitors, customers or other third parties that could present realistic possibilities of conflict of interest or legal issues.

Board Diversity Highlights:

3	director nominees are women

6	director nominees are non-US citizens

The Nominating and Governance Committee also promotes Schlumberger’s diversity policy that the Board should ensure that qualified candidates reflecting gender, cultural and geographical diversity are considered as potential director nominees. Schlumberger has approximately 100,000 employees worldwide, representing more than 140 nationalities, and values gender, cultural and geographical diversity in its directors as well. We also have a culture of recruiting, hiring and training where we operate, as described in our Code of Conduct. This culture also influences the composition of our Board. Three of our 10 director nominees are women. Of the 10 director nominees, four are citizens of the United States of America, two are citizens of Russia, and one is a citizen of each of Norway, France, and Saudi Arabia, while one of our directors is a dual citizen of both Argentina and the United Kingdom.

Our geographically diverse Board also evidences the Board’s commitment to have directors who represent countries where Schlumberger operates. In addition, the exceptionally broad and diverse experience of our Board nominees is in keeping with the goal of having directors whose background and experience complement those of other directors. The Nominating and Governance Committee’s evaluation of director nominees takes into account their ability to contribute to the Board’s diversity, and the Nominating and Governance Committee annually reviews its effectiveness in balancing these considerations in the context of its consideration of director nominees.

One of the other goals of our Nominating and Governance Committee is to ensure that the nominees have experience, skills and other attributes that complement the whole of our Board as a governing body. We believe that the nominees are able to provide a well-rounded set of expertise that will assist in effective oversight of management at Schlumberger. The following matrix identifies the primary skills, core competencies and other attributes that each director brings to bear in their service to our Board and committees. Each director possesses numerous other skills and competencies not identified below. We believe identifying primary skills is a more meaningful presentation of the key contributions and value that each director nominee brings to their service on the Board and to our stockholders. Further information on each director nominee, including some of their specific experience, skills and other attributes is set forth in the biographies beginning on page 8 of this proxy statement.

Summary of Individual Director Primary Skills, Core Competencies and other Attributes
Current or former CEO or president
Energy industry expertise
Risk management experience
Corporate finance/capital management expertise
Academic relations
Scientific and technological innovation experience
M&A experience
Experience in key Schlumberger markets
Government /public policy and regulatory insights

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Applying the criteria above, the Nominating and Governance Committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at our annual general meeting of stockholders. In obtaining the names of possible nominees, the Nominating and Governance Committee makes its own inquiries and will receive suggestions from other directors and management. From time to time, the Committee retains executive search and board advisory consulting firms to assist in identifying and evaluating potential nominees. To further our diversity policy, we request that such firms retained by us include women and ethnically diverse candidates in the proposals they present to us. During 2018, the Committee used the services of Spencer Stuart, a third-party executive search firm, for this purpose. Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Our CEO suggested each of Dr. Mitrova and Mr. Papa as prospective Board candidates.

The Nominating and Governance Committee will consider nominees recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to:

Chair, Nominating and Governance Committee

c/o Secretary, Schlumberger Limited

5599 San Felipe, 17th Floor

Houston, Texas 77056.

Such recommendations must be submitted by the deadline for stockholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending security holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a member of our Board, if elected.

Board Adoption of Proxy Access

Although we had not received a stockholder proposal requesting a proxy access bylaw, we proactively adopted proxy access bylaw provisions in January 2017. These provisions permit a stockholder, or a group of up to 20 stockholders, owning at least three percent (3%) of our outstanding common stock, for at least three (3) years, to include two (2) director nominees, or 20% of the current Board, whichever is greater, in our proxy for the annual general meeting.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine an appropriate board leadership structure to provide for independent oversight of management. The Board believes that there is no single, generally accepted board leadership structure that is appropriate for all companies, and that the right structure may vary for a single company as circumstances change. As such, our independent directors consider the Board’s leadership structure at least annually, and may modify this structure to best address the Company’s unique circumstances and advance the best interests of all stockholders, as and when appropriate.

From 2011 to 2015, the Board was led by a non-executive chairman of the Board. In connection with the chairman’s retirement in 2015, the independent members of the Board gave thoughtful consideration to the Board’s leadership structure and determined that recombining the Chairman and CEO positions under the leadership of Mr. Kibsgaard upon the independent chair’s retirement was in the best interests of the Company and its stockholders. This determination was based on the Board’s strong belief that, as the individual with primary responsibility for managing the Company’s day-to-day operations and with extensive knowledge and understanding of the Company, Mr. Kibsgaard was best positioned to chair regular Board meetings as the directors discuss key business and strategic issues and to focus the Board’s attention on the issues of greatest importance to the Company and its stockholders. Furthermore, the Board believed that combining the roles of Chairman and CEO in Mr. Kibsgaard created a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. In making this judgment, the Board took into account its evaluation of Mr. Kibsgaard’s performance as CEO and as a then-current member of the Board, his positive relationships with the other directors, and the strategic perspective he would bring to the role of Chairman.

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In considering its leadership structure, the Board also took into account that Schlumberger’s current governance practices provide for strong independent leadership, active participation by independent directors and independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and our various committee charters, which are available on our website. The Board believes that its risk oversight programs, discussed immediately below, are effective under a variety of board leadership frameworks and therefore do not materially affect the Board’s choice of leadership structure.

Roles and Responsibilities of our Lead Independent Director

The Board recognizes the importance of having a board structure that promotes the appropriate exercise of independent judgment by the Board. When the Chairman/CEO roles are combined as they currently are, our Corporate Governance Guidelines require that we have a lead independent director to complement the Chairman’s role, and to serve as the principal liaison between the non-employee directors and the Chairman. Mr. Currie currently serves as our Lead Independent Director, providing effective, independent leadership of our Board through the following clearly defined and robust leadership authority and responsibilities:

•	approve agendas for all Board meetings, in coordination with the Chairman and CEO;
•	approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items, in coordination with the Chairman and CEO;
•	preside at all Board meetings at which the Chairman is not present, including executive sessions of the non-executive directors;
•	authority to call meetings of the Board of Directors in executive session;
•	provide feedback to the Chairman and CEO, as appropriate, from executive sessions of the Board;
•	facilitate discussions, outside of scheduled Board meetings, among the non-executive directors on key issues concerning senior management;
•	assist the Board, the Nominating and Governance Committee and the officers of the Company in implementing and complying with the Board’s Corporate Governance Guidelines;
•	foster Board leadership on matters of governance where independence is required, and monitor and improve Board effectiveness;
•	serve as a liaison between the non-executive directors and the Chairman and CEO, in consultation with the other directors;
•	lead the non-executive directors’ discussions of succession planning and evaluation of the performance of the CEO;
•	be available for consultation and direct communication with stockholders; and
•	perform such additional duties and responsibilities as the Board or the non-executive directors may from time to time determine.

The Board’s Role in Risk Oversight

As set forth in our Corporate Governance Guidelines, the Board routinely assesses major risks facing the Company and options for their mitigation, in order to promote the Company’s stockholders’ and other stakeholders’ interests in the long-term health and the overall success of the Company and its financial strength.

The full Board is actively involved in overseeing risk management for the Company. We believe that our Board composition provides the Company with robust experience in several areas of risk oversight. Several of our Board members, including Messrs. Galuccio, Kibsgaard, and Papa and Dr. Mitrova have valuable experience in the regulatory, economic and commodity risks that are specific to our industry, while Messrs. Kudryatsev, Reif and Seydoux have valuable experience in science and technology issues. In addition, many members of our Board, including Messrs. Currie, Reif and Seydoux and Msses. Nooyi and Olayan, all provide expertise in general business governance, capital allocation, management and economic trends relevant to our business.

The Board also manages risk in part through its oversight of the Company’s Executive Risk Committee (the “ERC”) comprised of more than half a dozen top executives of the Company from various functions, each of whom supervises day-to-day risk management throughout the Company. The ERC is not a committee of the Board. The ERC ensures that the Company identifies all potential material risks facing the Company and implements appropriate mitigation measures. The Company’s risk identification is performed annually at two levels: the ERC performs a corporate-level risk mapping exercise, which involves the CEO and several other members of senior management, and while maintaining oversight, delegates operational (field-level) risk assessment and management to the Company’s various GeoMarkets, Technologies and Functions and to its Research, Engineering, Manufacturing and Sustaining organization. To the extent that the ERC identifies recurring themes from the operational risk mapping exercises, they are acted on at the corporate level. Members of the ERC meet formally at least once a year, and more frequently on an ad hoc basis, to define and improve

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the risk mapping process, and to review and monitor the results of those exercises and those that have been delegated. The ERC reports directly to the CEO and to the full Board, and annually presents to the full Board a comprehensive report as to its risk mapping efforts for that year.

In addition, each of our Board committees considers the risks within its areas of responsibility. For example, the Finance Committee considers finance-related risks on a quarterly basis and recommends guidelines to control pension and other investments, banking relationships and currency exposures. The Compensation Committee reviews and assesses the Company’s overall compensation program and its effectiveness at linking executive pay to performance, aligning the interests of our executives and our stockholders and providing for appropriate incentives. The Science and Technology Committee reviews and assesses risks affecting the Company’s technology direction and research and development. The Nominating and Governance Committee oversees governance- and compliance-related risks, related person transactions, and reviews and discusses the Company’s Ethics and Compliance Program’s quarterly statistical report and the various allegations, disciplinary actions and training statistics brought to its attention. The Nominating and Governance Committee also considers ESG risks. The Audit Committee reviews and assesses risks related to financial reporting. The Audit Committee also discusses all significant finance-related violations of Company policies brought to its attention from time to time, and annually reviews a summary of all finance-related violations. Additionally, the outcome of the Company’s Audit Risk assessment is presented to the Audit Committee annually; this assessment identifies internal controls risks and drives the internal audit plan for the coming year. All significant violations of the Company’s Code of Conduct and related corporate policies are reported to the Nominating and Governance Committee and (if finance-related) to the Audit Committee, and, when appropriate, are reported to the full Board. Once a year, the Director of Compliance delivers to the full Board a comprehensive Annual Compliance Report. The risks identified within the Ethics and Compliance Program are incorporated into the ERC’s enterprise risk management program described above.

Meetings of the Board of Directors and its Committees

During 2018, the Board held 5 meetings. Schlumberger has an Audit, a Compensation, a Nominating and Governance, a Finance, and a Science and Technology Committee. During 2018, each of our committees met four times.

Each of our current directors attended at least 75% of the meetings of the Board and the committees on which he or she served in 2018 (held during the period he or she served).

From time to time between meetings, Board and committee members confer with each other and with management and independent consultants regarding relevant issues, and representatives of management may meet with such consultants on behalf of the relevant committee.

Board Committees

MEMBERS OF THE COMMITTEES OF THE BOARD OF DIRECTORS AS OF FEBRUARY 1, 2019

			Nominating		Science and
	Audit	Compensation	and Governance	Finance	Technology
Name of Director	Committee	Committee	Committee	Committee	Committee
Peter L.S. Currie*			Chair
Miguel Galuccio				Chair
V. Maureen Kempston Darkes(1)	Chair
Nikolay Kudryavtsev
Michael E. Marks(1)
Tatiana Mitrova
Indra K. Nooyi		Chair
Lubna S. Olayan
Leo Rafael Reif					Chair
Mark G. Papa
Henri Seydoux
*	Lead independent director.
(1)	Not standing for re-election at our 2019 annual general meeting.

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Audit Committee

The Audit Committee consists of five directors, each of whom meets the independence and other requirements of the NYSE’s listing standards and SEC rules (including the heightened requirements that apply to audit committee members). The Audit Committee assists the Board in its oversight of the accounting and financial reporting process of the Company, including the audit of the Company’s financial statements and the integrity of the Company’s financial statements, legal and regulatory compliance, the independent registered public accounting firm’s qualifications, independence, performance and related matters, and the performance of the Company’s internal audit function.

The authority and responsibilities of the Audit Committee include the following:

•	recommend for stockholder approval the independent registered public accounting firm to audit the accounts of the Company for the year;
•	evaluate the independence and qualification of the Company’s independent registered public accounting firm;
•	review with the Company’s independent registered public accounting firm the scope and results of its audit, and any audit issues or difficulties and management’s response;
•	discuss the Company’s annual audited financial statements and quarterly unaudited financial statements with management and the Company’s independent registered public accounting firm;
•	review with management, the internal audit department and the independent registered public accounting firm the adequacy and effectiveness of the Company’s disclosure and internal control procedures, including any material changes or deficiencies in such controls;
•	discuss with management the Company’s risk assessment and risk management policies;
•	discuss the Company’s earnings press releases with management, as well as the type of financial information and earnings guidance, if any, provided to analysts;
•	review the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements;
•	review with the internal audit department the status and results of the Company’s annual internal audit plan, assessments of the adequacy and effectiveness of internal controls, and the sufficiency of the department’s resources;
•	establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, as well as for confidential submission by employees, and others, if requested, of concerns regarding questionable accounting or auditing matters;
•	review material relevant related party transactions governed by applicable accounting standards;
•	oversee the preparation of an annual audit committee report for the Company’s proxy statement; and
•	oversee management’s policies for the hiring of employees or former employees of the independent auditor.

The Company’s independent registered public accounting firm is accountable to the Audit Committee. The Audit Committee pre-approves all engagements, including the fees and terms for the integrated audit of the Company’s consolidated financial statements.

The Board has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that Ms. Nooyi qualifies as an “audit committee financial expert” under applicable SEC rules. The Audit Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/audit_committee.aspx.

Compensation Committee

The Compensation Committee consists of four directors, each of whom meets the independence requirements of the NYSE’s listing standards (including the heightened requirements that apply to compensation committee members). The purposes of the Compensation Committee are to assist our Board in discharging its responsibilities with regard to executive compensation; periodically review non-executive directors’ compensation; oversee the Company’s general compensation philosophy, policy and programs; serve as the administrative committee under the Company’s stock plans; and prepare the annual Compensation Committee Report required by the rules of the SEC.

The authority and responsibilities of the Compensation Committee include the following:

•	annually review and approve the objectives, evaluate the performance, and review and recommend the compensation of the Company’s CEO to the Board’s independent directors, meeting in executive session;
•	annually review, approve and oversee management’s implementation and maintenance of a robust and written performance evaluation process for the Company’s executive officers
•	anually review and approve the compensation structure for the Company’s executive officers and approve their compensation (other than that of the CEO), including base salary, annual cash incentive and long-term incentives;
•	select appropriate peer companies against which the Company’s executive compensation is compared;
•	review incentive compensation and equity-based plans, and, at least annually, advise management and the Board on the design and structure of the Company’s compensation and benefits programs and policies, and to approve changes thereto, or to recommend changes to the Board, as the Committee determines appropriate;

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•	administer and make awards under the Company’s stock plans, and review and approve annual stock allocation under those plans;
•	review and approve or recommend to the Board, as appropriate, any employment or severance contracts or arrangements with executive officers;
•	monitor trends and best practices in, and periodically review and assess the adequacy of, director compensation and stock ownership policies, and recommend changes to the Board as it deems appropriate in accordance with the Company’s Corporate Governance Guidelines;
•	monitor and review the Company’s overall compensation and benefits program design to assess such programs’ continued competitiveness and consistency with established Company compensation philosophy, corporate strategy and objectives, linkage of pay to performance, and alignment with stockholder interests, including any material risks of such programs;
•	review people-related strategies, programs and initiatives, including recruitment, retention, engagement, talent management and diversity;
•	establish and administer stock ownership policies for executive officers and other key position holders;
•	assess the results of the Company’s most recent advisory vote on executive compensation;
•	review and discuss with the Company’s management the Compensation Discussion and Analysis required to be included in the Company’s annual proxy statement;
•	review and make recommendations to the Board regarding the Company’s response to any proposal presented by stockholders for consideration at the annual general meeting of stockholders relating to the Company’s executive or director compensation practices;
•	produce a Compensation Committee Report to be included in the Company’s annual proxy statement; and
•	be directly responsible for the appointment, compensation and oversight of the work of any consultants and other advisors retained by the Compensation Committee.

The Compensation Committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, regulation, NYSE listing standards and Schlumberger’s governing documents. The design and day-to-day administration of all compensation and benefits plans and related policies, as applicable to executive officers and other salaried employees, are handled by teams of the Company’s human resources, finance and legal department employees. The Compensation Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/compensation_committee.aspx.

Nominating and Governance Committee

The Nominating and Governance Committee consists of four directors, each of whom meets the independence requirements of the NYSE’s listing standards.

The authority and responsibilities of the Nominating and Governance Committee include the following:

•	lead the search for individuals qualified to become members of the Board;
•	evaluate the suitability of potential nominees for membership on the Board;
•	recommend to the Board the number and names of director nominees at the next annual general meeting of stockholders, or otherwise to recommend directors nominees in the event that the authorized number of directors exceeds the number elected by stockholders at such annual general meeting, and to propose director nominees to fill any vacancies on the Board;
•	annually review the qualifications and criteria taken into consideration in the evaluation of potential nominees for membership on the Board;
•	consider the resignation of a director who has changed his or her principal occupation or employer, and inform the Board as to whether or not the Nominating and Governance Committee recommends that the Board accept the resignation;
•	assist the Board with its determination of the independence of its members;
•	monitor trends, changes in law and NYSE listing standards, as well as best practices in corporate governance, and to periodically review the Company’s Corporate Governance Guidelines and recommend changes as it deems appropriate in those guidelines, in the corporate governance provisions of the Company’s bylaws and in the policies and practices of the Board in light of such trends, changes and best practices as appropriate;
•	consider issues involving “related person transactions” with directors and similar issues, including approval or ratification of any such transactions as appropriate;
•	periodically review the Company’s Ethics and Compliance Program including significant compliance allegations with the Company’s General Counsel or Director of Compliance, and oversee the Company’s Code of Conduct and policies and procedures for monitoring compliance;
•	periodically review the Company’s ESG Program, including its Global Stewardship reporting efforts, and trends in environmental, social and governance issues affecting the Company and its key public policy positions;
•	review and make recommendations to the Board regarding the Company’s response to any proposals presented by stockholders for consideration at the annual general meeting of stockholders, other than any such proposals relating solely to the Company’s executive or director compensation practices;

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•	periodically review the state of the Company’s relationships with key stakeholders, how those constituencies view the Company and the issues raised by them;
•	periodically review the Company’s policies, programs and activities related to political and charitable contributions;
•	oversee the annual evaluation of Board effectiveness and report to the Board;
•	annually review and make recommendations to the Board regarding its process for evaluating the effectiveness of the Board and its committees;
•	annually review and make recommendations to the Board regarding new director orientation and director continuing education on governance issues;
•	annually recommend to the Board committee membership and chairs, and review periodically with the Board committee rotation practices;
•	approve the membership of any Schlumberger executive officer on another listed company’s board, and receive timely information from non-employee directors of any new listed company board to which they have been nominated for election as director and of any change in their status as director on any other listed company board;
•	advise the Board on succession planning; and
•	periodically review the Board’s leadership structure, and recommend changes to the Board as appropriate, including the appointment and duties of the lead independent director.

The Nominating and Governance Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/nomgov_committee.aspx.

Finance Committee

The Finance Committee consists of five directors, each of whom, except for Messrs. Galuccio and Papa, meets the independence requirements of the NYSE’s listing standards. The Finance Committee advises the Board and management of the Company on various matters, including dividends, financial policies and the investment of funds.

The authority and responsibilities of the Finance Committee include the following:

•	recommend investment and derivative guidelines for the cash and currency exposures of the Company and its subsidiaries;
•	review the actual and projected financial situation and capital needs of the Company as needed, regarding:

–	the capital structure of the Company, including among other matters, the respective level of debt and equity, the sources of financing and equity, and the Company’s financial ratios and credit rating policy;
–	the Company’s dividend policy; and
–	the issuance and repurchase of Company stock;
•	review the insurance principles and coverage of the Company and its subsidiaries, as well as financing risks, including those associated with currency and interest rates;
•	review the investor relations and stockholder services of the Company;
•	review the financial aspects of any acquisitions submitted to the Board and, as delegated to the Finance Committee by the Board, review and approve any acquisitions covered by such delegation;
•	review the administration of the employee benefit plans of the Company and the performance of fiduciary responsibilities of the administrators of the plans; and
•	function as the Finance Committee for pension and profit-sharing trusts as required by U.S. law.

The Finance Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/ about/guiding_principles/corpgovernance/finance_committee.aspx.

Science and Technology Committee

The Science and Technology Committee consists of four directors. The Science and Technology Committee advises the Board and management on matters involving the Company’s research and development programs.

The authority and responsibilities of the Science and Technology Committee includes overseeing the following:

•	the research and development portfolio;
•	the location and distribution of research and development resources;
•	interactions with acedemic institutions;
•	information technologies and systems;
•	manufacturing technologies; and
•	the acquisition of new technologies.

The Science and Technology Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/tech_committee.aspx.

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Director Attendance at 2018 Annual General Meeting

The Board’s policy regarding director attendance at annual general meetings of stockholders is that directors are welcome, but not required, to attend, and that the Company will make all appropriate arrangements for directors who choose to attend. No director attended our annual general meeting of stockholders in 2018.

Policies and Procedures for Approval of Related Person Transactions

In January 2007, the Board formally adopted a written policy with respect to “related person transactions” to document procedures pursuant to which such transactions are reviewed, approved or ratified. Under SEC rules, “related persons” include any director, executive officer, director nominee, or greater than 5% stockholder of the Company since the beginning of the previous fiscal year, and their immediate family members. The policy applies to any transaction in which:

•	the Company is a participant;
•	any related person has a direct or indirect material interest; and
•	the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of SEC Regulation S-K.

The Nominating and Governance Committee, with assistance from the Company’s Secretary and General Counsel, is responsible for reviewing and, where appropriate, approving or ratifying any related person transaction involving Schlumberger or its subsidiaries and related persons. The Nominating and Governance Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

Since the beginning of 2018, there were no related person transactions under the relevant standards.

Code of Conduct

Schlumberger has adopted a code of conduct entitled The Blue Print and The Blue Print in Action, which applies to all of its directors, officers and employees. Together, these documents describe the purpose, ambition and mindset of the Company and expectations for its employees. Both documents are located at www.slb.com/about/codeofconduct.aspx.

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ITEM 2.	Advisory Resolution to Approve Our Executive Compensation

We are asking our stockholders to approve, on an advisory basis, the Company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to attract, motivate and retain talented executive officers;
•	to motivate progress toward Company-wide financial and personal objectives while balancing rewards for short-term and long-term performance; and
•	to align the interests of our executive officers with those of stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 26 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 49-61, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2019 annual general meeting of stockholders:

RESOLVED, that the stockholders of Schlumberger Limited (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2019 annual general meeting of stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on our Board. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board has adopted a policy providing for an annual “say-on-pay” advisory vote. Unless the Board of Directors modifies its policy on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2020.

Required Vote

A majority of the votes cast is required to approve this Item 2.

If you hold your shares in street name, please note that brokers, banks and holders of record do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker, bank or holder of record how to vote on this proposal, they will deliver a non-vote on this proposal.

The Board of Directors Recommends a Vote FOR Item 2.

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Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes Schlumberger’s compensation policies and practices as they relate to our executive officers identified in the Summary Compensation Table below (the “named executive officers,” or the “NEOs”). The purpose of the CD&A is to explain what the elements of their compensation are; why the Compensation Committee selects these elements; how the Compensation Committee determines the relative size of each element of compensation; the decisions the Compensation Committee made with respect to the 2018 compensation of the NEOs, and the reasons for those decisions.

2018 — Executive Overview

2018 was a difficult year for Schlumberger, as well as for oilfield services companies as a whole. Our common share price suffered a 46% decline year-over-year. This was very similar to the average year-over year share price decline of all companies, including our largest competitors, comprising the Philadelphia Oil Service Sector Index. The year was characterized by — and our share price was affected by — continued industry uncertainty, muted customer spending, sluggish pricing improvement and a dramatic decrease in oil prices in the fourth quarter of 2018. Our named executive officers’ 2018 cash incentive payouts, which were subject primarily to achievement of rigorous quantitative Company 2018 financial goals, paid out at less than 38% of target, underscoring the alignment between our shareholders’ experience and our executives’ 2018 cash incentive compensation. See “Elements of Total Direct Compensation; 2018 Decisions—Annual Cash Incentive Awards” beginning on page 34.

Against this backdrop, however, our senior management team delivered strong operational results in 2018. Our consolidated revenues grew for a second year in a row, increasing 8% over our 2017 revenue. We also generated $2.5 billion in free cash flow in 2018, representing a 48% increase year-over-year.(1) Over the course of 2018, our management set a solid foundation for our 2019 plans, including improving our liquidity through our focus on revenue growth, incremental margins, capital discipline and careful management of working capital.

Our strong results in the first half of 2018 were led by our OneStim® business in North America. The vertical integration of our supply chain gave us a competitive advantage in our hydraulic fracturing service lines and ensured supply-chain security in a volatile market. Also in 2018, we continued to ramp up our integrated drilling services (IDS) business in the international market, capitalizing on one of our core strengths. We believe this will result in higher margins and faster returns for these projects in 2019. Our OneSubsea product line booked $1 billion in orders during the second half of 2018, providing a solid platform for growth.

We continued our transformation by modernizing all of our internal workflows, as well as our organizational structure. This included further professionalizing our support functions, introducing cutting-edge planning, execution and collaboration tools, and adjusting our operations to increase teamwork and functional accountability. Our modernized operating platform will allow us to significantly improve our efficiency and reduce operating costs of our asset base through improved planning, distribution and maintenance. We believe that this will maximize our operational agility and competitiveness for the long-term.

Stockholder Outreach; Changes to our Executive Compensation Program

In 2018, 66.2% of the votes cast at our annual general meeting of stockholders voted in favor of our executive compensation program. Prior to our annual meeting, we contacted 20 of our largest stockholders, representing 47% of our outstanding stock, and met with 14 of them, representing 35% of our outstanding common stock, to seek their views on our executive compensation program.

Further, in August 2018, we reached out to 18 of our largest stockholders, representing 41% of our outstanding stock, and spoke to eight of these stockholders, representing 24% of our outstanding common stock. Senior members of our management team engaged these stockholders in frank and productive discussions regarding our executive compensation program and some of the alternatives we were considering in light of the stockholder feedback we received prior to the annual meeting. Our Lead Independent Director and the chairman of our Compensation Committee also participated in our engagement efforts when requested. Our management team then reported on these discussions to our Compensation Committee and our Board. In response to stockholder feedback, the Compensation Committee approved three changes to our executive compensation program, which we summarize below. One of these changes is effective for our 2018 executive compensation program, while the other two went into effect this year. Thus, the full impact of these decisions will be reflected in our 2019 executive compensation program, and will be presented in next year’s proxy statement.

(1)	See the reconciliation of non-GAAP measures to the comparable GAAP measures in Appendix A.

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Annual Cash Incentive

WHAT WE HEARD	WHAT WE DID – EFFECTIVE FOR 2018 COMPENSATION
• Some stockholders said our NEOs’ key personal objectives constituted too large a portion of their annual cash incentive opportunity, and preferred that a larger portion of their annual cash incentive awards be based on achieving quantitative Company results.

•   We reduced the weighting of our NEOs’ key personal objectives under our annual cash incentive plan from 50% to 30%, and correspondingly increased the weighting of quantitative Company financial objectives under that plan. As a result:

•   50% of our NEOs’ 2018 cash incentive plan continued to be based on achievement of adjusted EPS targets;

•   10% of our NEOs’ 2018 cash incentive plan was based on revenue targets; and

•   10% of our NEOs’ 2018 cash incentive plan was based on pre-tax operating income (“PTOI”) targets.

Long-Term Incentive (“LTI”) Equity Awards

WHAT WE HEARD	WHAT WE DID – EFFECTIVE FOR 2019 COMPENSATION

•   Some stockholders encouraged us to incorporate a total shareholder return (“TSR”) metric into our performance-based equity awards. The rationale for including this metric would be to better tie our executives’ compensation to the creation of stockholder value.

• We introduced a modifier based on relative TSR to all of our 2019 performance share unit (“PSU”) awards. Under this modifier, the number of shares earned upon vesting will be reduced by 25 percentage points if our cumulative TSR during the three-year TSR performance period is ranked in the bottom 33rd percentile relative to the TSR of the companies comprising the Philadelphia Oil Service Sector (OSX) Index. The relative TSR modifier will only reduce the number of shares earned under a PSU award, but will not increase the number of shares earned.
• Some stockholders requested that the performance and vesting period for all future PSUs be at least three years.

•   As a result of our introduction of the three-year relative TSR modifier described above, all 2019 PSUs granted to our NEOs are subject to a three-year TSR performance metric.

•   For 2019, half of the PSUs awarded to our NEOs are also subject to a two-year performance metric based on the percentage of our net income that we are able to convert to free cash flow in addition to the three-year TSR modifier. Other PSUs are subject to a three-year return on capital employed (“ROCE”) performance condition in addition to the three-year TSR modifier. As a result, all 2019 PSUs will vest, if at all, only after a three-year performance period.

Some Key Facts about our 2018 Executive Compensation

•  The 2014-2018 realized pay of our CEO is generally aligned with our TSR over the same period, demonstrating our commitment to pay for performance. See page 33.

•  Our CEO’s 2018 total compensation was $4.5 million less, or 22% lower, than his 2017 total compensation. See page 49.

•  Because our CEO and other NEOs did not achieve their baseline goals for adjusted EPS and PTOI, they earned less than 38% of their 2018 cash incentive target opportunity.

•  100% of our CEO’s stock options were “under water” as of January 31, 2019.

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Overview of Compensation Decisions for 2018

In 2018, the Compensation Committee continued to focus on strengthening the link between pay and performance; retaining and motivating our top executives; and appropriately compensating them for outperforming our competitors and increasing long-term stockholder value.

In this context, and as more fully discussed elsewhere in this CD&A, the Compensation Committee approved the following actions for our NEOs’ 2018 compensation:

•	We did not increase the 2018 LTI grant values for any of our NEOs, nor did we increase any of their 2018 target annual cash incentive opportunity.
•	We held base salaries flat for all NEOs except Messrs. Al Mogharbel and Gatt Floridia, who each received a $70,000 increase in 2018 as a result of promotions.
•	Our 2018 earnings per share, excluding charges and credits (“adjusted EPS”)(1), was $1.62, while our 2018 pre-tax operating income (“PTOI”) was $4.19 billion. Because our 2018 adjusted EPS and PTOI were both below our threshold targets under our 2018 cash incentive program, our CEO and other NEOs earned no payout under these components of our 2018 cash incentive program.
•	Our 2018 revenue was $32.82 billion, representing achievement of 96.5% of target and resulting in a payout of 78.1% of the revenue portion of the annual cash incentive. As discussed above, we increased the percentage of our NEOs’ annual cash incentive opportunity based on quantitative financial goals to 70% and we reduced the percentage that is based on key personal objectives to 30%.
•	For PSUs granted to our NEOs in January 2016, our average annual return on capital employed (“ROCE”) for the period from 2016 to the third quarter of 2018 was 310 basis points above the average ROCE of the comparator group. As a result, our NEOs earned 171% of the target shares of our common stock under these PSUs, with the final number of shares to be certified when all companies comprising our ROCE peer group report their 2018 audited results.
•	For PSUs granted to our NEOs in January 2017, we converted 133% of our cumulative net income, before charges and credits and noncontrolling interests, into free cash flow (“FCF”), over the 2017 to 2018 performance period. Our conversion rate far exceeded the maximum performance level of 115% necessary to result in that payout. As a result, our NEOs earned 250% of the target shares of our common stock under these PSUs.

Our Executive Compensation Best Practices

The following is a summary of some of our executive compensation best practices and policies.

WHAT WE DO	WHAT WE DON’T DO

Pay for Performance. 100% of our NEOs’ annual equity-based compensation is performance-based, using a variety of performance measures.

At Risk Pay. A significant portion of our NEOs’ pay is at risk, and is based on a mix of absolute and relative financial and operational metrics. 88% of our CEO’s 2018 total direct compensation was at risk.

Short-Term Incentive. At least 70% of our NEOs’ annual cash incentive plan is based on achievement of rigorous quantitative, financial goals.

Clawback Policy. Our clawback policy, and the terms of our equity awards, allow our Board to recoup performance-based cash and equity awards in specified instances.

Robust Executive Stock Ownership Guidelines. Our CEO must own our stock valued at six times his annual base salary; our executive vice presidents and CFO must own at least three times their annual base salary; and all other executive officers must own at least two times their annual base salary.

Annual Peer Compensation Review. We review the compensation opportunities for all of our officers against our peer groups annually.

Limit on Maximum Incentive Payouts. We cap the amount that can be earned under our incentive compensation arrangements as a multiple of target.

Our executive officers have no employment, severance or change-in-control agreements.

No gross-ups on excise taxes.

No hedging or pledging of Schlumberger stock by directors or executive officers.

No automatic acceleration of equity awards upon a change in control.

Our executive officers receive only very limited perquisites.

No executive pension or insurance plans exclusively for executive officers.

We do not dilute our shareholders with excessive equity grants to employees. Our 2018 “burn rate,” or stock awards granted as a percentage of common shares outstanding, was only 0.37%.

No repricing or exchange of underwater options without stockholder approval.

(1)	See the reconciliation of non-GAAP measures to the comparable GAAP measures in Appendix A.

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Framework for Setting Executive Compensation in 2018

Executive Compensation Philosophy and Goals

Our compensation program is designed so that the higher an executive’s position in the Company, the greater the percentage of compensation that is “at risk” — that is, contingent on our financial performance, long-term stock price performance and individual performance. See “—Relative Size of Direct Compensation Elements” beginning on page 30. The Company believes that having a significant portion of our executives’ compensation at risk more closely aligns their interests with the long-term interests of Schlumberger and its stockholders.

The table below sets out the elements of our NEOs’ 2018 total direct compensation; certain key features of each element; how we determine their size; and why we use these elements.

TYPE	ELEMENT	KEY FEATURES	HOW WE DETERMINE	WHY?
	ROCE Performance Share Units	• Relative performance metric • Based on our average annual ROCE compared to that of several major oilfield service competitors	• See ROCE payout/performance matrix on page 40	• Motivates and rewards executives for relative outperformance on a key financial metric
	FCF Performance Share Units	• Absolute performance metric • Based on our free cash flow as a percentage of our cumulative net income, excluding charges and credits	• See FCF payout/performance matrix on page 41	• Aligns the interests of our executives with long-term stockholder value by tying payouts to a key financial metric for the business
Annual Cash Incentive

• 50% based on achievement of adjusted EPS targets

• 10% based on achievement of revenue targets

• 10% based on achievement of PTOI targets

• 30% based on achievement of strategic, operational and key personal objectives

• EPS is the primary basis on which we set our annual performance expectations

• Revenue and PTOI are important company performance indicators

• See absolute metric performance charts on page 36

• See each NEO’s objectives on page 37

• Fosters a results-driven, pay-for-performance culture
	Annual Base Salary	• Reviewed every year in January; adjusted when appropriate • Only fixed compensation component	• Job scope and responsibilities; experience; individual performance; market data	• Provides a base level of competitive cash compensation when all other pay elements are variable

In setting our executives’ compensation, we believe that:

•	the pay of our named executive officers and other senior executives should be strongly linked to performance that is evaluated against strategic, operational and personal objectives, as described below in the section entitled “Elements of Total Direct Compensation; 2018 Decisions—Annual Cash Incentive Awards” beginning on page 34;
•	our compensation program should enable us to recruit, develop, motivate and retain top global talent, both in the short-term and long-term, by providing compensation that is competitive and by promoting the Company’s values of people, technology and profit;
•	LTI awards should encourage the creation of long-term stockholder value, align our executives’ compensation with the stockholder returns, and incentivize our executives to achieve difficult but attainable strategic and financial goals that support our long-term performance and leadership position in our industry; and
•	Through our executive stock ownership guidelines, our executives should be required to hold stock acquired through LTI awards, thereby aligning their interests with those of our other stockholders.

Promotion from within the Company is a key principle at Schlumberger, and all of our named executive officers have reached their current positions through career development within the Company. Schlumberger sees diversity of its workforce as both a very important part of its cultural philosophy and a business imperative, as it enables the Company to serve clients anywhere in the world. Schlumberger believes that its use of a consistent approach to compensation at all levels irrespective of nationality is a strong factor in achieving a diverse workforce comprising top global talent.

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Relative Size of Direct Compensation Elements

Our executive compensation program consists of three primary elements, comprising our executives’ total direct compensation:

•	LTI awards;
•	annual cash incentives; and
•	base salary.

These elements allow the Company to remain competitive and attract, retain and motivate top executive talent with current and potential future financial rewards. At the same time, this relatively simple compensation program is applied and communicated consistently to our exempt employees of more than 140 nationalities operating in more than 85 countries.

The Compensation Committee reviews the elements of total direct compensation for the NEOs throughout the year, to evaluate whether each element of direct compensation remains at levels that are competitive with companies in Schlumberger’s two main peer groups as described in “Other Aspects of our Executive Compensation Framework – Peer Group Companies” below. The Compensation Committee relies on its own judgment in making these compensation decisions after its review of external market practices of companies in our executive compensation peer groups, including the size and mix of direct compensation for executives in those companies. The Compensation Committee seeks to achieve an appropriate balance between annual cash rewards that encourage achievement of annual financial and non-financial objectives, and LTI awards that encourage positive long-term stock price performance, with a greater emphasis on LTI awards for more senior executives.

While external market data provide important guidance in making decisions on executive compensation, the Compensation Committee does not set compensation based on market data alone. When determining the size and mix of each element of an NEO’s total direct compensation, the Compensation Committee also considers the following factors:

•	the size and complexity of the executive’s scope of responsibilities;
•	leadership, management and technical expertise, performance history, growth potential, and position in reporting structure;
•	overall Company and individual performance;
•	retention needs;
•	the recommendations of the CEO (except for his own compensation); and
•	internal pay equity.

The charts below show the percentage of 2018 base salary, target annual cash incentive and LTI compensation established by the Compensation Committee in January 2018 for our CEO and other NEOs. Approximately 88% of the direct compensation of our CEO and 83% for our other NEOs was at risk, demonstrating management’s alignment with our stockholders. In 2018, the portion of our CEO’s total compensation, as well as that of our other NEOs as a group, that was at risk is as follows:

Schlumberger CEO 2018 Pay Mix	Schlumberger Other NEO 2018 Pay Mix

Based on market data provided by our independent compensation consultant, Schlumberger’s pay mix is generally more weighted toward long-term incentive compensation than that of the companies in our main comparator groups. The Compensation Committee may, at its discretion, modify the CEO’s, or any other NEO’s mix of base pay, annual cash incentive and LTIs, or otherwise adjust an NEO’s total compensation, to best fit their specific circumstances. This has historically provided flexibility to the Compensation Committee to compensate NEOs appropriately as they near retirement, when they might not receive any LTI awards for their final years of service. The Compensation Committee may also increase the size of an LTI award to an NEO if the aggregate career LTI awards granted do not adequately reflect the executive’s current position and level of responsibility within the Company, taking into account external market practices and the other factors described above.

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The Competition for our Executive Talent

A primary consideration of the Compensation Committee in overseeing our executive compensation program is the need to motivate and retain what it considers to be the best executive talent in the energy industry. We are the world’s largest oilfield services company and a constituent of Standard & Poor’s S&P 100 Index. The Compensation Committee believes that our success in delivering strong long-term stockholder returns and financial and operational results is a result of our ability to attract, develop and retain the best talent globally. A highly competitive compensation package is critical to this objective and, to this end, the Compensation Committee generally seeks to target total direct compensation for our NEOs between the 50th and 75th percentiles of the Company’s executive compensation comparator groups. An NEO’s target total direct compensation depends on a variety of factors, including tenure in a particular position, individual and Company performance, and internal pay equity. For example, the Compensation Committee generally seeks to position an executive with a relatively short tenure in a position at the 50th percentile of the Company’s executive compensation comparator groups.

Our Compensation Committee believes that the 50th to 75th percentiles is an appropriate range to target because of Schlumberger’s leading position in the oilfield services industry; because competition for our executive talent in the oil and gas industry is exceptionally fierce; and because our executives are very highly sought after, not only by our direct oilfield service competitors but by other leading companies.

In approving this target range and when setting compensation in 2018, the Compensation Committee considered that many current and former senior executive officers of leading companies in the energy industry have previously served as senior executives at Schlumberger.

We consider ourselves the “University to the Industry.” Former senior Schlumberger executives have either been, or are, senior executives at the following competitors and customers:

Baker Hughes, a GE company (past Chairman and CEO, and multiple current senior executive positions)	TechnipFMC (current Chairman, CEO, GC and multiple other senior executive positions)	Weatherford International (past acting CEO, CFO and multiple current senior executive positions)
Key Energy Services (past CEO)	Sentinel Energy Services (current CEO and Chairman)	Calfrac Well Services (current CEO)
Ensco (current CEO, current GC, current COO)	OILSERV (current CEO and other senior executive positions)	Carbo Ceramics (current President & CEO as well as other senior executive positions)
Smith International (past CEO)	BG Group (past Chairman and past COO)	Shelf Drilling Holdings Limited (current CEO and as well as other senior executive positions)
Patterson-UTI Energy (current CEO)	Frank’s International (past CEO)	Altus Intervention (multiple current senior executive positions)
Shawcor (current CEO)	CGG –Veritas (current CEO and CFO)	ConocoPhillips (past CTO)
YPF (past CEO)	BAE Systems (current CEO and current Chief Human Resources Officer)	Archer Limited (current Chairman, past CFO and GC, as well as other senior executive positions)
Dover Energy (past CFO)	National Petroleum Services (current CEO)	Team Inc. (current CEO)
Aker Solutions (current COO and other senior executive positions)	Expro (current CEO, past CEO and current CFO)	Flowserve (current CEO)
Nabors (current CFO)	Dril-Quip (current GC)	Tetra Technologies (past COO and multiple current senior executive positions)
ExLog (current Chairman)	RigNet (current GC)	Keane Group (current CEO)
Noble Corporation (current GC)	Speedcast International (current COO)

CEO = Chief Executive Officer	CFO = Chief Financial Officer	COO = Chief Operating Officer	GC = General Counsel

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The Compensation Committee retains the flexibility to set elements of target compensation at higher percentiles based on strong business performance, retention needs, for key skills in critical demand, and for positions that are of high internal value. Elements of our executives’ total direct compensation and actual payments may also be below our main comparator groups’ median as a result of our pay-for-performance philosophy, as discussed below.

Pay-for-Performance — Executive Pay and Alignment

As part of the Compensation Committee’s annual review of our executive compensation program, in July 2018 the Committee directed its independent compensation consultant, Pay Governance LLC (“Pay Governance”), to prepare a comparative pay-for-performance assessment against companies in our oil industry executive compensation peer group as identified in the section entitled “Other Aspects of our Executive Compensation Framework—Peer Group Companies” beginning on page 41. The purpose of the comparative assessment was to determine the degree of alignment between our NEOs’ total realizable compensation and our performance relative to these companies as measured by TSR, free cash flow growth and ROCE. We selected these metrics for their effectiveness in assessing long-term Company performance. TSR reflects share price appreciation, adjusted for dividends and stock splits.

We assessed performance on a three- and five-year basis ending on December 31, 2017, because the Compensation Committee believes that alignment of pay and performance is more effectively assessed over the mid- and long-term. The Compensation Committee reviewed the total realizable compensation of our CEO against that of other CEOs in our oil industry compensation peer group. It then separately reviewed the total realizable compensation of our NEOs as a group against that of named executive officers at other companies comprising that peer group.

As a result of the assessment, the Committee determined that the total realizable compensation of our CEO and the other NEOs was generally aligned with performance, with especially strong alignment between their realizable compensation and ROCE performance over both periods.

“Total realizable compensation” for each period consisted of the following:

•	actual base salary paid;

•	actual cash incentive payouts; and

•	the December 31, 2017 market value of the following:

–	the value of in-the-money stock options granted during the applicable period;

–	the value of any unvested restricted stock units (“RSUs”); and

–	for performance-based incentive awards, (i) the actual award payout value of awards vesting during the applicable period and (ii) the estimated payout values for awards granted in 2016 and 2017, based on company disclosures (and in all cases based on actual stock prices as of the end of the period, not as of the date of grant).

CEO Realized Pay

In the course of the Compensation Committee’s review of our executive compensation program, the Compensation Committee noted that for the past several years, the realized pay of Mr. Kibsgaard, our CEO, was, in general, substantially less than his total compensation as reported in in the Summary Compensation Table of our proxy statements (his “reported pay”). This is because the largest element of Mr. Kibsgaard’s pay consists of LTI awards, which are reported in the Summary Compensation Table based on their grant date accounting value, and thus do not reflect the value that could be earned or is actually received from these grants. Realized pay, on the other hand (also known as actual pay), is what Mr. Kibsgaard received during a given fiscal year. As a result, we believe that it is useful to compare his realized pay for each year, with his reported pay for the same period as illustrated in the chart below.

We calculate “realized pay” for a given year by adding together:

•	actual base salary paid;

•	the annual cash incentive payouts for that year;

•	the value of RSUs and PSUs that vested during the year, valuing the shares based on the closing price of our common stock on the last business day of the year;

•	the value of any perquisites; and

•	the gain on any stock options that were exercised that year, based on the closing price of the stock on the day of the exercise compared to the exercise price of the option.

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The chart below shows the actual compensation received by our CEO from 2014 to 2018, and demonstrates that his realized pay was significantly lower than his reported pay for all but one year during this period. Most of the compensation of our CEO, like that of our other NEOs, was at risk.

CEO Reported Pay vs. Realized Pay

For the years 2014-2018, our CEO’s realized pay was 102.3%, 48.6%, 62.3%, 30.3% and 19.6% of his reported pay, respectively. Our CEO’s 2014 realized pay was comparable to his 2014 reported pay because he exercised stock options in 2014, some of which were granted as early as 2006, and because one-time transitional PSUs that were awarded in 2013 vested in 2014.

In addition, the following chart compares the realized pay of our CEO for the years 2014-2018 to our TSR over the same period, and demonstrates that his realized pay generally correlates to our TSR over that period.

CEO Realized Pay and TSR

Pay Mix and Internal Pay Equity Review

In January 2018, the Compensation Committee analyzed the mix of our executives’ compensation elements. In carrying out its analysis, the Compensation Committee considered the relative size of direct compensation elements of companies in Schlumberger’s two main executive compensation comparator groups in the section entitled “Other Aspects of our Executive Compensation Framework—Peer Group Companies” as well as internal factors. With regard to pay mix, the Compensation Committee also reviewed the elements of compensation for the Company’s NEOs, both in relation to one another and in comparison with the average pay mix of the Company’s executive officers. Based on its review, the Compensation Committee concluded that the mix of base salary, target annual cash incentive and LTI was appropriate for each of Schlumberger’s NEOs.

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The Compensation Committee also reviewed internal pay equity at its January 2018 and October 2018 meetings. Our executive officers operate as a team. Therefore, the Compensation Committee considers internal pay equity to be an important factor in its executive compensation decisions. The Compensation Committee reviewed the compensation of the CEO in relation to the compensation of our other executive officer positions, and our executives’ compensation both in relation to one another and compared to the average compensation of our other executive officer positions. The Compensation Committee noted that the ratio of target total direct compensation between the CEO and the second-highest paid executive officer was similar to that in the three prior years. The Compensation Committee also noted that the levels of target total direct compensation for the third- to the fifth-highest paid officers were very closely clustered together, consistent with their relative positions within the Company. As a result, the Compensation Committee concluded that internal pay equity was appropriate.

Elements of Total Direct Compensation; 2018 Decisions

Base Salary

Base salary is the fixed portion of an executive’s annual compensation, which provides some stability of income since the other compensation elements are variable and not guaranteed. On appointment to an executive officer position, base salary is set at a level that is competitive with base salaries in the applicable peer compensation groups for that position and takes into account other factors described below.

Base salaries for each executive officer position are compared annually with similar positions in the applicable compensation peer groups. Base salary changes for executive officers, except the CEO, are recommended by the CEO and subject to approval by the Compensation Committee, taking into account:

•	comparable salaries for executives with similar responsibilities in the applicable peer groups;

•	comparison to internal peer positions;

•	the Company’s performance during the year relative to the previous year and to its market peers;

•	individual business experience and potential; and

•	overall individual performance.

The Compensation Committee reviews the base salary of the CEO in executive session and recommends his base salary to the non-executive members of our Board for approval, based on the criteria described above. In addition to periodic reviews based on the factors described above, the Compensation Committee may adjust an executive officer’s base salary during the year if he or she is promoted or if there is a significant change in his or her responsibilities. In this situation, the CEO (in the case of executive officers other than himself) and the Compensation Committee carefully consider these new responsibilities, external pay practices, retention considerations and internal pay equity, as well as past performance and experience. Base salary may also be reduced when an executive officer moves to a position of lesser responsibility in the Company. Alternatively, an executive’s base salary can be frozen for a number of years until it falls in line with comparable positions in the applicable compensation peer groups.

Base Salary Decisions in 2018

The Compensation Committee reviewed the compensation of each of our NEOs in January 2018. Upon review of comparative market data, the Compensation Committee determined to maintain the base salaries of our CEO and CFO at their current levels, and to increase the base salary of Messrs. Al Mogharbel and Gatt Floridia by $70,000 each in recognition of their promotions. Two of our current NEOs have had their base salaries frozen since 2011, and our CEO’s base salary has been frozen since 2015.

Annual Cash Incentive Awards

The Company pays annual performance-based cash incentives to its executives to foster a results-driven, pay-for-performance culture and to align their interests with those of our stockholders.

The Compensation Committee selects performance-based measures that it believes strike a balance between motivating an executive to increase near-term operating and financial results and driving profitable long-term Company growth and value for stockholders. Annual cash incentive awards are earned according to the achievement of financial, strategic, operational and personal objectives, as described below. The Compensation Committee reviews and approves the financial and other objectives applicable to the NEOs (and, in the case of the CEO, recommends to the independent directors of the Board the financial objectives applicable to the CEO). The Compensation Committee believes that, with regard to Company financial targets or performance goals, as well as our NEOs’ personal objectives, it is important to establish criteria that, while very difficult to achieve in an uncertain global economy, are realistic.

As discussed above, based on stockholder feedback, the Compensation Committee tied 70% of our NEOs’ 2018 annual cash incentive payout opportunity to the achievement of quantitative financial goals, while the remaining 30% is based on our NEOs’ achievement of pre-established personal objectives, which typically contain key strategic, operational and individual goals (“KPOs”).

In making this change, we introduced two new financial measures to our 2018 cash incentive program: revenue and PTOI. Each of these metrics accounted for 10% of our NEOs’ 2018 cash incentive opportunity. The Compensation Committee believes using PTOI as a performance metric incentivizes our executives to increase earnings by entering into contracts that generate strong returns for the Company. The Compensation Committee also believes that, in

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this stage of the industry recovery, using revenue as a performance metric incentivizes our executives to continue to grow the business and gain market share for the long-term. In addition to these financial performance measures, 50% of the 2018 cash incentive opportunity continued to be tied to adjusted EPS.

In response to stockholder feedback, we reduced the weighting of our NEOs’ key personal objectives under our annual cash incentive plan from 50% to 30%, and increased the weighting of quantifiable financial objectives.

As a result of these changes, the quantitative financial component of our 2018 annual cash incentive program included three different metrics: adjusted EPS, revenue and PTOI, as reflected by the following chart:

Adjusted EPS

The maximum cash incentive opportunity for our NEOs under the adjusted EPS portion of our annual cash incentive plan can be up to 300% of target, based on achievement of superior financial results. However, the remaining objectives are not subject to a maximum performance multiplier, meaning the maximum payout with respect to this half of the target annual cash incentive is 100% of target. As a result, an executive’s maximum annual cash incentive payment cannot exceed 200% of target.

The Compensation Committee determined that it was appropriate in 2018 to continue to tie a substantial portion of our NEOs’ annual cash incentive opportunity to achievement of adjusted EPS goals, because it best reflects stockholder value creation and aligns the interests of management with those of our stockholders. The Compensation Committee selected adjusted EPS as an absolute measure because it is the primary absolute basis on which we set our performance expectations for the year. We believe that consistent adjusted EPS growth leads to long-term stockholder value.

As a general matter, when considering the Company’s operating results for purposes of the financial portion of the annual cash incentive, the Compensation Committee may take into account unusual or infrequent charges or gains, depending on the nature of the item. The Compensation Committee may make adjustments when it believes that our executives would be inappropriately penalized by, or would inappropriately benefit from, these items. For example, the Compensation Committee may determine to exclude charges that arise from actions that management takes to proactively address events beyond its control, such as the recent industry downturn. Consistent with prior years, the Compensation Committee evaluated our 2018 performance based on adjusted EPS. For purposes of the adjusted EPS portion of our 2018 cash incentive program, the Compensation Committee believed that it was appropriate to modify earnings per share based on GAAP for items that did not reflect Schlumberger’s operating trends, such as a gain on divestiture of a business and certain asset impairment charges.

Key Personal Objectives

Our NEOs’ personal objectives are approved at the start of the fiscal year. The Compensation Committee reviews and, subject to approval by the independent directors of the Board, approves the strategic personal objectives of the CEO. and assesses his performance against those objectives in determining a portion of his annual cash incentive award, taking into account performance for the just-completed fiscal year versus predefined commitments for the fiscal year; unforeseen financial, operational and strategic issues of the Company; and any other information it determines is relevant. The CEO reviews and approves the personal strategic objectives of the other NEOs, and assesses their performance against their pre-approved objectives in a similar way.

Each NEO’s annual cash incentive opportunity is tied to achievement of quantitative and qualitative goals that are specific to that NEO’s position, and may relate to:

•	profitability or revenue growth in the NEO’s area of responsibility;

•	market penetration;

•	acquisitions or divestitures;

•	non-financial goals that are important to the Company’s success, including:

–	people-related objectives such as retention, engagement and diversity;

–	ethics, compliance and governance;

–	health, safety and environmental objectives;

–	new technology introduction; and

•	any other business priorities.

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2018 Annual Cash Incentive Results

Upon review of market data of the applicable compensation peer groups, and taking into consideration internal pay equity and that the target annual cash incentive of our NEOs was already positioned competitively from a market perspective, the Compensation Committee determined in January 2018 to leave the target annual cash incentive opportunity for all NEOs unchanged from 2017. As a result, the 2018 target annual cash incentive for our CEO was 150% of his base salary and 100% of base salary for our other NEOs.

All of our NEOs earned less than 38% of their respective annual cash incentive opportunity in 2018. In addition, the 2018 total compensation of our CEO, as reported in the Summary Compensation Table, was approximately $4.5 million less than his 2017 total compensation. This was largely as a result of the zero payout under the adjusted EPS and PTOI portions of our annual cash incentive program.

2018 Adjusted EPS Targets and Results

The process used to set annual adjusted EPS targets starts at the end of each year with an extensive review of plans and projections for the following year following bottom-up planning from the field. Adjusted EPS targets are subject to increase or decrease year-over-year, taking into account:

•	industry cycles;

•	anticipated customer spending;

•	activity growth potential;

•	pricing;

•	introduction of new technology; and

•	commodity prices.

At the January 2018 meeting, the Compensation Committee approved the following full-year adjusted EPS targets and corresponding payouts for 2018:

2018 Adjusted EPS Performance Targets		% of Adjusted EPS Portion (Payout %)
Less than	$1.75	0%
	$1.75	50%
	$1.90	100%
	$2.40	300%

For adjusted EPS results between any two targets, payout is prorated. No cash incentive is earned if we do not achieve the minimum adjusted EPS target.

For 2018, the Compensation Committee approved adjusted EPS targets at levels that reflected expected improvement from adjusted EPS of $1.50 achieved in 2017, which took into account factors that would potentially limit adjusted EPS gains, such as market conditions, management’s low visibility as to when customer spending would meaningfully improve, and its view that our business would not immediately recover pricing concessions extended to customers in the recent downturn.

Our 2018 adjusted EPS(2) was $1.62, while 2018 earnings per share on a GAAP basis was $1.53. Because we did not achieve our threshold adjusted EPS target, our NEOs earned no payout under the adjusted EPS component of the 2018 cash incentive plan.

2018 Revenue Targets and Results

The process used to set annual revenue targets starts with a review of plans and projections following analysis of expected customer spend, projects and internal planning. Revenue targets may increase or decrease year-over-year, taking into account the same factors listed under adjusted EPS above.

The Compensation Committee set the following full-year revenue targets and corresponding payouts for 2018. In setting these goals for 2018, the Compensation Committee approved revenue targets at levels that reflected expected improvement from 2017 revenue of $30.4 billion.

2018 Revenue Performance Targets		% of Revenue Portion (Payout %)
Less than	$31.28 billion	0%
	$31.28 billion	50%
	$34.00 billion	100%

For revenue results between the minimum and maximum target, payout is prorated. No cash incentive is earned if we do not achieve the minimum revenue target.

Our 2018 revenue was $32.82 billion, representing achievement of 97% of target. This resulted in a payout of 78.1% of the revenue portion of the 2018 cash incentive plan.

2018 PTOI Targets and Results

The process used to set annual consolidated PTOI targets starts with a review of plans and projections following bottom-up planning from the field. PTOI targets may increase or decrease year-over-year, taking into account the same factors listed under adjusted EPS above.

The Compensation Committee set the following full-year PTOI targets and corresponding payouts for 2018. In setting these goals, the Compensation Committee approved PTOI targets at levels that reflected expected improvement from 2017 revenue of $3.9 billion.

2018 PTOI Performance Targets		% of PTOI Portion (Payout %)
Less than	$4.4 billion	0%
	$4.4 billion	50%
	$4.8 billion	100%

For PTOI results between any two targets, payout is prorated. No cash incentive is earned if we do not achieve the minimum PTOI target.

Our 2018 PTOI was $4.19 billion. Because we did not achieve our threshold PTOI target, our NEOs earned no payout under the PTOI component of the 2018 cash incentive plan.

(2)	See the reconciliation of non-GAAP measures to the comparable GAAP measures in Appendix A.

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2018 Key Personal Objectives and Results

Mr. Kibsgaard was evaluated against the following objectives, which were established at the beginning of the year:

GOAL	ACHIEVEMENT
• Maintain net inventory levels while business activity grows. This was an important goal because it resulted in efficient use of current assets and disciplined investment during the industry recovery.	• Achieved.
• Establish a strategic joint venture for subsea engineering and bidding. This will provide additional integrated service offerings to our offshore customers and proactive engineering solutions over the life of the field.	• Achieved.
• Oversee the development of several key organizational programs, including the creation and deployment of the leadership development program.	• Achieved.
• Establish the Organizational Planning & Resource Management organization and significantly improve cost control for operational expenditures. This organization will optimize personnel and asset allocation worldwide.	• Achieved.
In addition to the above objectives, Mr. Kibsgaard was evaluated against strategic personal objectives such as effective capacity gain and other objectives related to cost reductions.
Mr. Kibsgaard earned 100% of his total 2018 cash incentive award opportunity under his personal objectives.

Mr. Ayat had the following key personal objectives:

GOAL	ACHIEVEMENT
• Fully resolve major commercial dispute with significant customer.	• Substantially Achieved.
• Complete the divestiture of our WesternGeco seismic fleet on satisfactory financial terms.	• Achieved.
• Prepare executive succession plan and training.	• Achieved.
Mr. Ayat earned 93.3% of his total 2018 cash incentive award opportunity under his personal objectives.

Mr. Belani had the following key personal objectives:

GOAL	ACHIEVEMENT
• Reduce engineering and manufacturing inventory to specified base amount. This reduces storage costs and promotes efficiency through the production of high-demand tools.	• Achieved.
• Complete the roll-out of specific products into Schlumberger rigs.	• Achieved.
• Reduce the costs of manufacturing products in business lines by a pre-established target.	• Achieved.
Mr. Belani earned 100% of his total 2018 cash incentive award opportunity under his personal objectives.

Mr. Gatt Floridia had the following key personal objectives:

GOAL	ACHIEVEMENT
• Reduce North American days sales outstanding (“DSO”) by a pre-established target.	• Substantially Achieved.
• Reduce total reportable incident frequency (“TRIF”) in the Western Hemisphere to a target threshold.	• Substantially Achieved.
• Oversee leadership development program for all senior managers.	• Achieved.
Mr. Gatt Floridia earned 86.7% of his total 2018 cash incentive award opportunity under his personal objectives.

Mr. Al Mogharbel had the following key personal objectives:

GOAL	ACHIEVEMENT
• Reduce International DSO by a pre-established target.	• Achieved.
• Reduce TRIF in the Eastern Hemisphere to a target threshold.	• Achieved.
• Oversee leadership development program for all senior managers.	• Achieved.
Mr. Al Mogharbel earned 100% of his total 2018 cash incentive award opportunity under his personal objectives.

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2018 Annual Cash Incentive Results

Name	Incentive Target as percentage of Base Salary (%)	Financial Objectives Weighting (%)	Financial Portion Achieved (%)	Personal Objectives Weighting (%)	Personal Portion Achieved (%)	Total 2018 Incentive Paid as % of Target	(1)
P. Kibsgaard	150	70	11.7	30	100.0	37.8
S. Ayat	100	70	11.7	30	93.3	35.7
A. Belani	100	70	11.7	30	100.0	37.8
A. Gatt Floridia	100	70	11.7	30	86.7	33.8
K. Al Mogharbel	100	70	11.7	30	100.0	37.8

(1)	Equals the sum of both the financial portion and the personal portion of the annual cash incentive achieved, expressed as a percentage of target.

Long-Term Equity Incentive Awards

LTI awards are designed to give NEOs and other high-value employees a long-term stake in the Company, provide incentives for the creation of sustained stockholder value, act as long-term retention and motivation tools, and directly tie employee and stockholder interests over the long term.

Based on feedback from our stockholders, beginning in 2017 the Compensation Committee granted 100% of our executives’ LTI awards in the form of PSUs, with payouts contingent on achievement of both absolute and relative Company financial performance goals. In prior years, our NEOs and other executive officers received 50% of their target LTI compensation in the form of performance-based equity awards and 50% in the form of stock options.

The Compensation Committee believes that granting solely PSUs serves the following objectives:

•	to create a stronger and more visible link between executive pay and Company performance;
•	to further align our executives’ interests with those of our stockholders;
•	to mitigate the impact of the volatility of the stock market and the cyclical nature of our industry on our LTI program;
•	to better incentivize and retain our senior executives during any business cycle; and
•	to tie management incentives to key metrics that our management can more readily control.

Awards of PSUs are currently limited to our NEOs and other senior executive officers. No shares will vest under the PSUs awarded to our NEOs if we do not achieve pre-established threshold performance levels. No dividends will accrue or be paid on any unvested PSUs during the applicable performance periods.

Payouts under 2016 Three-Year ROCE PSUs and 2017 Two-Year Free Cash Flow PSUs

In early 2016, our Compensation Committee granted PSUs to our NEOs and conditioned payout based on our average annual ROCE achieved over a three-year performance period as compared to the average annual ROCE of key oilfield services competitors taken together over the same period (the “2016 ROCE PSUs”). These competitors were Halliburton, Baker Hughes, a GE company, Weatherford, National Oilwell Varco and TechnipFMC.

In early 2017, our Compensation Committee granted PSUs to our NEOs and conditioned payout based on the cumulative free cash flow generated from January 1, 2017 to December 31, 2018, as a percentage of net income generated over that same period, excluding charges and credits (the “2017 FCF PSUs”).

At its meeting in early 2019, the Compensation Committee approved the results of (a) the three-year performance period for the 2016 ROCE PSUs and (b) the two-year performance period for the 2017 FCF PSUs, both relative to the performance criteria that the Committee had previously approved. Specifically:

•	the Compensation Committee determined that we achieved cumulative FCF of 133% for the two-year performance period, representing achievement of 250% of target. As a result, our NEOs earned 250% of the target shares under the 2017 FCF PSUs. We issued the shares that were earned under the FCF PSUs in the form of restricted stock. These shares are subject to a mandatory one-year hold period. They will convert to non-restricted shares at the end of the one-year hold period, contingent on continued employment with us as of that date.
•	the Compensation Committee determined that, based on the available reported results of the ROCE comparator companies, the 2016 ROCE PSUs had been earned at 171% of target, based on annual average ROCE of 310 basis points above the average of the comparator group through September 30, 2018, being the most recent fiscal period end reported by the companies comprising the comparator group. Because most of the companies in the ROCE comparator group had not yet reported their 2018 audited results, and because the award agreements for the 2016 ROCE PSUs

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provide that the PSUs are earned and settled in common stock as soon as practicable following the end of the performance period, the Compensation Committee approved the issuance of 90% of the shares that the Compensation Committee determined had been earned under the 2016 ROCE PSUs according to the information available to the Committee at the time. Any additional shares finally determined to have been earned will be issued after all of the ROCE comparator companies disclose their full-year 2018 audited results.

Due to our recent stock price, the earned value of our NEOs’ PSU payouts in January 2019 was substantially less than the grant values that the Committee approved when it awarded the PSUs. Although the 2016 ROCE PSUs paid out at 171% of target and the 2017 FCF PSUs paid out at 250% of target, the actual earned value of each of these grants in January 2019 was approximately 135% of the grant value.

How We Determined the Value of 2018 LTI Equity Awards

The value of an executive’s LTI grant increases with the level of an executive’s responsibility at the Company. For the CEO and our other NEOs, it is the largest element of their total direct compensation package. In determining the value of LTI awards granted to NEOs, the Compensation Committee (in recommending approval by the Board of the CEO’s awards) and the CEO (in recommending awards for the other NEOs) first considers market data regarding the LTI value for the most comparable positions in the Company’s executive compensation comparator groups, as well as several other factors, which may include:

•	the Company’s financial and operating performance during the relevant period;
•	the size and mix of the compensation elements for the executive officer;
•	retention;
•	achievement of non-financial goals;
•	the executive officer’s contribution to the Company’s success;
•	the level of competition for executives with comparable skills and experience;
•	the total value and number of equity-based awards granted to an executive over the course of his or her career, together with the retentive effect of additional equity-based awards; and
•	internal equity of peer position career grants.

The Compensation Committee approved the target dollar value of LTI awards for our NEOs in 2018 at its January meeting, based on the relevant factors above.

LTI Grants to our NEOs in 2018

The Compensation Committee decided to hold 2018 target LTI grant values flat for all our NEOs, based on its review of comparator peer group data and the current market environment. The actual grant date fair value of each grant, computed in accordance with applicable accounting standards, is disclosed in the Grants of Plan-Based Awards for Fiscal Year 2018 table below. The tables below detail the estimated grant date fair value and number of ROCE PSUs and FCF PSUs granted to the NEOs.

In January 2018, the Compensation Committee approved (and in the case of our CEO, the non-executive members of the Board approved) PSUs with a three-year performance period. They will vest, if at all, based on our average annual ROCE achieved over a three-year performance period commencing in 2018 as compared to the average annual ROCE of several oilfield services competitors taken together, over the same period (the “2018 ROCE PSUs”). The Compensation Committee selected Halliburton, Baker Hughes, a GE company, Weatherford, National Oilwell Varco and TechnipFMC as the comparator group of oilfield services companies for the 2018 ROCE PSUs. The 2018 ROCE PSUs constitute 50% of our executives’ 2018 target LTI dollar value. See “—2018 ROCE PSUs: Performance Measure and Goals.”

Also in January 2018, the Compensation Committee approved (and in the case of our CEO, the non-executive members of the Board approved) PSUs with a two-year performance period and an additional mandatory one-year hold period. These will vest, if at all, based on the percentage of our cumulative net income, excluding charges and credits, that we are able to convert to free cash flow in 2018 and 2019 (the “2018 FCF PSUs”). The 2018 FCF PSUs constitute the other 50% of our executives’ 2018 target LTI dollar value. Any 2018 FCF PSUs earned will be issued in the form of restricted stock during the mandatory one-year hold period. They will convert to non-restricted shares at the conclusion of the one-year hold period, contingent on continued employment with us as of that date. See “—2018 Free Cash Flow PSUs: Performance Measure and Goals.”

The following table shows the grant values of the NEOs’ 2018 LTI awards and the year-over-year percentage change between the two amounts.

Name	Target Number of ROCE PSUs	Target Number of FCF PSUs	Target Value of 2018 Grants	Target Value of 2017 Grants	% Change
P. Kibsgaard	84,100	82,000	$12,000,000	$12,000,000	0%
S. Ayat	28,000	27,300	$4,000,000	$4,000,000	0%
A. Belani	25,200	24,600	$3,600,000	$3,600,000	0%
A. Gatt Floridia	22,400	21,900	$3,200,000	$3,200,000	0%
K. Al Mogharbel	22,400	21,900	$3,200,000	$3,200,000	0%

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2018 ROCE PSUs: Performance Measure and Goals

In January 2018, the Compensation Committee set goals for the 2018 ROCE PSUs based on our average annual ROCE over a three-year performance period as compared to the average annual ROCE of the oilfield services competitors previously described, taken together over the same period. ROCE is a measure of the efficiency of our capital employed and is a comprehensive indicator of long-term Company and management performance. The performance period for the 2018 ROCE PSUs began on January 1, 2018 and ends on December 31, 2020.

We selected a ROCE metric that is relative because it allows us to directly compare how we deploy our capital against these key comparator companies in oilfield services. This is also the metric that the Compensation Committee approved for the PSUs issued to our NEOs in 2017.

Our selection of ROCE as the performance metric for the 2018 ROCE PSUs is also consistent with our strategic direction and transformation initiatives. Furthermore, ROCE measures performance in a way that is tracked and understood by many of our investors. The Compensation Committee believes that tying a part of our senior executives’ LTI pay to our efficiency goals and comparing them to that of key comparator companies in oilfield services will motivate our executives to continue to be innovative. The Compensation Committee also believes that improvements in efficiency through innovation will increase revenue and improve margins through our continued focus on pricing and cost control.

Vesting of the 2018 ROCE PSUs is conditioned on the Company’s achievement of a pre-determined threshold of relative annual ROCE of no fewer than 600 basis points below the average of all companies comprising the comparator group for the performance period. In calculating this achievement, the Compensation Committee will certify the average ROCE for each of the Company and the comparator group as a whole, in each case over the three-year performance period. If the relative ROCE achieved is less than or equal to 600 basis points below the average of the competitor group, no shares will be earned.

The number of PSUs that will vest and convert to shares as of the vesting date can range from 0% to 250% of the number of 2018 ROCE PSUs awarded. In no event will payout exceed 250%. The percentage achieved will depend on our performance compared to that of our competitors during the performance period as illustrated in the following graph. At the end of the performance period, the Compensation Committee will determine the percentage of shares earned based on the graph below.

2018 ROCE PSU Payout Matrix

We calculate ROCE as a ratio, the numerator of which is (a) income from continuing operations, excluding charges and credits plus (b) after-tax net interest expense, and the denominator of which is (x) stockholders’ equity, including non-controlling interests (average of beginning and end of each quarter in the year), plus (y) net debt (average of beginning and end of each quarter in the year). The Compensation Committee may adjust the Company’s income from continuing operations to take into account the effect of significant impacts or activities that are not representative of underlying business operations, such as acquisitions, divestitures, asset impairments and restructurings. Furthermore, the Compensation Committee evaluates, and may adjust for, the effect of acquisitions or divestments on a case-by-case basis for purposes of the ROCE calculation.

As stated previously, the ROCE PSUs issued to our NEOs in January 2019 are subject to a three-year relative TSR modifier.

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2018 Free Cash Flow PSUs: Performance Measure and Goals

In January 2018, the Compensation Committee set goals for the 2018 FCF PSUs based on the percentage of our cumulative net income, excluding charges and credits, that we are able to convert to free cash flow over a two-year performance period. Free cash flow is an important liquidity measure for the Company and is useful to investors and to management as a measure of the Company’s ability to generate cash. The performance period for the FCF PSUs began on January 1, 2018 and ends on December 31, 2019. The Committee believed it was appropriate to set two-year performance FCF goals due to the difficulty in setting meaningful performance targets over longer periods of time in our cyclical industry. The Compensation Committee set the target FCF conversion goal at 70% due to higher year-over-year capital expenditures and mobilization costs expected to be required to capture new business in 2018.

Our selection of free cash flow as a percentage of net income as the performance metric for the 2018 FCF PSUs is also part of our goal to align executive compensation with stockholder return. We present free cash flow to our investors as a measure of our ability to generate cash. Once business needs and obligations are met, this cash can be used to reinvest in the Company for future growth or to return to stockholders through dividend payments or share repurchases. The Compensation Committee believes that tying a part of our NEO’s LTI pay to our efficiency in converting net income to free cash flow will incentivize our management to seek out appropriate opportunities to increase the liquidity of the Company in accordance with our transformation goals.

Free cash flow represents cash flow from operations less capital expenditures, SPM investments and multiclient seismic data costs capitalized. For purposes of the 2018 FCF PSUs, free cash flow will also exclude the acquisition of baseline production and investments up to first production for SPM projects. Not excluding these payments would create a potential disincentive to invest in the SPM business because such costs would reduce free cash flow. The Compensation Committee has the discretion to adjust the Company’s income from continuing operations to take into account the effect of significant impacts or activities that are not representative of underlying business operations, such as acquisitions, divestitures, asset impairments and restructurings. Furthermore, the Compensation Committee evaluates, and may adjust for, the effect of acquisitions or divestments on a case-by-case basis for purposes of the free cash flow calculations.

Vesting of the 2018 FCF PSUs requires us to convert no less than 50% of our net income to free cash flow over the performance period. In calculating this achievement, the Compensation Committee will certify the cumulative free cash flow and net income generated by the Company over the two-year performance period. If the percentage of free cash flow conversion is less than or equal to 50%, no shares of our common stock will be earned.

The number of PSUs that will convert to shares at the end of the performance period can range from 0% to 250% of the number of 2018 FCF PSUs awarded. In no event will payout exceed 250%. The percentage achieved will depend on our performance over the performance period as illustrated in the following table. At the end of the performance period, the Compensation Committee will determine the number of shares earned based on the table below.

Cumulative Free Cash Flow Conversion Percentage	% of Target Shares Earned (Payout %)	(1)
Less than or equal to 50%	0%
60%	50%
70%	100%
90%	200%
Equal to or greater than 100%	250%

(1)	Fractional shares rounded up to the next whole share. Number of shares determined by linear interpolation between performance levels.

Any 2018 FCF PSUs earned will initially be issued in the form of restricted common stock and be subject to a mandatory one-year hold period. The restricted shares will convert to non-restricted shares at the end of the one-year hold period, contingent on continued employment with us as of that date. We believe this mandatory hold period fosters retention of our executive talent and better aligns the interests of our executives with that of our stockholders.

As stated previously, the FCF PSUs issued to our NEOs in January 2019 are subject to a three-year relative TSR modifier (but not a one-year hold period). As a result of the relative TSR modifier applicable to the 2019 FCF PSUs, all performance-based equity awards issued to our NEOs in 2019 will vest, if at all, only after a full three-year performance period.

Other Aspects of our Executive Compensation Framework

Peer Group Companies

The Compensation Committee considers formal executive compensation survey data prepared by Pay Governance when it reviews and determines executive compensation. The Compensation Committee also reviews information on the executive compensation practices at various “peer group” companies when considering changes to the Company’s executive compensation program. To prepare for its executive compensation analysis, the Company’s executive compensation department works with Pay Governance to match Company positions and responsibilities against survey positions and responsibilities and to compile the annual compensation data for each executive officer.

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The Company has two main executive compensation peer groups, the oil industry and general industry peer groups (our “main comparator groups”). The survey data prepared by Pay Governance summarize the compensation levels and practices of our main comparator groups, as follows:

•	the “oil industry peer group,” which comprises companies in the oil services industry, as well as E&P companies and integrated oil and gas companies, in each case with annual revenues between $5.7 billion and $103 billion; and
•	the “general industry peer group,” which comprises other large technology-focused companies with significant international operations and annual revenues between $13 billion and $62 billion and market capitalizations of greater than $7 billion.

The Compensation Committee’s selection criteria for companies comprising the main comparator groups include:

•	potential competition for executive talent;
•	revenue and market capitalization;
•	global presence and scope of international operations; and
•	companies viewed as leaders in their industry.

The Compensation Committee, with the assistance of Pay Governance, annually reviews specific criteria and recommendations regarding companies to add to or remove from the comparator groups. As a general matter, the Company selects suitable comparator companies such that companies in each of our two main comparator groups, at the median, approximate Schlumberger’s estimated revenue in the then-current year and its then-current market capitalization. The Compensation Committee modifies the peer group criteria as appropriate while seeking a satisfactory degree of stability, to provide a consistent basis for comparison. A challenge facing the Company in determining the companies appropriate for inclusion in our two main comparator peer groups for 2018 executive compensation decisions was the Company’s high market capitalization relative to its revenue, rendering it difficult to position Schlumberger at the median of each group.

Oil Industry Peer Group

The oil industry peer group comprises companies in the oil services industry with revenues greater than $5.7 billion, as well as E&P companies and integrated oil and gas companies, all with annual revenues between $7.5 billion and $103 billion. The broad revenue range is due to the limited number of peer companies in Schlumberger’s immediate revenue range, and the fact that all other oilfield service companies have lower revenue than Schlumberger. Because of Schlumberger’s significant international operations, this peer group includes non-U.S. energy and energy-related companies that also meet the criteria set forth above. Some members of this peer group frequently target Company executives for positions at the peer company. See “—The Competition for our Executive Talent,” on page 31.

The Compensation Committee decided to include E&P companies in this peer group based on a number of factors. First, because Schlumberger was significantly larger than all of its direct competitors in the oilfield services industry in terms of revenue and market capitalization, the Compensation Committee believed that the addition of E&P companies provided a more appropriate and complete comparator group. In addition, the Compensation Committee believed that the inclusion of E&P companies is appropriate because our executives have been hired by E&P companies in the past, and market consolidation has reduced the number of direct competitors in the oilfield services industry, thus increasing the prominence of E&P companies as competitors for executive talent.

In July 2017, the Compensation Committee reviewed the companies constituting our two main comparator groups effective for 2018 executive compensation decisions, based on the criteria set forth above. At the time of its review, Schlumberger’s full-year 2017 revenue was forecast to be approximately $30 billion. Applying the selection criteria set forth above, the Compensation Committee approved the removal of Apache Corporation from the oil industry peer group because it did not meet the revenue criterion described above. The Compensation Committee also approved the addition of Petrofac and TechnipFMC to this group based on the selection criteria set forth above, effective for 2018 compensation decisions.

As a result of the foregoing, Schlumberger was in the 71st percentile of the oil industry peer group in terms of revenue, and in the 95th percentile of the oil industry peer group in terms of market capitalization.

The following companies constitute the oil industry peer group effective for relevant 2018 compensation decisions:

Oil Industry Peer Group

Oil services, E&P, and integrated oil and gas companies with annual revenues between $5.7B and $103B

Anadarko Petroleum	Baker Hughes†	BHP Billiton	Chevron	ConocoPhillips
Devon Energy	Eni SpA	EOG Resources	GE Oil and Gas†	Halliburton
Imperial Oil Limited	Marathon Petroleum	National Oilwell Varco	Occidental Petroleum	Petrofac*
Phillips 66	Suncor Energy	TechnipFMC*	Valero	Weatherford

*	Added to the group for 2018 executive compensation decisions.

†	Baker Hughes and GE Oil and Gas are both included in this peer group because the Compensation Committee approved this peer group in 2017, when the two companies had not yet merged.

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General Industry Peer Group

The Compensation Committee considers data from the general industry peer group as it deems necessary or advisable to the extent that data from the first peer group may not exist, or may be insufficient, for some executive officer positions. The second group is also particularly relevant for non-operations positions, where the skills and experience may be easily transferable to other industries outside the oil and gas industry.

The general industry peer group provides data from large companies with significant international operations, and supplements the compensation data from the oil industry peer group, whose companies are closer to Schlumberger in industry type but have widely varying revenue sizes. The general industry peer group:

•	includes multi-national companies with (i) non-U.S. annual revenue of at least 20% of consolidated revenue; (ii) a technical focus; (iii) annual revenues between $13 billion and $62 billion; and (iv) market capitalization of at least $7 billion;
•	excludes companies that do not have a significant international scope;
•	includes less than 25% of the companies within a peer group in any single industry; and
•	excludes companies in industries that are least comparable to Schlumberger’s, such as entertainment, finance and retail.

In July 2017, the Compensation Committee, applying the selection criteria set forth above, approved the addition of 10 companies — Abbott, AbbVie, Eli Lily, Emerson Electric, Freeport-McMoRan, Gilead Sciences, HP, HP Enterprise, Medtronic and SAP — to the general industry peer group, effective for 2018 compensation decisions. Seven companies were removed from this peer group. The Compensation Committee approved the removal of Coca-Cola and Unilever because these companies did not meet the technology focus criterion above. Alphabet, Airbus, Johnson & Johnson, PepsiCo and Procter & Gamble were removed because they did not meet the revenue criteria described above.

As a result of the foregoing, Schlumberger was positioned at the 46th percentile of the general industry peer group in terms of revenue, and the 77th percentile of that peer group in terms of market capitalization.

The following companies constitute the general industry peer group effective for relevant 2018 compensation decisions:

General Industry Peer Group

Annual revenues between $13B and $62B with technical and global focus

3M	ABB Ltd.	Abbott Laboratories*	AbbVie*	Anglo American
AstraZeneca	BAE Systems	BASF	Bayer	Caterpillar
Cisco Systems	Compagnie de Saint-Gobain	Deere & Co	Dow Chemical	E.I. Dupont de Nemours
Eli Lilly and Co.*	Emerson Electric Co.*	Fluor Corporation	Freeport-McMoRan*	General Dynamics
Gilead Sciences*	GlaxoSmithKline	Hewlett Packard Enterprise*	Honeywell	HP.*
Intel	Johnson Controls	Koninklijke Philips	Lockheed Martin	LyondellBasell
Medtronic*	Merck & Co.	Novartis	Oracle	Pfizer
QUALCOMM	Raytheon	Roche Holding	Rio Tinto	Rolls Royce
SAP SE*	Sanofi	Schneider Electric	Thermo Fisher Scientific
Texas Instruments	United Technologies

*	Added to the group for 2018 executive compensation decisions.

Additional Peer Groups for Select Positions

The Compensation Committee refers to two additional executive compensation peer groups, which were effective for 2018 compensation decisions only as to our EVP Technology. These are:

•	the “lower-revenue oil industry peer group,” which comprise smaller companies in the oil services, E&P, refining and pipeline industries with annual revenues between $0.9 billion and $8.9 billion; and
•	an “R&D-focused peer group,” which comprise various companies from the S&P 500 Index with research and development (“R&D”) expenditures, at the median, close to Schlumberger’s R&D expenditures.

These two additional peer groups serve as points of reference for the Compensation Committee, given the scope and level of responsibility of executive positions as to which the Compensation Committee requires additional compensation data. Prior to the introduction of these two peer groups, the Compensation Committee had determined that select executives who held very senior positions within the Company (including our EVP Technology) could, by virtue of their leadership experience and professional background at Schlumberger, become chief executives of other, smaller companies in the oil and gas industry.

The Compensation Committee applies the same selection criteria for companies comprising these two peer groups as for the main comparator groups; however, the global scope of international operations criteria does not apply to the lower-revenue oil industry peer group.

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Lower-Revenue Oil Industry Peer Group

Among our NEOs, the lower-revenue oil industry peer group is relevant only for the compensation of our EVP Technology. In July 2017, the Compensation Committee decided to make no changes to the lower-revenue oil industry peer group, effective for 2018 compensation decisions.

As a result of the foregoing, the following companies constitute this peer group effective for relevant 2018 compensation decisions:

Smaller Oil Industry Companies Peer Group

Oil services, E&P, refining and pipeline companies with annual revenue between $0.9B and $8.9B

Aker Solutions	AMEC	CGG-Veritas	Diamond Offshore Drilling	Ensco
Exterran Holdings	TechnipFMC††	Helmerich & Payne	John Wood Group	McDermott International
Noble Corp.	Oceaneering International	Patterson-UTI Energy	Petrofac Corporation	Rowan Companies
Shawcor	SBM Offshore	Subsea 7	Superior Energy Services	Transocean

†	FMC Technologies was replaced by TechnipFMC following its merger with Technip in 2017.

R&D Focused Peer Group — Similar R&D Expenditures

The R&D-focused peer group comprises large companies with significant international operations, some of which also are in our general industry peer group. While the 2016 consolidated revenue of these companies varied greatly, their R&D expenditures, at the median, approximated Schlumberger’s R&D expenditures in that year. As with the lower-revenue oil industry peer group, this peer group is relevant only for the compensation of our EVP Technology.

In July 2017, the Compensation Committee reviewed the criteria for the R&D-focused peer group. The Compensation Committee made substantial changes to this peer group, removing 21 companies from the list and adding 21 new companies. The 21 companies removed were 3M, Allergan, AT&T, Biogen, Broadcom Limited, Caterpillar, Dell EMC, Delphi Automotive, Exxon Mobil, Gilead Sciences, Harris Corporation, Honeywell International, HP Enterprise, Lockheed Martin, Medtronic, PepsiCo, Proctor & Gamble, Regeneron Pharmaceuticals, Rockwell Collins, Textron and Vertex Pharmaceuticals.

The following 50 companies constitute the R&D-focused peer group effective for relevant 2018 compensation decisions:

General Industry Peer Group Companies with R&D Focus

Median R&D expenses similar to Schlumberger’s R&D expenses

Abbott Laboratories	Activision Blizzard*	Adobe Systems	Advanced Micro Devices*	Alexion Pharmaceuticals*
Analog Devices*	Applied Materials	Autodesk	Baxter International*	Becton, Dickinson & Co.*
Boston Scientific	CA, Inc.	Corning	Cerner*	Citrix Systems*
Cummins Inc.	Danaher Corp.	Deere & Co.	Dow Chemical	E.I. Dupont de Nemours
Eaton Corp.*	eBay Inc.	Electronic Arts	Expedia*	HP *
Intuit Inc.	Johnson Controls International	Juniper Networks	KLA-Tencor*	Lam Research
Micron Technology	Monsanto	Motorola Solutions*	Mylan*	NetApp
Netflix*	NVIDIA	PayPal Holdings	Salesforce.com	Seagate Technology
Stryker Corp.*	Symantec	Synopsys	TE Connectivity*	Texas Instruments
Thermo Fischer Scientific*	Western Digital	Xerox	Xilinx	Yahoo!

*	Added to the group for 2018 executive compensation decisions.

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Role of the Independent Executive Compensation Consultant

The Compensation Committee has retained Pay Governance as its independent consultant with respect to executive compensation matters. Pay Governance reports only to, and acts solely at the direction of, the Compensation Committee. Schlumberger’s management does not direct or oversee the activities of Pay Governance with respect to the Company’s executive compensation program. Pay Governance prepares compensation surveys for review by the Compensation Committee at its October meeting. One of the purposes of the October meeting is to assess compensation decisions made in January of that year in light of comparative data to date; another purpose of the October meeting is to prepare for the annual executive officer compensation review the following January.

Pay Governance works with the Company’s executive compensation department to compare compensation opportunities of the Company’s executive officers with compensation opportunities for comparable positions at companies included in the compensation surveys conducted by Pay Governance at the direction of the Compensation Committee. Pay Governance and the Company’s executive compensation department also compile annual compensation data for each executive officer. The Compensation Committee has also instructed Pay Governance to prepare an analysis of each named executive officer’s compensation. The Compensation Committee has also retained Pay Governance as an independent consulting firm with respect to non-employee director compensation matters. Pay Governance prepares an analysis of competitive non-employee director compensation levels and market trends using the same two main peer groups as those used in the executive compensation review.

The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and has concluded that its work did not raise any conflict of interest that would prevent Pay Governance from independently representing the Compensation Committee.

Procedure for Determining Executive Compensation; Role of Management

The Compensation Committee evaluates all elements of executive officer compensation each January, after a review of the achievement of financial and personal objectives with respect to the prior year’s results. The purpose is to determine whether any changes in an officer’s compensation may be appropriate. The CEO does not participate in the Compensation Committee’s deliberations with regard to his own compensation. At the Compensation Committee’s request, the CEO reviews with the Compensation Committee the performance of the other executive officers, but no other named executive officer has any input in executive compensation decisions. The Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions to the Company. Our Vice President of Human of Resources assists the CEO in developing the executive officers’ performance reviews and reviewing market compensation data to determine compensation recommendations for our executives. The Compensation Committee independently determines each executive officer’s mix of total direct compensation based on the factors described in “Compensation Discussion and Analysis—Other Aspects of our Executive Compensation Framework—Relative Size of Direct Compensation Elements.” Early in the calendar year, financial and personal objectives for each executive officer are determined for that year. The Compensation Committee may, however, review and adjust compensation at other times as the result of new appointments or promotions during the year.

The following table summarizes the approximate timing of significant executive compensation events:

EVENT	TIMING
Establish Company financial objectives	January of each fiscal year for current year
Establish CEO personal objectives	Early in the first quarter of the fiscal year for current year
Review and approve the peer group companies used for compensation benchmarking	July of each fiscal year
Perform competitive assessment to determine how Schlumberger’s compensation decisions compared to decisions made by companies included in the compensation surveys	October of each fiscal year for current year
Independent compensation consultant provides analysis for the Compensation Committee to evaluate executive compensation	October of each year for compensation in the following fiscal year
Evaluate Company and executive performance (achievement of objectives established in previous fiscal year) and recommend incentive compensation based on those results	Results approved in January of each fiscal year for annual cash incentive compensation with respect to prior year. The incentive earned in prior fiscal year is paid in February of the current fiscal year
Review and recommend executive base salary and determine equity-based grants	January of each fiscal year for base salary for that year and for equity-based grants

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Long-Term Equity Awards — Granting Process

The Compensation Committee is responsible for granting long-term equity-based compensation under our omnibus stock incentive plans. The Compensation Committee approves a preliminary budget for equity-based grants for the following year at each October meeting. Management determines the allocation for groups within the Company and individual recommendations are made by the heads of the Groups and approved by the CEO. The Compensation Committee approves all equity-based awards, including executive officer awards, which are recommended by the CEO, except for his own. Awards for executive officers other than the CEO are granted by the Compensation Committee and discussed with the Board. Awards for the CEO are granted by the Compensation Committee following approval by the full Board.

In addition to considering the value of each equity-based award, management and the Compensation Committee also consider the overall potential stockholder dilution impact and “burn rate,” which is the rate at which awards are granted as a percentage of common shares outstanding. Each year, the Compensation Committee reviews a budgeted grant date value of equity-based awards to our executives and other eligible employees and makes a recommendation to the Board for approval. This review and recommendation process includes an analysis of potential dilution levels and burn rates resulting from the potential grant of such awards. The Compensation Committee and management use this analysis regarding dilution levels and burn rates as an additional factor in approving long-term equity awards.

The regular Board and Compensation Committee meeting schedule is set at least a year in advance with Board meetings held quarterly, generally toward the end of January, April, July and October. The timing of these committee meetings is not determined by any of the Company’s executive officers and is usually two days in advance of the Company’s announcement of earnings. The Compensation Committee sets the equity award grant date as the day of the Board meeting. The Company does not time the release of material non-public information for the purpose of affecting the values of executive compensation. At the time equity grant decisions are made, the Compensation Committee is aware of the earnings results and takes them into account, but it does not adjust the size or the mix of grants to reflect possible market reaction.

Annual grants of equity-based awards to the NEOs, other stenior executive officers and the rest of the Company’s eligible employees are made at the January meeting of the Compensation Committee. However, specific grants may be made at other regular meetings, to recognize the promotion of an employee, a change in responsibility or a specific achievement. The exercise price for all stock options granted to executive officers and other employees is the average of the high and low trading prices of the Schlumberger common stock on the NYSE on the date of grant, which has been Schlumberger’s practice for many years. The Board and the Compensation Committee have the discretion to grant equity awards with different vesting schedules as they deem appropriate or necessary.

Executive Stock Ownership Guidelines

The Compensation Committee and management believe strongly in linking executive long-term rewards to stockholder value. Our Board, upon recommendation of the Nominating and Governance Committee and the Compensation Committee, adopted revised executive stock ownership guidelines in early 2019 applicable to executive officers and other key position holders.

Senior executives are required to hold the numbers of shares equal to the multiple of base salary set forth below.

Title	Stock Ownership Multiple
Chief Executive Officer	6x base salary
Executive Vice Presidents	3x base salary
Executive Officers (non-EVP)	2x base salary
Key Staff Positions	1x base salary

All executives subject to the guidelines must retain 50% of net shares acquired upon the exercise of stock options and after the vesting of PSUs and RSUs, after payment of applicable taxes, until they achieve the required ownership level.

The guidelines provide that executives have five years to satisfy the ownership requirements. After the five-year period, executives who have not met their minimum stock ownership requirement must retain 100% of the net shares acquired upon stock option exercises and any PSU and RSU vesting until they achieve their required ownership level. Stock ownership for the purpose of these guidelines does not include shares underlying vested or unvested stock options, unvested RSUs or unvested PSUs.

As of January 31, 2019, all of our NEOs were in compliance with our stock ownership guidelines.

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Other Executive Benefits and Policies

Retirement Benefits

In line with Schlumberger’s aim to encourage long-term careers with the Company and to promote retention, retirement plans are provided, where possible, for all employees, including named executive officers, according to local market practice. Schlumberger considers long-term benefit plans to be an important element of the total compensation package. The pension plans provide for lifetime benefits for certain employees upon retirement after a specified number of years of service and take into account local practice with respect to retirement ages. They are designed to complement but not be a substitute for local government plans, which may vary considerably in terms of the replacement income they provide, and other Company sponsored savings plans. Employees may participate in multiple retirement plans in the course of their career with the Company or its subsidiaries, in which case they become entitled to a benefit from each plan based upon the benefits earned during the years of service related to each plan. The qualified plans are funded through cash contributions made by the Company and its subsidiaries based on actuarial valuations and/or regulatory requirements.

Some of the Schlumberger U.S. retirement plans are non-qualified plans that provide an eligible employee with additional retirement savings opportunities that cannot be achieved with tax-qualified plans due to limits on annual compensation that can be taken into account or annual benefits that can be provided under qualified plans.

Officers and other employees in the United States whose compensation exceeds the qualified plan limits are eligible to participate in non-qualified excess benefit programs for 401(k), profit-sharing and pension, whereby they receive correspondingly higher benefits. Employees and executive officers assigned outside the United States are entitled to participate in the applicable plans of the country where they are assigned, including supplemental plans where available.

Retirement Practices

The Company has a practice of phased retirement, which, at the discretion of the Company, may be offered to executive officers from time to time (other than the CEO) who are approaching retirement. This practice involves a transition into retirement whereby the individual ceases being an executive officer and relinquishes primary responsibilities. He or she remains an employee and generally receives lesser salary over time for reduced responsibilities and reduced working time. The arrangements are typically in place for an average of two to three years, as agreed at the start of the term. The purpose is to allow the outgoing executive officer to support the incoming executive officer for a period of time to provide for a smooth succession and to provide resources to the Company in particular areas of expertise while agreeing not to join a competitor during the employment period. In these circumstances, the Company maintains pension contributions and other benefits such as medical and insurance, and the executive officer continues to vest in previously-granted LTI awards. During this period, however, the executive officer is no longer eligible for additional equity incentive compensation or, once his or her work time is reduced, for an annual cash incentive opportunity.

Other Benefits

Schlumberger seeks to provide benefit plans, such as medical coverage and life and disability insurance, on a country-by-country basis in line with market conditions. Where the local practice is considered to be less than the Schlumberger minimum standard, the Company generally offers the Schlumberger standard. Our named executive officers are eligible for the same benefit plans provided to other employees, including medical coverage and life and disability insurance as well as supplemental plans chosen and paid for by employees who wish additional coverage. There are no special insurance plans for our named executive officers.

Limited Perquisites

Schlumberger provides only limited perquisites to its named executive officers, which are identified in the narrative notes to the Summary Compensation Table.

No Employment Agreements or Other Arrangements

Our named executive officers do not have employment, severance or change-in-control agreements, but serve at the will of the Board. This enables the Company to terminate their employment using judgment as to the terms of any severance arrangement and based on specific circumstances at the time they cease being executive officers.

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Recoupment of Performance-Based Cash and Equity Awards (Clawback)

In January 2019, our Board, upon the recommendation of the Compensation Committee, adopted a revised policy regarding recoupment of performance-based incentive compensation, whether paid in the form of equity or cash, in the event of specified restatements of financial results. Under the revised policy, if financial results are restated due to fraud or other intentional misconduct, the Compensation Committee will review any performance-based or incentive compensation paid to executive officers who are found to be personally responsible for the fraud or other intentional misconduct that caused, in whole or in part, the need for the restatement. Based on that review, the Committee will take such actions as it deems appropriate or necessary, including recoupment of any amounts paid in excess of the amounts that would have been paid based on the restated financial results. In addition, our performance-based equity awards and any shares of stock that are issued as a result of vesting of these awards are subject to recoupment under the terms of those awards.

Prohibition on Hedging or Pledging of Schlumberger Stock

Our directors and executive officers are prohibited from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential changes in the value of Schlumberger common stock. In addition, our directors and executive officers, and other key employees, are prohibited from holding Schlumberger securities in a margin account or pledging Schlumberger securities as collateral for a loan. Our insider trading policy strongly discourages, but does not prohibit, other employees from engaging in speculative transactions, including hedging or other financial mechanisms, holding Schlumberger securities in a margin account or pledging Schlumberger securities.

Impact of Tax Treatment

Section 162(m) of the Internal Revenue Code limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. Following the enactment of the Tax Cuts and Jobs Act, beginning with the 2018 calendar year, this $1 million annual deduction limitation applies to all compensation paid to any individual who is the Chief Executive Officer, Chief Financial Officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year. There is no longer any exception to this limitation for qualified performance-based compensation (as there was for periods prior to 2018). Thus, it is expected that compensation deductions for any covered individual will be subject to a $1 million annual deduction limitation (other than for certain compensation that satisfies requirements for grandfathering under the new law). Although the deductibility of compensation is a consideration evaluated by the Compensation Committee, the Compensation Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the named executive officers is not material relative to the benefit of being able to attract and retain talented management. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is not deductible.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE SCHLUMBERGER BOARD OF DIRECTORS

Indra K. Nooyi, Chair	Peter L.S. Currie	Leo Rafael Reif	Henri Seydoux

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Executive Compensation Tables and Accompanying Narrative

2018 Summary Compensation Table

The following table sets forth the compensation paid by the Company and its subsidiaries for the fiscal year ended December 31, 2018 to the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers who were serving as executive officers as of December 31, 2018 (each an “NEO” or a “named executive officer”).

Name	Year	Salary ($)	Bonus ($)	(1)	Stock Awards ($)	(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	(1)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)	(4)	Total ($)
Paal Kibsgaard Chairman & CEO	2018	2,000,000	N/A		11,998,751		0	1,132,500		1,014,077	53,872	(5)	16,199,200
	2017	2,000,000	N/A		11,998,506		0	4,275,000		2,344,577	141,257		20,759,340
	2016	2,000,000	N/A		6,000,813		5,998,080	2,775,000		1,733,155	52,546		18,559,594
Simon Ayat EVP & CFO	2018	1,000,000	N/A		3,994,767		0	358,100		163,106	72,045	(6)	5,588,018
	2017	1,000,000	N/A		5,206,165		0	1,401,500		745,143	105,875		8,458,683
	2016	1,000,000	N/A		2,000,271		1,999,360	925,000		539,375	84,616		6,548,982
Ashok Belani EVP Technology	2018	900,000	N/A		3,597,486		0	340,290		124,870	65,083	(7)	5,027,729
	2017	900,000	N/A		4,810,285		0	1,269,450		763,364	94,050		7,837,149
	2016	900,000	N/A		2,907,663		1,802,240	810,000		609,364	84,466		7,113,733
Aaron Gatt Floridia EVP Western Hemisphere	2018	834,167	N/A		3,200,205		0	282,032		(263,400)	323,283	(8)	4,376,287
	2017	770,000	N/A		4,406,252		0	1,092,245		1,011,797	160,790		7,441,084
	2016	770,000	N/A		2,712,458		1,605,120	696,850		762,504	153,626		6,700,558
Khaled Al Mogharbel EVP Eastern Hemisphere	2018	834,167	N/A		3,200,205		0	315,399		(116,122)	284,222	(9)	4,517,871
	2017	770,000	N/A		4,406,252		0	1,063,755		195,703	244,757		6,680,467
	2016	770,000	N/A		2,711,558		1,605,120	693,000		119,065	254,702		6,153,445
(1)	The annual cash incentive paid to our NEOs is included in the column “Non-Equity Incentive Plan Compensation.”
(2)	Includes the value of PSU awards and RSU awards. For 2016, each amount reflected in the “Stock Award” column is the aggregate grant date fair value for standard three-year PSUs at target level performance that were granted in January 2016 and, for Messrs. Belani, Gatt Floridia and Al Mogharbel, the RSU awards that were granted to each of them in July 2016. For 2017, each amount reflected in the “Stock Awards” column is the aggregate grant date fair value for both the FCF and ROCE PSUs at target level performance that were granted in January 2017, and the RSU awards that were granted to Messrs. Ayat, Belani, Gatt Floridia and Al Mogharbel in October 2017. For 2018, each amount reflected in the “Stock Awards” column is the aggregate grant date fair value for both the FCF and ROCE PSUs at target level performance that were granted in January 2018. Each amount reflects an accounting expense and does not correspond to actual value that may be realized by an NEO in the future. The number of equity awards granted in 2018 to each NEO is provided in the Grants of Plan-Based Awards for Fiscal Year 2018 table on page 51. The grant date fair value of these awards is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718), as described in Note 13, “Stock-based Compensation Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018.
The value of the 2018 PSUs at the grant date, assuming achievement of the maximum performance level of 250%, would be: Mr. Kibsgaard — $29,996,878; Mr. Ayat — $9,986,918; Mr. Belani — $8,993,715; Mr. Gatt Floridia — $8,000,513; and Mr. Al Mogharbel — $8,000,513.
The NEOs may never realize any value from these PSUs and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.
(3)	The changes in pension value reported in this column represent the increase in the actuarial present value of a named executive officer’s accumulated benefit under all benefit and actuarial pension plans in which he or she participates. This change in present value is not a current cash payment. It represents the change in the value of the named executive officer’s pensions, which are only paid after retirement. There are no nonqualified deferred compensation earnings reflected in this column because no NEO received above-market or preferential earnings on such compensation during 2018, 2017 or 2016. Due to an increase in the Discount Rate to 4.3%in 2018 from 3.7% in 2017, some NEOs recorded negative pension value changes.
(4)	All of the perquisites included in the column “All Other Compensation” and described in the accompanying footnotes are generally available to all of the Company’s professional-level employees. Relocation assistance is provided to all employees on a Company-wide basis.
(5)	The amount disclosed for Mr. Kibsgaard consists of the following:

Perquisites:
Housing Allowance	$53,872
TOTAL	$53,872

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(6)	The amount disclosed for Mr. Ayat consists of the following:
	Unfunded credits to the Schlumberger Restoration Savings Plan	$63,795
	Contributions to Schlumberger 401(k) Plan	8,250
	TOTAL	$72,045
(7)	The amount disclosed for Mr. Belani consists of the following:
	Unfunded matching credits to the Schlumberger Restoration Savings Plan	$56,833
	Contributions to Schlumberger 401(k) Plan	8,250
	TOTAL	$65,083
(8)	The amount disclosed for Mr. Gatt Floridia consists of the following:
	Unfunded credits to the Schlumberger Restoration Savings Plan	$98,094
	Contributions to Schlumberger 401(k) Plan	16,500
	Perquisites:
	Mobility Payment	40,000
	Relocation Allowance	30,000
	Temporary Living Allowance	6,000
	Vacation Travel Allowance	6,729
	Children’s Education	19,261
	Housing Allowance	101,022
	Relocation Fees	4,444
	Expatriate Tax Assistance	1,233
	TOTAL	$323,283
(9)	The amount disclosed for Mr. Al Mogharbel consists of the following:
	Unfunded credits to the Schlumberger Restoration Savings Plan	$97,273
	Contributions to Schlumberger 401(k) Plan	16,500
	Perquisites:
	Vacation Travel Allowance	42,603
	Children’s Education	127,846
	TOTAL	$284,222

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Grants of Plan-Based Awards for Fiscal Year 2018

The following table provides additional information about stock and option awards and equity incentive plan awards granted to our named executive officers in 2018.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number	All Other Option Awards: Number of	Exercise or Base	Full Grant Date Fair Value
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Shares of Stock or Units (#)	Securities Underlying Options (#)	Price of Option Awards ($/Sh)	of Stock and Option Awards ($)
P. Kibsgaard			1,059,000	2,775,000	6,000,000
	FCF PSU	1/17/18					82,000	205,000				6,001,580
	ROCE PSU	1/17/18					84,100	210,250				5,997,171
S. Ayat			353,000	925,000	2,000,000
	FCF PSU	1/17/18					27,300	68,250				1,998,087
	ROCE PSU	1/17/18					28,000	70,000				1,996,680
A. Belani			317,700	832,500	1,800,000
	FCF PSU	1/17/18					24,600	61,500				1,800,474
	ROCE PSU	1/17/18					25,200	63,000				1,797,012
A. Gatt Floridia			294,461	771,604	1,668,334
	FCF PSU	1/17/18					21,900	54,750				1,602,861
	ROCE PSU	1/17/18					22,400	56,000				1,597,344
K. Al Mogharbel			294,461	771,604	1,668,334
	FCF PSU	1/17/18					21,900	54,750				1,602,861
	ROCE PSU	1/17/18					22,400	56,000				1,597,344
(1)	All equity awards to our NEOs in 2018 were in the form of PSUs. All such PSUs were awarded under our 2013 Omnibus Stock Incentive Plan.
(2)	These columns show the possible payouts for each NEO for fiscal year 2018. Possible payouts are performance-driven. Threshold, target and maximum potential payouts are based on the annual cash incentive range established for each NEO, which is expressed as a percentage of base salary for the year.
Actual cash incentive amounts earned for 2018 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For information regarding the annual cash incentive paid to our NEOs with respect to 2018 performance, see “Compensation Discussion and Analysis—Elements of Total Direct Compensation; 2018 Decisions—Annual Cash Incentive Awards” beginning on page 34.
(3)	See “Compensation Discussion and Analysis—Elements of Total Direct Compensation; 2018 Decisions—Long-Term Equity Incentive Awards” beginning on page 38 for a detailed description of our PSUs, including the criteria to be applied in determining vesting of PSUs. See also “—Potential Payments Upon Termination or Change in Control for Fiscal Year 2018—Termination of Employment—PSUs” and “—Potential Payments Upon Termination or Change in Control for Fiscal Year 2018—Change in Control—PSUs and RSUs,” beginning on page 61. We valued the PSUs by multiplying the number of PSUs (at threshold, target or maximum, as applicable) by $73.19 for the January FCF PSUs and $71.31 for the January ROCE PSUs, the applicable grant date fair values for the PSUs. “Target” represents the number of PSUs awarded in 2018, and “Maximum” reflects the highest possible payout (250% of the grant). The award agreements under which the PSUs were issued provide that no PSUs will vest unless a specified threshold level of performance is achieved. Vested PSUs are paid in shares of our common stock, and the payout, if any, with respect to PSUs will occur at the end of the performance period (January 2018 through December 2020 for the ROCE PSUs and January 2018 through December 2019 for the FCF PSUs), and is calculated in the manner described in the sections of the CD&A entitled “LTI Grants to our NEOs in 2018—2018 ROCE PSUs: Performance Measure and Goals” and “LTI Grants to our NEOs in 2018—2018 Free Cash Flow PSUs: Performance Measure and Goals,” beginning on page 41. PSUs do not accrue dividends or dividend equivalents prior to vesting.

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Outstanding Equity Awards at Fiscal Year-End 2018

The following table provides information regarding unexercised stock options outstanding and outstanding PSU and RSU awards for each of our NEOs as of December 31, 2018.

	Option Awards							Stock Awards
Name	Option/ PSU/RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	(1)	Number of Securities Underlying Unexercised Option Unexercisable (#)	(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(2)
P. Kibsgaard	1/21/2010	9,400		0		68.505	1/21/2020
	2/4/2010	12,800		0		63.760	2/4/2020
	1/20/2011	138,000		0		83.885	1/20/2021
	7/21/2011	125,000		0		89.995	7/21/2021
	1/19/2012	257,400		0		72.110	1/19/2022
	1/17/2013	184,800		0		73.250	1/17/2023
	1/16/2014	159,200		39,800		88.765	1/16/2024
	1/15/2015	159,600		106,400		77.795	1/15/2025
	1/21/2016											107,100	(3)	3,864,168
	1/21/2016	170,400		255,600		61.920	1/21/2026
	1/19/2017											71,900	(4)	2,594,152
	1/19/2017											73,600	(5)	2,655,488
	1/17/2018											82,000	(6)	2,958,560
	1/17/2018											84,100	(7)	3,034,328
S. Ayat	1/21/2010	95,000		0		68.505	1/21/2020
	1/20/2011	188,000		0		83.885	1/20/2021
	1/19/2012	137,000		0		72.110	1/19/2022
	1/17/2013	80,000		0		73.250	1/17/2023
	1/16/2014	52,800		13,200		88.765	1/16/2024
	1/15/2015	53,400		35,600		77.795	1/15/2025
	1/21/2016											35,700	(3)	1,288,056
	1/21/2016	56,800		85,200		61.920	1/21/2026
	1/19/2017											24,000	(4)	865,920
	1/19/2017											24,500	(5)	883,960
	10/18/2017							20,000	(8)	721,600
	1/17/2018											27,300	(6)	984,984
	1/17/2018											28,000	(7)	1,010,240
A. Belani	1/22/2009	125,000		0		37.845	1/22/2019
	1/21/2010	59,000		0		68.505	1/21/2020
	1/20/2011	51,600		0		83.885	1/20/2021
	1/19/2012	127,000		0		72.110	1/19/2022
	1/17/2013	72,000		0		73.250	1/17/2023
	1/16/2014	48,000		12,000		88.765	1/16/2024
	1/15/2015	48,000		32,000		77.795	1/15/2025
	1/21/2016											32,100	(3)	1,158,168
	1/21/2016	51,200		76,800		61.920	1/21/2026
	7/20/2016							15,000	(9)	541,200
	1/19/2017											21,600	(4)	779,328
	1/19/2017											22,100	(5)	797,368
	10/18/2017							20,000	(8)	721,600
	1/17/2018											24,600	(6)	887,568
	1/17/2018											25,200	(7)	909,216

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	Option Awards							Stock Awards
Name	Option/ PSU/RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	(1)	Number of Securities Underlying Unexercised Option Unexercisable (#)	(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(2)
A. Gatt Floridia	1/21/2010	30,000		0		68.505	1/21/2020
	1/20/2011	30,000		0		83.885	1/20/2021
	7/21/2011	20,000		0		89.995	7/21/2021
	1/19/2012	62,000		0		72.110	1/19/2022
	1/17/2013	50,000		0		73.250	1/17/2023
	1/16/2014	42,400		10,600		88.765	1/16/2024
	1/15/2015	42,600		28,400		77.795	1/15/2025
	1/21/2016											28,600	(3)	1,031,888
	1/21/2016	45,600		68,400		61.920	1/21/2026
	7/20/2016							15,000	(9)	541,200
	1/19/2017											19,200	(4)	692,736
	1/19/2017											19,600	(5)	707,168
	10/18/2017							20,000	(8)	721,600
	1/17/2018											21,900	(6)	790,152
	1/17/2018											22,400	(7)	808,192
K. Al Mogharbel	1/22/2009	1,600		0		37.845	1/22/2019
	1/19/2012	15,000		0		72.110	1/19/2022
	4/18/2013	20,000		0		70.925	4/18/2023
	7/18/2013	50,000		0		78.305	7/18/2023
	1/16/2014	42,400		10,600		88.765	1/16/2024
	1/15/2015	42,600		28,400		77.795	1/15/2025
	1/21/2016											28,600	(3)	1,031,888
	1/21/2016	45,600		68,400		61.920	1/21/2026
	7/20/2016							15,000	(9)	541,200
	1/19/2017											19,600	(4)	692,736
	1/19/2017											19,200	(5)	707,168
	10/18/2017							20,000	(8)	721,600
	1/17/2018											21,900	(6)	790,152
	1/17/2018											22,400	(7)	808,192
(1)	Stock options granted after January 2006 and prior to April 2013 vest ratably over five years (except for options granted to employees in France, which vest all at once (“cliff” vesting) after four years. All stock options granted from and after April 2013 vest ratably over five years.
(2)	Market value equal to the product of (x) $36.08, the closing price of Schlumberger’s common stock at December 31, 2018, and (y) the number of unvested PSUs or RSUs, as applicable, reflected in the previous column.
(3)	Reflects the target number of three-year PSUs that were issued in January 2016 and that are scheduled to vest on January 18, 2019, subject to the achievement of performance conditions.
(4)	Reflects the target number of FCF PSUs that were issued in January 2017 and that are scheduled to vest on January 18, 2019, subject to the achievement of performance conditions.
(5)	Reflects the target number of ROCE PSUs that were issued in January 2017 and that will vest, if at all, on January 17, 2020, subject to the achievement of performance conditions.
(6)	Reflects the target number of FCF PSUs that were issued in January 2018 and that will vest, if at all, on January 17, 2020, subject to the achievement of performance conditions.
(7)	Reflects the target number of ROCE PSUs that were issued in January 2018 and that will vest, if at all, on January 22, 2021, subject to the achievement of performance conditions.
(8)	Reflects the number of three-year RSUs that were issued in October 2017 and that will vest on October 18, 2020, subject to continued employment with the Company.
(9)	Reflects the number of three-year RSUs that were issued in July 2016 and that will vest on July 20, 2019, subject to continued employment with the Company.

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Option Exercises and Stock Vested for Fiscal Year 2018

The following table sets forth certain information with respect to stock options exercised, and PSUs and RSUs that vested during 2018 for our NEOs.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
P. Kibsgaard	0	0	0	0
S. Ayat	125,000	3,169,375	0	0
A. Belani	0	0	0	0
A. Gatt Floridia	0	0	0	0
K. Al Mogharbel	0	0	0	0

Pension Benefits for Fiscal Year 2018

Schlumberger maintains the following pension plans for its named executive officers and other employees, which provide for lifetime pensions upon retirement, based on years of service:

•	Schlumberger Limited Pension Plan (“SLB Pension Plan”);
•	Schlumberger Technology Corporation Pension Plan (“STC Pension Plan”);
•	Schlumberger Pension Plan for U.S. Taxpayers Employed Abroad (“SLB USAB Pension Plan”);
•	Schlumberger Limited Supplementary Benefit Plan (“SLB Supplementary Plan”);
•	Schlumberger Technology Corporation Supplementary Benefit Plan (“STC Supplementary Plan”);
•	Schlumberger French Supplementary Pension Plan (“SLB French Supplementary Plan”); and
•	Schlumberger International Staff Pension Plan (“SLB International Staff Pension Plan”).

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The following table and narrative disclosure set forth certain information with respect to pension benefits payable to the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)	(1)	Present Value of Accumulated Benefits ($)	(2)	Payments During Last Fiscal Year
P. Kibsgaard	SLB Pension Plan	10.75		605,254		0
	STC Pension Plan	5.00		245,870		0
	SLB Supplementary Plan	10.75		8,911,924		0
	STC Supplementary Plan	4.25		348,604		0
	SLB International Staff Pension Plan	3.20		327,659		0
S. Ayat	SLB Pension Plan	12.25		845,870		0
	STC Pension Plan	0.75		68,490		0
	SLB Supplementary Plan	12.25		5,035,417		0
	STC Supplementary Plan	0.50		4,954		0
	SLB French Supplementary Plan	0.75		179,711		0
	SLB International Staff Pension Plan	10.60		786,249		0
A. Belani	SLB Pension Plan	13.75		1,064,830		0
	STC Pension Plan	2.58		50,005		0
	SLB Supplementary Plan	13.75		4,760,502		0
	STC Supplementary Plan	2.58		122,074		0
	SLB International Staff Pension Plan	10.00		602,541		0
A. Gatt Floridia	SLB French Supplementary Plan	2.83		893,788		0
	SLB International Staff Pension Plan	15.92		2,789,129		0
K. Al Mogharbel	SLB International Staff Pension Plan	16.20		1,312,037		0
(1)	The Company does not grant and does not expect to grant extra years of credited service to its named executive officers under the pension plans. The “Number of Years of Credited Service” column reflects each named executive officer’s actual years of service as a participant in each plan.
(2)	The present value of accumulated benefits is calculated using the RP 2014 with Generational Scale SSA Mortality Table and a discount rate of 4.30% at December 31, 2018. Retirement in each case is assumed to be the earlier of normal retirement age or December 31, 2018 if the named executive officer is employed after normal retirement age, or, as to Schlumberger’s U.S. plans, the date that the sum of the named executive officer’s age plus years of service has reached, or is expected to reach, 85, but not before the named executive officer reaches age 55. Additional assumptions used by the Company in calculating the present value of accumulated benefits are incorporated herein by reference to Note 18, “Pension and other Benefit Plans” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

Tax-Qualified Pension Plans

The SLB Pension Plan, the STC Pension Plan and the SLB USAB Pension Plan are all U.S. tax-qualified pension plans. The SLB Pension Plan and the STC Pension Plan have substantially identical terms. The SLB USAB Pension Plan, the material terms of which are described below, has similar, but not identical, terms. Employees may participate in any one of these plans in the course of their careers with Schlumberger, in which case they become entitled to a pension from each such plan based upon the benefits accrued during the years of service related to such plan. These plans are funded through cash contributions made by the Company and its subsidiaries based on actuarial valuations and regulatory requirements. Benefits under these plans are based on an employee’s admissible compensation (generally base salary and cash incentive) for each year in which an employee participates in the plan, and the employee’s length of service with Schlumberger.

Since January 1, 1989, the benefit earned under the SLB Pension Plan and the STC Pension Plan has been 1.5% of admissible compensation for service prior to the employee’s completion of 15 years of active service and 2% of admissible compensation for service after completion of 15 years of active service. Since 2009, the benefit earned under the SLB USAB Pension Plan has been 3.5% of admissible compensation for all service. Normal retirement under these plans is at age 65; however, early retirement with a reduced benefit is possible at age 55 or as early as age 50 with 20 years of service. Additionally, under the “rule of 85,” an employee or executive officer who terminates employment after age 55 and whose combined age and service is 85 or more, is eligible for retirement with an unreduced pension. Messrs. Ayat and Belani are eligible for retirement with an unreduced pension under the rule of 85. The benefits are usually paid as a lifetime annuity.

In 2004, we amended the SLB Pension Plan and the STC Pension Plan to generally provide that employees hired on or after October 1, 2004 would not be eligible to participate. Newly-hired employees are eligible to participate in an enhanced defined contribution plan, which provides a Company contribution, depending on an employee’s 401(k) contribution and the profitability of the Company in a given year.

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Schlumberger Supplementary Benefit Plans—Nonqualified Pension

The SLB Supplementary Plan and the STC Supplementary Plan each provide non-tax-qualified pension benefits. Each of these plans, which have substantially identical terms, provides an eligible employee with benefits equal to the benefits that the employee is unable to receive under the applicable qualified pension plan due to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), limits on (i) annual compensation that can be taken into account under qualified plans and (ii) annual benefits that can be provided under qualified plans.

The retirement age under nonqualified pension plans is the same as under the tax-qualified pension plans. These benefits are subject to forfeiture if the employee leaves the Company or its subsidiaries before the age of 50 with five years of service, engages in certain dishonest acts or has violated a confidentiality arrangement involving the Company or its affiliates. Messrs. Ayat and Belani are eligible for retirement with an unreduced pension under the rule of 85, described above. Nonqualified plan reduced benefits are paid to an employee upon separation from service, provided the employee has attained the age of 55, or if earlier, the age of 50 with 20 years of service. Payment is made as a joint and survivor annuity,if married; otherwise, payment is made as a life-only annuity. Payment to key employees is delayed six months following separation from service. These nonqualified plan benefits are payable in cash from the Company’s general assets and are intended to qualify as “excess benefit plans” exempt from certain requirements of Title I of the Employee Retirement Income Security Act of 1974 (ERISA).

French Supplementary Pension Plan

Effective January 2006, the Company adopted the SLB French Supplementary Plan for exempt employees in France. The plan complements existing national plans and provides a pension beginning after age 60 when an employee retires from Schlumberger and is eligible for a French state pension under the current rules at the time of retirement. The benefit is equivalent to 1.5% of admissible compensation (generally base salary and cash incentive) above the earnings cap for fewer than 15 years of service and 2% of admissible compensation for more than 15 years of service. No employee contributions are required or permitted. The benefit is paid as a lifetime annuity. If an eligible employee were to leave the Company before the minimum age of 60 to receive his or her French pension, then the employee would not receive a benefit under the plan. If the eligible employee is terminated after age 55, is not subsequently employed and is otherwise entitled to a French pension, then the employee would receive a benefit under the plan. The Company does not grant and does not expect to grant extra years of credited service under the supplementary pension plans to its named executive officers.

International Staff Pension Plan

Recognizing the need to maintain a high degree of mobility for certain of the Company’s employees who otherwise would be unable to accumulate any meaningful pension because they are required to work in many different countries, the Company maintains the SLB International Staff Pension Plan for such employees. All of the Company’s named executive officers have either been in the SLB International Staff Plan at some time during their career prior to becoming an executive officer or are in the plan because of their current assignment. This plan provides for a lifetime annuity upon retirement based on a specified number of years of service. The plan is funded through cash contributions made by the Company or its subsidiaries, along with mandatory contributions by employees.

Prior to January 2010, benefits under this plan were based on a participant’s admissible compensation (base salary, geographical or rotational coefficient, as applicable, and cash incentive) for each year in which the employee participated in the plan and the employee’s length of service. The benefit earned up to December 31, 2009 is 2.4% of admissible compensation prior to completion of 15 years of service, and 3.2% of admissible compensation for each year of service after 15 years. Following the completion of 20 years of service, the benefit earned with respect to the first 15 years of service is increased to 3.2%. Benefits are payable upon normal retirement age, at or after age 55, or upon early retirement with a reduction, at or after age 50 with 20 years of service. Messrs. Ayat and Belani are eligible for normal retirement with no reduction.

Since January 1, 2010, the benefit earned has been equal to 3.5% of admissible compensation regardless of an employee’s years of service. Benefits earned on or after this date are payable upon normal retirement age, at or after age 60, or upon early retirement with a reduction, at or after age 55.

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Nonqualified Deferred Compensation for Fiscal Year 2018

The following table and narrative disclosure set forth certain information with respect to nonqualified deferred compensation payable to the NEOs.

		Executive		Company		Aggregate	Aggregate	Aggregate
		Contributions		Contributions		Earnings	Withdrawals/	Balance at
		in Last FY		in Last FY		in Last FY	Distributions	Last FYE
Name	Plan Name	($)	(1)	($)	(2)	($)	($)	($)	(3)
P. Kibsgaard	SLB Supplementary Plan	0		0		48,160	0	1,174,085
	SLB Restoration Savings Plan	0		0		1,052	0	91,403
	International Staff Plan	0		0		(7,010)	0	140,216
S. Ayat	SLB Supplementary Plan	0		0		22,006	0	676,592
	SLB Restoration Savings Plan	637,950		63,795		633,437	0	2,821,872
	International Staff Plan	0		0		(77,598)	0	1,608,161
A. Belani	SLB Supplementary Plan	0		0		16,198	0	604,290
	SLB Restoration Savings Plan	113,667		56,833		204,229	0	2,883,581
	International Staff Plan	0		0		(137,824)	0	1,034,111
A. Gatt Floridia	STC Supplementary Plan	0		0		(1,608)	0	17,331
	STC Restoration Savings Plan	46,394		98,094		129,715	0	129,715
	International Staff Plan	0		0		2,366	0	686,181
K. Al Mogharbel	STC Supplementary Plan	0		0		21,366	0	120,167
	STC Restoration Savings Plan	405,304		97,273		517,992	0	1,214,699
	International Staff Plan	0		0		(26,869)	0	537,429

(1)	The amounts reported in the “Executive Contributions in Last FY” column represent elective contributions of a portion of a named executive officer’s base salary and non-equity incentive plan compensation to the SLB Restoration Savings Plan or STC Restoration Savings Plan (which amounts are also included as 2018 “Salary” and 2018 “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table).
(2)	The amounts reported in the “Company Contributions in Last FY” column represent Schlumberger’s contributions to each named executive officer’s SLB Supplementary Plan, SLB Restoration Savings Plan, STC Supplementary Plan, STC Restoration Savings Plan and International Staff Plan accounts, as applicable, which amounts are also reported as 2018 “All Other Compensation” in the Summary Compensation Table.
(3)	The amounts reported in the “Aggregate Balance at Last FYE” column represent balances from the SLB Restoration Savings Plan, the STC Restoration Savings Plan, the STC Supplementary Plan, the SLB Supplementary Plan and the International Staff Plan, and include various amounts previously reported in the Summary Compensation Table as All Other Compensation.

SLB Supplementary Benefit Plan—Non-Qualified Profit Sharing

The SLB Supplementary Plan provides certain non-tax-qualified defined contribution benefits for eligible employees, including named executive officers. Schlumberger Technology Corporation, an indirect wholly-owned subsidiary, maintains the STC Supplementary Plan with substantially identical terms.

The SLB Supplementary Plan and the STC Supplementary Plan provide an eligible employee with discretionary Company profit sharing contributions that are not permissible under the applicable tax-qualified plan due to Code limits on (1) annual compensation that can be taken into account under the qualified plan and (2) annual benefits that can be provided under the qualified plan. These nonqualified plan benefits are credited with earnings and losses as if they were invested in the qualified plan, with the same employee investment elections as the qualified plan. An employee forfeits all rights under the non-qualified plans if the employee terminates employment before completing four years of service, engages in certain dishonest acts or has violated a confidentiality arrangement involving the Company or its affiliates. These nonqualified plan benefits are paid in a lump-sum payment following the end of the year in which the employee terminates active service, or the employee can elect to receive payment in installments of five or ten years following the termination of service. If the employee dies before full payment of these benefits, the unpaid benefits are paid in a lump sum to the beneficiaries designated under the applicable qualified plan. Payment to key employees is delayed six months following separation from service.

SLB Restoration Savings Plan

The SLB Restoration Savings Plan, a non-qualified deferred compensation plan, provides certain defined contribution benefits for the named executive officers and other eligible employees. The SLB Restoration Savings Plan allows an eligible employee to defer compensation (and receive an associated employer match) that the employee cannot defer under the applicable tax-qualified plan because of Code limits on the amount of compensation that can be taken into account. Schlumberger Technology Corporation maintains the STC Restoration Savings Plan with substantially identical terms.

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An eligible employee may elect in advance to defer a percentage (from 1% to 50%) of his or her compensation (generally base salary and cash incentive) over the Code annual compensation limits. The election cannot be changed during the year. The Company makes an annual matching contribution with respect to each employee’s deferrals for a year, if the employee is still employed by the Company or an affiliate on the last day of the year. For employees who participate in a Schlumberger pension plan, the amount of the matching contribution is equal to one-half of the first 6% deferred by the employee in profitable years. For employees who do not participate in a Schlumberger pension plan, the matching contribution is 100% of the first 6% deferred by the employee. The match is made each payroll period and is not contingent on profitability of the Company. Employees’ accounts are credited with earnings, calculated to mirror the earnings of the relevant funds under the Schlumberger Master Profit Sharing Trust as chosen by the employee. If the employee is eligible for the SLB Savings and Profit Sharing Plan, matching contributions and related earnings vest based on the employee’s years of service, as follows:

2 years	33 ⅓% vested
3 years	66 ⅔% vested
4 years	100% vested

If the employee is eligible for the SLB Savings and Profit Sharing Plan for U.S. Taxpayers Employed Abroad, matching contributions and related earnings vest based on the employee’s years of service, as follows:

2 years	20% vested
3 years	40% vested
4 years	60% vested
5 years	80% vested
6 years	100% vested

An employee’s account fully vests on his or her death, his or her 60th birthday or plan termination. An employee’s vested account balance is paid in a single lump sum (subject to tax withholding) following the participant’s death, qualifying disability, retirement or other qualifying termination of employment or the employee can elect to receive payment in installments of five or ten years for contributions made after June 30, 2017, following the termination of employment. However, an employee forfeits all benefits under the plan if a determination is made that the employee has engaged in certain dishonest acts or violated a confidentiality arrangement involving Schlumberger or its affiliates. Payment to key employees is delayed six months following separation from service.

SLB International Staff Profit-Sharing Plan

Schlumberger maintains the SLB International Staff Profit-Sharing Plan, which provides for an annual employer contribution based on admissible compensation (base salary, geographical or rotational coefficient, as applicable, and cash incentive). Amounts allocated to the participants’ accounts share in investment gains and/or losses of the trust fund and are generally distributed in a lump sum upon the satisfaction of certain conditions on termination of employment. Benefits earned under the SLB International Staff Profit-Sharing Plan will be forfeited upon a determination by the SLB International Staff Profit-Sharing Plan’s administrator that the employee’s separation from service was due to circumstances of fraud or misconduct detrimental to the Company, an affiliate or any customer.

Pay Ratio of CEO to Median Employee

The following information is a reasonable estimate of the annual total compensation of our employees as relates to the 2018 total compensation of our CEO. Based on the methodology described below, our CEO’s 2018 total compensation was 216 times that of our median employee.

To calculate the ratio above, we used an employee in the same pay grade and in a similar position to the median employee that we had identified as of October 1, 2017. We believe there have been no changes in our employee population or our compensation arrangements in 2018 that would result in a material change in our pay ratio disclosure or our median employee. However, we did not use the same median employee for 2018 as we did in 2017, because the employee used in 2017 for our pay ratio disclosure was promoted.

As in 2017, our median employee was a full-time, salaried employee working in Colombia as a Field Engineer. We calculated all of the elements of that employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We converted the compensation of the median employee using a blended exchange rate representing the average exchange rate from January 1, 2018 to December 31, 2018, resulting in an exchange rate of 2,969 Colombian Pesos to each U.S. dollar. The resulting annual total compensation or our median employee was $75,134. With respect to the 2018 total compensation of our CEO, we used $16,199,200, being the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this proxy statement.

Potential Payments Upon Termination or Change in Control for Fiscal Year 2018

No Additional Payments Upon Termination or Change in Control

Our named executive officers generally receive the same benefits as our other employees. As is the case with other compensation arrangements, any differences are generally due to local (country-specific) requirements. In line with this practice, our named executive officers do not have employment agreements, “golden parachutes” or change in control agreements. The Company’s executive officers

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serve at the will of the Board, which enables the Company to terminate their employment using judgment as to the terms of any severance arrangement and based on specific circumstances at the time they cease being executive officers.

All employees who receive equity awards, including our NEOs, are subject to the same terms and conditions in the event of a termination or change in control, except for certain options that were assumed in connection with our acquisition of Cameron, none of which are held by the NEOs.

Phased Retirement

Schlumberger has a practice of phased retirement, which may be offered to executive officers (other than the CEO) approaching retirement, at the discretion of the Company. See “Compensation Discussion and Analysis—Other Executive Benefits and Policies—Retirement Practices” on page 47.

Termination of Employment

Stock Options

This section summarizes the consequences for NEOs and other employees under our omnibus incentive plans and standard form of stock option award agreement in the event an option holder’s employment terminates.

REASON FOR TERMINATION OF EMPLOYMENT	VESTING	POST-EMPLOYMENT EXERCISE PERIOD
Voluntary termination with consent of the Company or termination by the Company other than for cause	No additional vesting	Exercisable (to the extent exercisable at termination) at any time within three months after termination.
Termination by the Company for cause	None	Vested and unvested options forfeited immediately.
Disability	Full vesting	Exercisable at any time during the 60-month period after termination due to disability or during the remainder of the option period, whichever is shorter.
Retirement (as defined in the applicable plan or award agreement)	Effective for grants after April 1, 2015, continued vesting as if still employed with the Company	Effective for grants on or after April 1, 2015, exercisable for 10 years from the original grant date.
Special Retirement (or Retirement for grants prior to April 1, 2015, in each case as defined in the applicable plan or award agreement)	No additional vesting	Exercisable (to the extent exercisable at termination) at any time during the 60-month period after termination due to retirement or during the remainder of the option period, whichever is shorter.
Death	Full vesting	Exercisable at any time during the 60-month period after termination due to death or during the remainder of the option period, whichever is shorter.

Notwithstanding the vesting and exercisability provisions described above, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if he or she engages in “detrimental activity” within one year after termination of employment (or five years after termination of employment in the event of retirement or disability).

If an option holder dies following termination of employment, but during the period in which he or she would otherwise be able to exercise the option, then the person entitled under the option holder’s will or by the applicable laws of descent and distribution will be entitled to exercise an outstanding option until the earlier of (i) 60 months following the date of his or her termination of employment or (ii) the expiration of the original term. Death following termination of employment will not result in any additional vesting, so that the option will be exercisable to the extent provided in the matrix above based on the circumstances of his or her termination of employment.

PSUs

This section summarizes the consequences for NEOs holding PSUs granted under the Company’s 2010 Omnibus Stock Incentive Plan, 2013 Omnibus Stock Incentive Plan and 2017 Omnibus Stock Incentive Plan and subject to the Company’s standard form of two-year PSU award or three-year PSU award, as applicable, in the event the PSU holder’s employment terminates.

Three-Year PSUs

All PSUs awarded prior to January 1, 2016 are three-year PSUs, and are treated as follows upon the holder’s termination of employment with the Company and its subsidiaries prior to the vesting date (i.e., the three-year anniversary of the grant date).

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•	If the holder’s employment terminates on account of special retirement, disability, or death or the holder ceases to be employed in a PSU-eligible position, in each case on or after the first anniversary of the grant date, the holder will vest on the regularly-scheduled vesting date in the number of PSUs determined by multiplying (i) the number of PSUs that would have vested as determined based on satisfaction of the specified performance conditions had the holder’s employment not terminated and (ii) a fraction, the numerator of which is the number of days that elapsed between the grant date and the date of the holder’s termination of employment and the denominator of which is 1,095.
•	If an individual terminates employment for another reason, terminates employment on account of retirement, special retirement, disability or death, or ceases to be employed in a PSU eligible position, in each case before the first anniversary of the grant date, no additional vesting is provided and the individual will automatically forfeit all such PSUs without any additional consideration on the part of the Company.

Three-year PSUs granted after January 1, 2016 are treated as follows upon the holder’s termination of employment with the Company and its subsidiaries prior to the vesting date (i.e., the third anniversary of the grant date).

•	If the holder’s employment terminates on account of disability or death, the target number of PSUs will immediately vest.
•	If the holder’s employment terminates on account of retirement or special retirement, the holder will vest on the regularly-scheduled vesting date with the number of PSUs determined as if the holder’s employment had not been terminated.
•	If an individual terminates employment for another reason, no additional vesting is provided and the individual will automatically forfeit all outstanding PSUs without any additional consideration on the part of the Company.

Two-Year PSUs

Two-year PSUs are treated as follows upon the holder’s termination of employment with the Company and its subsidiaries prior to the conversion date (the second anniversary of the grant date, when PSUs are converted, if at all, into shares of restricted stock based on performance) or the vesting date (the first anniversary of the date that restricted shares are received following the conversion date).

•	If the holder’s employment terminates on account of disability or death: (i) prior to the conversion date, the target number of PSUs will immediately convert into shares of common stock and such shares will not be subject to any transfer restrictions or (ii) after the conversion date but prior to the vesting date, the restricted shares will vest.
•	If the holder’s employment terminates on account of retirement or special retirement: (i) prior to the conversion date, the PSUs will convert into restricted stock on the regularly-scheduled conversion date with the number of PSUs determined as if the holder’s employment had not been terminated and the restricted stock will be subject to further transfer restrictions until the normal vesting date, or (ii) after the conversion date and before the vesting date, the restricted shares will not be forfeited but will continue to be subject to transfer restrictions until the normal vesting date as if the holder’s employment had not been terminated.
•	If an individual terminates employment for another reason, no additional vesting is provided and the individual will automatically forfeit all PSUs or restricted shares received on conversion of PSUs without consideration.

For these purposes “retirement” is defined as termination of employment with the Company and its subsidiaries either at or after (i) age 60 and completion of at least 25 years of service with the Company and its subsidiaries or (ii) age of 55 and completion of at least 20 years of service with the Company and its subsidiaries subject to the approval of the Compensation Committee; “special retirement” is defined as termination of employment with the Company and its subsidiaries either at or after (i) age 55 or (ii) age 50 and completion of at least 10 years of service with the Company and all subsidiaries; and “disability” is defined as a disability (whether physical or mental impairment) which totally and permanently incapacitates the holder from any gainful employment in any field which the holder is suited by education, training, or experience, as determined by the Compensation Committee.

Change in Control

Stock Options

Pursuant to Schlumberger’s omnibus incentive plans and standard form of stock option award agreement (other than awards issued under the 2010 Omnibus Stock Incentive Plan, the 2013 Omnibus Stock Incentive Plan and the 2017 Omnibus Stock Incentive Plan), in the event of any reorganization, merger or consolidation wherein Schlumberger is not the surviving corporation, or upon the liquidation or dissolution of Schlumberger, all outstanding stock option awards will, unless alternate provisions are made by Schlumberger in connection with the reorganization, merger or consolidation for the assumption of such awards, become fully exercisable and vested, and all holders will be permitted to exercise their options for 30 days prior to the cancellation of the awards as of the effective date of such event. Under our 2010 Omnibus Stock Incentive Plan, our 2013 Omnibus Stock Incentive Plan and 2017 Omnibus Stock Incentive Plan, the Compensation Committee retains the discretion to adjust outstanding awards in the event of corporate transactions and outstanding options may be, but are not required to be, accelerated upon such a transaction.

The following table sets forth the intrinsic value of the unvested stock options held by each NEO as of December 31, 2018 that would become vested upon the occurrence of death, disability or a change in control in which Schlumberger is not the surviving entity and alternative provisions are not made for the assumption of awards, as described in the preceding paragraphs. Due to the number of factors that affect the nature and amount of any benefits provided upon these

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events, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event and the price of Schlumberger common stock.

Name	Amount ($)	(1)
P. Kibsgaard	0
S. Ayat	0
A. Belani	0
A. Gatt Floridia	0
K. Al Mogharbel	0
(1)	Reflects that the closing price of Schlumberger common stock on December 31, 2018 ($36.08) was higher than the exercise price of some stock options held by the executive as of that date.

If Schlumberger merges or consolidates with another entity and is the surviving entity, then a holder of stock options granted pursuant to Schlumberger’s stock options plans will be entitled to receive, upon exercise or vesting, in lieu of the number of shares with respect to which the award is exercisable or vested, the number and class of shares of stock or other securities that the holder would have been entitled to receive under the terms of such merger or consolidation if, immediately prior to such event, such holder had been the holder of record of the number of shares of Schlumberger common stock equal to the number of shares as to which such award is then exercisable or vested.

PSUs and RSUs

Under our 2010 Omnibus Stock Incentive Plan, 2013 Omnibus Stock Incentive Plan and 2017 Omnibus Stock Incentive Plan, in the event of a merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, our Board may, in its sole discretion, (1) provide for the acceleration of the vesting of any awards, including RSUs and PSUs, or (2) decide to cancel any awards, including RSUs and PSUs, and deliver cash to the holders in an amount that our Board determines in its sole discretion is equal to the fair market value of such awards on the date of such event. However, no current agreement with respect to the RSUs and PSUs currently provides for any definitive special treatment upon such a merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation.

The following table sets forth the value of the unvested RSUs and unvested PSUs at target held by each NEO at December 31, 2018 that would become vested upon the occurrence of a merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation assuming that the Board elects to accelerate the vesting of RSUs and PSUs as provided in the previous paragraph. Due to the various factors that could affect the nature and amount of any benefits provided upon these events, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the price of Schlumberger common stock and achievement by the Company of the relevant performance metric.

Name	Amount ($)	(1)
P. Kibsgaard	15,106,696
S. Ayat	5,754,760
A. Belani	5,794,448
A. Gatt Floridia	5,292,936
K. Al Mogharbel	5,292,936
(1)	Calculated based on the product of the closing price of Schlumberger common stock on December 31, 2018 ($36.08) and the number of outstanding, unvested RSUs and unvested two-year and three-year PSUs (at target) held by the executive as of that date.

Retirement Plans

Schlumberger’s pension plans and non-qualified deferred compensation plans include the same terms and conditions for all participating employees in the event of a termination or change in control. Other than the Schlumberger Restoration Savings Plan, none of Schlumberger’s non-qualified plans provide for the accelerated payment of benefits upon a change in control. For more information on these plans, see the Pension Benefits for Fiscal Year 2018 table and accompanying narrative above and the Nonqualified Deferred Compensation for Fiscal Year 2018 table and accompanying narrative above.

The following table sets forth the amounts as of December 31, 2018 of benefit payments that would be accelerated under the Schlumberger Restoration Savings Plan upon a change in control.

Name	Amount ($)
P. Kibsgaard	91,403
S. Ayat	2,821,872
A. Belani	2,883,581
A. Gatt Floridia	129,715
K. Al Mogharbel	1,214,699

Retiree Medical

Subject to satisfying certain age, service and contribution requirements, most U.S. employees are eligible to participate in a retiree medical program. Generally, this program provides comprehensive medical, prescription drug and vision benefits for retirees and their dependents until attaining age 65. Historically, for Schlumberger employees who turned age 40 prior to 2014, and excluding those employees who became Schlumberger employees as a result of the Smith acquisition, retiree medical benefits continue beyond age 65, at which time Medicare becomes primary and the Schlumberger plan becomes secondary, paying eligible charges after Medicare has paid. However, effective April 1, 2015, participants who reach age 65 no longer continue in Schlumberger medical coverage after reaching age 65, but instead receive a monthly contribution to a health reimbursement arrangement that can be used to purchase Medicare supplemental coverage and pay other tax-deductible expenses.

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Director Compensation in Fiscal Year 2018

Our director compensation philosophy is to appropriately compensate our non-employee directors for the time, expertise and effort required to serve as a director of a large and complex global company and to align the interests of directors and long-term stockholders.

Annual payments are made after the non-employee directors are elected by stockholders. Non-employee directors who begin their Board or committee chair service other than at the annual meeting of stockholders receive a prorated amount of annual compensation. Directors who are employees of Schlumberger do not receive compensation for serving on the Board.

Director Pay Components

Non-employee directors receive an annual cash retainer of $115,000 plus an additional annual fee of $10,000 for membership on a committee. The chair of each committee receives an additional annual fee of $20,000 in lieu of the additional annual fee of $10,000 for committee membership. Mr. Currie earns an additional $50,000 annually, reflecting his additional responsibilities as the Board’s lead independent director. Additionally, Schlumberger’s practice is to grant each newly-appointed or elected non-employee director (including non-employee directors re-elected at the annual general meeting) shares of Schlumberger common stock valued at approximately $190,000 each April. Effective May 1, 2018, Schlumberger granted each such non-employee director 2,771 shares of Schlumberger common stock.

2018 Director Pay Review

Our Compensation Committee annually reviews and periodically recommends updates to our non-employee director compensation program to our Board for approval. The Committee’s recommendation takes into account our director compensation philosophy, changes in market practices, and consultation with the Committee’s independent compensation consultant, Pay Governance. In 2018, the Committee reviewed non-employee director compensation taking into account multiple factors including director pay practices at publicly-traded companies and continued expansion of director and independent committee chair responsibilities. Based on that review, and in light of the 2017 increase in non-employee director compensation, the Committee determined that no changes in non-employee director compensation were necessary for 2018.

Director Deferral Plan

Non-employee directors may elect to defer all or a portion of their annual stock or cash awards through the Schlumberger 2004 Stock and Deferral Plan for Non-Employee Directors (the “Directors Stock Plan”).When directors elect to defer their stock award, their deferred compensation account is credited with a number of “stock units.” Each stock unit is equal in value to a share of our common stock but because it is not an actual share of our common stock it does not have any voting rights. When directors elect to defer their cash award, they may choose to invest such deferred cash compensation into either (i) Schlumberger Common Stock, (ii) money market equivalents, or (iii) a S&P 500 equivalent. Deferrals into a stock account are credited with dividend equivalents in the form of cash to be paid at the time of vesting and deferrals into the cash account are credited with gains or losses based on the monthly performance of the various investment options described above. Following retirement from our Board and depending on the director’s election, a non-employee director may receive the deferred compensation on the date of the director’s retirement or a date that is one year following the date of the director’s retirement.

Although our Directors Stock Plan provides that annual stock awards to non-employee directors may be in the form of shares of common stock, shares of restricted common stock or restricted stock units, our practice has been to issue only shares of common stock. Our directors have never received restricted common stock or restricted stock units as director compensation.

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The following table provides information on the compensation paid to our non-employee directors in 2018.

							Change in Pension
	Fees Earned					Non-Equity	Value & Nonqualified
	or Paid		Stock		Option	Incentive Plan	Deferred Compensation	All Other
	in Cash	(1)	Awards	(2)	Awards	Compensation	Earnings	Compensation		Total	(3)
Name	($)		($)		($)	($)	($)	($)		($)
Peter L.S. Currie	195,000		189,980		—	—	—	16,188	(4)	401,168
Miguel Galuccio	143,750		189,980		—	—	—	—		333,730
V. Maureen Kempston Darkes	148,750		189,980		—	—	—	—		338,730
Helge Lund(5)	33,750		0		—	—	—	—		33,750
Nikolay Kudryavtsev	148,750		189,980		—	—	—	—		338,730
Michael E. Marks	133,750	(6)	189,980		—	—	—	28,586	(4)	352,316
Tatiana A. Mitrova(7)	45,783		79,403					—		125,186
Indra K. Nooyi	146,250		189,980		—	—	—	—		336,230
Lubna S. Olayan	138,750		189,980		—	—	—	—		328,730
Mark G. Papa(7)	45,783		79,403					—		125,186
Leo Rafael Reif	158,700		189,980		—	—	—	29,295	(4)	378,025
Tore I. Sandvold(8)	36,250		0		—	—	—	—		36,250
Henri Seydoux	148,750		189,980		—	—	—	—		338,730

(1)	Reflects cash fees earned, without taking into account any election to defer receipt of such fees. Ordinarily, the annual cash retainer is paid in cash, but non-employee directors can elect to have their retainer paid in stock or deferred under the Directors Stock Plan.
If a non-employee director joins our Board or becomes Chair of a committee of our Board after the start of any year, he or she will receive compensation prorated according to the number of months during which he or she served in that position during that year. As a result, the fees disclosed in this column are subject to adjustment in cases where a non-employee director has served less than one full year or has changed committee memberships or chairmanships during the year.
(2)	The amounts reported reflect the aggregate grant date fair value of the stock awards granted in 2018 computed in accordance with applicable accounting standards, based on the closing stock price on the grant date, without taking into account any election to defer receipt of such stock award. Amounts rounded up to nearest dollar. A non-employee director may elect to defer the receipt of all or part of a stock award. For information on the number of shares of Schlumberger common stock deferred by our directors, see the footnotes to the table below under “Stock Ownership Information—Security Ownership by Management.”
(3)	Schlumberger reimburses non-employee directors for travel and other business expenses incurred in the performance of their services for Schlumberger.
(4)	Represents amounts paid for spousal transportation in connection with Board meetings.
(5)	Mr. Lund resigned from the Board effective April 25, 2018.
(6)	Includes $5,000 in director fees earned in 2017 but paid in 2018.
(7)	Dr. Mitrova and Mr. Papa were appointed to the Board effective October 16, 2018.
(8)	Mr. Sandvold did not stand for re-election at our April 2018 annual general meeting of stockholders.

Director Stock Ownership Guidelines

The Board believes that ownership of Schlumberger stock by Board members aligns their interests with the interests of our stockholders. Accordingly, the Board has established a guideline that each non-employee Board member must, within five years of joining the Board, own at least 10,000 shares of Schlumberger common stock. As of December 31, 2018, each of our non-employee director nominees who have been Board members for at least five years is in compliance with these stock ownership guidelines.

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Equity Compensation Plan Information

The table below sets forth the following information as of December 31, 2018 for all equity compensation plans approved and not approved by our stockholders.

					(c)
	(a)				Number of securities
	Number of securities		(b)		remaining available for
	to be issued		Weighted-average		future issuance under
	upon exercise of		exercise price of such		equity compensation plans
	outstanding options,		outstanding options,		(excluding securities reflected
Plan category	warrants and rights		warrants and rights	(1)	in column (a))
Equity compensation plans approved by security holders	43,529,212	(2)	79.36		45,046,443	(2)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
TOTAL	43,529,212	(2)	79.36		45,046,443	(2)

(1)	The weighted average price does not take into account the shares issuable upon vesting of outstanding PSUs or RSUs, which have no exercise price.
(2)	Includes 39,621 shares of common stock issuable under the Directors Stock Plan.

Equity compensation plans approved by Schlumberger stockholders include the 2017 Schlumberger Omnibus Incentive Plan; the 2013 Schlumberger Omnibus Incentive Plan; the 2010 Schlumberger Omnibus Stock Incentive Plan; the French Sub Plan under the 2010 Schlumberger Omnibus Stock Incentive Plan, as amended; the Schlumberger Discounted Stock Purchase Plan, as amended; the Schlumberger 2004 Stock and Deferral Plan for Non-Employee Directors, as amended; the Schlumberger 2008 Stock Incentive Plan, as amended; the Schlumberger 2005 Stock Incentive Plan, as amended; the Schlumberger 2001 Stock Option Plan, as amended; and the Schlumberger 1998 Stock Option Plan, as amended.

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ITEM 3.	Approval of Financial Statements and Dividends

Following completion of the audit procedures performed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, we are submitting the following for approval by our stockholders, as required by Curaçao law:

•	our consolidated balance sheet as at December 31, 2018;

•	our consolidated statement of income for the year ended December 31, 2018; and

•	the declarations of dividends by our Board in 2018.

These items are included in our 2018 Annual Report to Stockholders, which is provided concurrently with this proxy statement. Stockholders should refer to these items in considering this agenda item.

Required Vote

A majority of the votes cast is required for the approval of the financial results as set forth in the financial statements and of the declaration of dividends by the Board as reflected in our 2018 Annual Report to Stockholders. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker may vote on this proposal in its discretion.

The Board of Directors Recommends a Vote FOR Item 3.

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ITEM 4.	Ratification of Appointment of Independent Auditors for 2019

PricewaterhouseCoopers LLP has been selected by the Audit Committee as the independent registered public accounting firm to audit the annual financial statements of the Company for the year ending December 31, 2019. Although ratification is not required by our bylaws or otherwise, as a matter of good corporate governance, we are asking our stockholders to approve the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If the selection is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP is expected to attend our 2019 annual general meeting of stockholders, and will be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP has billed the Company and its subsidiaries the fees set forth in the table below for:

•	the audit of the Company’s 2018 and 2017 annual financial statements and reviews of the Company’s quarterly financial statements and other audit services, and

•	the other services described below that were billed in 2018 and 2017.

	Year Ended December 31,
(in thousands)	2018	2017
Audit Fees(1)	$13,982	$13,913
Audit-Related Fees(2)	430	1,153
Tax Fees(3)	3,613	3,091
All Other Fees(4)	81	77
TOTAL	$18,106	$18,234

(1)	Includes fees for statutory audits.

(2)	Consists of fees for employee benefit plan audits and other audit-related items.

(3)	Consists of fees for tax compliance, tax planning and other permitted tax services.

(4)	Consists of fees for permitted advisory services.

The Audit Committee considers the provision of services by PricewaterhouseCoopers LLP not related to the audit of the Company’s annual financial statements and reviews of the Company’s interim financial statements when evaluating PricewaterhouseCoopers LLP’s independence.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee pre-approves all services provided to the Company and its subsidiaries by Schlumberger’s independent registered public accounting firm. The Audit Committee has adopted a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit-related services; anticipated tax compliance, tax planning and tax advisory services; and other anticipated services. In addition, the Audit Committee (or an authorized committee member acting under delegated authority of the committee) will consider any proposed services not approved as part of this annual process. During 2018 and 2017, all audit and non-audit services were pre-approved by the Audit Committee.

Required Vote

A majority of the votes cast is required to approve this Item 4.

Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will vote on this proposal in its discretion.

The Board of Directors Recommends a Vote FOR Item 4.

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Audit Committee Report

During 2018, the Audit Committee periodically reviewed and discussed the Company’s consolidated financial statements with Company management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, including matters raised by the independent registered public accounting firm pursuant to applicable Public Company Accounting Oversight Board (“PCAOB”) requirements. The Audit Committee also discussed with Company management and PricewaterhouseCoopers LLP the evaluation of the Company’s reporting and internal controls undertaken in connection with certifications made by the Company’s Chief Executive Officer and Chief Financial Officer in the Company’s periodic SEC filings pursuant to the Sarbanes-Oxley Act of 2002.The Audit Committee also reviewed and discussed such other matters as it deemed appropriate, including the Company’s compliance with Section 404 and other relevant provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the SEC and the NYSE. The Audit Committee also reviewed with PricewaterhouseCoopers LLP the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under applicable rules adopted by the PCAOB.

PricewaterhouseCoopers LLP provided the Audit Committee with the required PCAOB disclosures and letters concerning its independence with respect to the Company, and the Committee discussed PricewaterhouseCoopers LLP’s independence with them.

Based on the foregoing reviews and discussions, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on January 23, 2019.

SUBMITTED BY THE AUDIT COMMITTEE OF THE SCHLUMBERGER BOARD OF DIRECTORS

V. Maureen Kempston Darkes, Chair	Tatiana Mitrova
Nikolay Kudryavtsev	Indra K. Nooyi
Michael Marks

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ITEM 5.	Approval of the Amendment and Restatement of the 2004 Stock and Deferral Plan for Non-Employee Directors

Proposal

We are requesting that our stockholders vote in favor of approving an amendment and restatement of the Schlumberger Limited 2004 Stock and Deferral Plan for Non-Employee Directors (the “Plan”), which would:

•	increase the number of shares available for stock awards under the Plan by 200,000 shares, and

•	change the maximum value of an annual stock award to an individual to be $500,000.

Our Board approved the proposed amendment and restatement of the Plan on January 17, 2019; however, the increase in shares available under the Plan is subject to stockholder approval. No other substantive changes are being made to the Plan.

Our Board and our stockholders originally approved the Plan in 2004. In 2007, we amended and restated the Plan to allow non-employee directors to defer the receipt of cash compensation, and to make other administrative changes. The Plan was further amended on January 1, 2009 to make further administrative and compliance changes. In 2012, we amended and restated the Plan to increase the number of shares available under the Plan and to increase the limit on annual awards that may be granted to individual directors. The following summary of the material features of the Plan is subject to the specific provisions contained in the full text of the Plan set forth as Appendix B. The specific amendments proposed to be made to the Plan are marked within Appendix B.

The Purpose of the Plan

The Plan is intended to:

•	enhance our ability to maintain a competitive position in attracting and retaining qualified non-employee directors of outstanding competence and ability;

•	stimulate the interest of the non-employee directors in our continued success and progress by further aligning each non-employee director’s interests with those of our stockholders; and

•	reward non-employee directors for outstanding performance.

Administration

The Plan is administered by the Compensation Committee (the “Committee”), as designated by our Board. The Committee has full and exclusive power and authority to:

•	administer, interpret and waive provisions of the Plan;

•	adopt rules, regulations and guidelines for carrying out the Plan, including to accommodate specific requirements of local laws and procedures in foreign jurisdictions; and

•	determine the eligibility of participants and the amount and form of any stock award or cash compensation eligible for deferral.

The Committee may delegate duties under the Plan to the Chief Executive Officer and other senior officers of Schlumberger, other than its granting authority.

Key Terms

The following is a summary of the key provisions of the Plan.

Eligible Participants	All non-employee directors of Schlumberger are eligible to participate in the Plan. As of the date of the 2019 annual general meeting, we expect to have nine non-employee directors, all of whom will be eligible to participate in the Plan.
Shares Available for Issuance Under the Plan	39,621 shares (of the 450,000 authorized in prior plan restatements) currently remain available for issuance under the Plan. If the proposed amendment and restatement is approved, an additional 200,000 shares would be newly approved for issuance, and an aggregate of 239,621 shares will be available for issuance under the Plan. The last reported sales price of a share of Schlumberger common stock on January 31, 2019 on the New York Stock Exchange was $44.21 per share.

The number of shares available for issuance under the Plan is subject to adjustment to reflect stock splits, stock dividends, reorganizations, mergers and similar events.

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Form and Terms of Awards	Stock awards under the Plan may be in the form of shares of common stock, shares of restricted common stock or restricted stock units, each of which will represent the right to receive one share of our common stock. Stock options have not and cannot be granted under the Plan. The Committee may, in its discretion, determine the eligibility of individuals to participate herein, the form, amount, terms, conditions and restrictions of stock awards granted to a participant, and the number or amount of stock awards or cash compensation a participant may elect to defer, or waive any restriction or other provision of the Plan.
Annual Awards	Under the Plan’s current terms, each non-employee director will be granted an annual award not to exceed 6,000 shares of our common stock. If the proposed amendment and restatement is approved, each non-employee director will be granted an annual award not to exceed a fair market value on the grant date of $500,000. Non-employee directors appointed to the Board between grant dates for the regular annual awards may receive an initial stock award at any time between initial appointment and the next regular annual grant date.
Deferrals	At the discretion of the Committee, a non-employee director may irrevocably elect to defer the receipt of all or part of a stock award or cash compensation by submitting a deferral election in the manner specified by the Committee.
Establishment of Bookkeeping Account for Stock Deferrals	Any deferred stock awards will be credited to a bookkeeping account, which we call a stock account, established for the non-employee director as of the date the shares of common stock, shares of restricted stock or restricted stock units otherwise would have been delivered under our Plan. In the event that a dividend is paid on our common stock during the period that restricted stock units are credited to the non-employee director’s stock account, an amount equivalent to the amount of the dividend will be credited to the non-employee director’s stock account and the accumulated amount will be paid out without interest at the end of the deferral period.
Deemed Investment of Bookkeeping Account for Cash Deferrals	Any deferred cash compensation will be credited to the bookkeeping account and will be deemed invested in one of the following three investments as elected by the non-employee director from the investment alternatives selected by the Committee: (1) shares of common stock, (2) money market equivalents and (3) S&P 500 equivalents.
Period of Deferral	With respect to deferred stock awards consisting of shares of common stock or deferred cash compensation, the non-employee director may elect that delivery be made or commence on the date of termination of the non-employee director’s status as a director or one year after such termination. With respect to stock awards initially consisting of stock units, the Committee will determine the date of, and conditions to be satisfied prior to, delivery. Shares of common stock to be delivered at the end of the deferral period, together with a cash payment equal to the amount of any dividends, will be made within 60 days after the end of the deferral period.
Modification and Termination of the Plan	The Plan will continue until the available number of shares authorized under the Plan is exhausted unless it is terminated prior to that time. Currently, the Board has the authority to amend or terminate the Plan, but can delegate that authority to the Committee. The proposed amendment and restatement grants the Committee the authority to amend or terminate the Plan. Under the amendment and restatement, the Committee may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment, modification or termination will, without the consent of the affected non-employee director, impair the rights of any non-employee director to the number of restricted stock units credited to such non-employee director’s stock account as of the date of such amendment, modification or termination and (2) no amendment or modification will be effective prior to its approval by our stockholders to the extent such approval is required by applicable legal requirements or the requirements of any securities exchange on which the common stock is listed.
Unfunded Plan	The Plan is an unfunded plan. The grant of shares of common stock, restricted common stock or restricted stock units pursuant to an award under the Plan and the deferral of cash compensation may be implemented by a credit to a bookkeeping account maintained by us evidencing the accrual in favor of the non-employee director of the unfunded and unsecured right to receive shares of common stock (or units representing such shares). Such accounts will be used merely as a bookkeeping convenience. We are not required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of any shares of common stock (or units representing such shares) granted under the Plan. Neither the Company, the Board nor the Committee is required to give any security or bond for the performance of any obligation that may be created by the Plan.

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Material Tax Consequences

The following discussion describes the material U.S. federal income tax consequences to non-employee directors with respect to awards granted under the Plan. This summary is based on statutory provisions, Treasury regulations, judicial decisions and rulings of the Internal Revenue Service in effect on the date hereof. This summary does not describe any state, local or non-U.S. tax consequences.

In general, a non-employee director will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award in an amount equal to the fair market value of the common stock when such stock is received. Upon the disposition of the common stock acquired pursuant to a stock award, the non-employee director will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the non-employee director’s tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period begins on the day after the shares of common stock are received by the non-employee director.

A non-employee director will not have U.S. taxable income upon the grant of a stock award in the form of units denominated in common stock but rather will generally recognize ordinary compensation income at the time the non-employee director receives shares of common stock or cash in satisfaction of such stock unit award in an amount equal to the fair market value of the common stock or cash received.

For compensation attributable to services, Code Section 457A requires that any compensation paid under a deferred compensation plan of a nonqualified entity must be included in the service provider’s income at the time such amounts are no longer subject to a substantial risk of forfeiture. Accordingly, because non-employee directors are always vested in the amounts deferred under the Plan, if Schlumberger is a nonqualified entity and the compensation is not otherwise excludible from Section 457A, stock or cash compensation deferred by non-employee directors who are U.S. citizens or residents in accordance with the procedures established under the Plan will be included in U.S. income by the non-employee director in the year for which the compensation is earned despite a timely election to defer receipt of such compensation.

Dividends paid on shares of outstanding common stock held by a non-employee director will be taxed as dividend income. Cash payments of dividend equivalents with respect to stock units under the Plan will be subject to taxation as ordinary compensation income when received by the non-employee director.

To the extent allowable by relevant laws and regulations, we may be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules. No deduction will be available on any dividends which are paid on outstanding shares of stock and taxable as dividend income to the recipient.

Unless otherwise required by applicable laws or regulations, Schlumberger will not withhold or otherwise pay on behalf of any non-employee director any taxes arising in connection with an award under this Plan. The payment of any such taxes will be the sole responsibility of each non-employee director. We, however, have the authority to satisfy any withholding obligations from funds or shares of common stock deliverable pursuant to the Plan or other cash compensation due a participant, if applicable.

Plan Benefits

No awards under the Plan have been made contingent on approval of the amendment and restatement of the Plan. If the amendment and restatement of the Plan is approved, we expect to continue to make annual grants of awards to non-employee directors as described above under “Director Compensation in Fiscal Year 2018” beginning on page 62, subject to the limitations set forth in the Plan and to periodic adjustments based on the Committee’s review of director compensation from time to time in its discretion.

Required Vote

A majority of the votes cast is required to approve this Item 5. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. For Item 5, abstentions are counted in the denominator for determining the total votes cast.

The Board of Directors Recommends a Vote FOR Item 5.

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Stock Ownership Information

Security Ownership by Certain Beneficial Owners

The following table sets forth information as of December 31, 2018 (except as otherwise noted) with respect to persons known by us to be the beneficial owners of more than 5% of our common stock, based solely on the information reported by such persons in their Schedule 13D and 13G filings with the SEC.

For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the 1,386,229,439 shares of our common stock outstanding on January 31, 2019.

BENEFICIAL OWNERSHIP OF COMMON STOCK

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percentage of Class
The Vanguard Group(1)	109,925,902	7.9%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(2)	93,723,043	6.8%
55 East 52nd Street
New York, NY 10055

(1)	Based solely on a Statement on Schedule 13G/A filed on February 13, 2019. Such filing indicates that The Vanguard Group has sole voting power with respect to 1,604,143 shares, shared voting power with respect to 378,096 shares, sole investment power with respect to 107,973,911 shares and shared investment power with respect to 1,951,991 shares.

(2)	Based solely on a Statement on Schedule 13G/A filed on February 11, 2019. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 81,525,742 shares and sole investment power with respect to 93,723,043 shares.

Security Ownership by Management

The following table sets forth information known to Schlumberger with respect to beneficial ownership of the Company’s common stock as of January 31, 2019 by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table below and subject to applicable community property laws, to Schlumberger’s knowledge the persons named in the table below have sole voting and investment power with respect to the securities listed. None of the shares are subject to any pledge.

The number of shares beneficially owned by each person or group as of January 31, 2019 includes shares of common stock that such person or group has the right to acquire within 60 days of January 31, 2019, including upon the exercise of options to purchase common stock or the vesting of RSUs or PSUs. References to options in the footnotes to the table below include only options outstanding as of January 31, 2019 that are currently exercisable or that become exercisable within 60 days of January 31, 2019. References to any restricted stock, RSUs or PSUs (collectively, “restricted stock”) in the footnotes to the table below include only restricted stock outstanding as of January 31, 2019 and that are currently vested or that vest within 60 days of January 31, 2019.

For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 1,386,229,439 shares of common stock outstanding on January 31, 2019, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after January 31, 2019.

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As of January 31, 2019, no director, director nominee or named executive officer owned more than 1% of the outstanding shares of Schlumberger’s common stock. All directors and executive officers as a group owned less than 1% of the outstanding shares of our common stock as of January 31, 2019.

Name	Shares
Simon Ayat	1,000,037	(1)
Ashok Belani	709,606	(2)
Peter L.S. Currie	44,696
V. Maureen Kempston Darkes	14,771
Miguel M. Galuccio	7,017
Aaron Gatt Floridia	486,215	(3)
Paal Kibsgaard	1,733,556	(4)
Nikolay Kudryavtsev	10,000
Michael E. Marks	84,205	(5)
Tatiana Mitrova	1,501
Khaled Al Mogharbel	351,149	(6)
Mark G. Papa	11,501
Indra K. Nooyi	21,321
Lubna S. Olayan	25,021
Leo Rafael Reif	27,021
Henri Seydoux	23,021
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (33 PERSONS)	7,783,933	(7)

(1)	Includes options to purchase 722,400 shares.

(2)	Includes options to purchase 510,400 shares.

(3)	Includes options to purchase 370,200 shares.

(4)	Includes options to purchase 1,394,800 shares.

(5)	All shares held by a family trust of which Mr. Marks is a co-trustee and co-beneficiary. Excludes 2,000 shares the receipt of which Mr. Marks has deferred under Schlumberger’s 2004 Stock and Deferral Plan for Non-Employee Directors.

(6)	Includes options to purchase 263,200 shares.

(7)	Includes options to purchase 5,756,009 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, among others, to file an initial report of ownership of Schlumberger common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. The Company believes, based solely on a review of the copies of such forms in its possession and on written representations from reporting persons, that three transactions required to be filed under Section 16(a) were not timely filed during the fiscal year ended December 31, 2018. One Form 4 required to be filed by Mr. Ayat relating to a sale of shares was not timely filed, but was filed on October 30, 2018. One Form 4 required to be filed by Mr. Poupeau relating to a gift of shares was not timely filed, but was filed on September 13, 2018. Finally, one Form 4 required to be filed by Mr. Marks relating to a purchase of shares was not timely filed, but was filed on December 3, 2018.

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Other Information

Stockholder Proposals for our 2020 Annual General Meeting

In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2020 annual general meeting of stockholders pursuant to Exchange Act Rule 14a-8, or for director nominations to be included pursuant to the Company’s proxy access bylaw provisions, such proposals or notice of nominations must be received by the Secretary of the Company, 5599 San Felipe, 17th Floor, Houston, Texas 77056, no later than October 24, 2019, and, in the case of a proxy access nomination, no earlier than September 24, 2019.

For stockholder proposals to be introduced for consideration at our 2020 annual general meeting of stockholders other than pursuant to Rule 14a-8 and for stockholder candidates to be nominated for election as directors other than pursuant to our proxy access bylaw provisions, notice generally (unless the date of our 2020 annual general meeting is moved as stated in our bylaws) must be delivered to the Secretary of the Company at our executive offices in Houston, Texas, not later than 120 days nor earlier than 150 days before the first anniversary of the date of the 2020 annual general meeting of stockholders. Accordingly, any such notice must be received no earlier than November 5, 2019, and no later than December 5, 2019, and must otherwise satisfy the requirements of our bylaws. Under the rules of the Exchange Act, we may use discretionary authority to vote with respect to any proposal not included in our proxy materials that is presented by a stockholder in person at the 2020 annual general meeting of stockholders if the stockholder making the proposal has not given notice to us by December 5, 2019.

Other Matters

Stockholders may obtain a copy of our most recent Form 10-K filed with the SEC, including financial statements and schedules, without charge by writing to our Investor Relations Department, 5599 San Felipe, 17th Floor, Houston, Texas 77056, or by calling (713) 375-3535.

The Company will pay the cost of furnishing proxy material to all stockholders and of soliciting proxies by mail and telephone. We have retained D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee estimated at $15,500 plus reasonable expenses. Directors, officers and employees of the Company may also solicit proxies for no additional compensation. We will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding the solicitation material to beneficial owners.

The Board knows of no other matter to be presented at the meeting. If any additional matter is properly presented at the meeting, we intend to vote the enclosed proxy in accordance with the discretion of the persons named in the proxy.

Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the Board of Directors,

Alexander C. Juden

Secretary

Houston, Texas

February 21, 2019

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Appendix A

Reconciliation of Non-GAAP Financial Measures

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), our 2019 proxy statement includes non-GAAP financial measures (as defined under the SEC’s Regulation G). Net income, excluding charges and credits, and earnings per share, excluding charges and credits, are non-GAAP financial measures. The following is a reconciliation of these non-GAAP measures to the comparable GAAP measures. Management believes that the exclusion of charges and credits from these financial measures enables it to evaluate more effectively Schlumberger’s operations period-over-period and to identify operating trends that could otherwise be masked by the excluded items. These measures are also used by management in determining certain incentive compensation.

The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP.

	Twelve Months 2018
			Noncont.			Diluted
	Pretax	Tax	Interests	Net	*	EPS
Schlumberger net income (GAAP basis)	$2,624	$447	$39	$2,138		$1.53
Gain on sale of marine seismic acquisition business	(215)	(19)	—	(196)		(0.14)
Impairments & other:
Workforce reductions	184	20	—	164		0.12
Asset impairments	172	16	—	156		0.11
Schlumberger net income, excluding charges and credits	$2,765	$464	$39	$2,261		$1.62

*	Does not add due to rounding.

	(Stated in millions)
Periods Ended December 31,	2018	2017
Cash flow from operations	$5,713	$5,663
Capital expenditures	(2,160)	(2,107)
SPM investments	(981)	(1,609)
Multiclient seismic data capitalized	(100)	(276)
Free cash flow	$2,472	$1,671

Free cash flow represents cash flow from operations less capital expenditures, SPM investments and multiclient seismic data costs capitalized. Management believes that free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of the ability of our business to generate cash. Once business needs and obligations are met, this cash can be used to reinvest in the Company for future growth or to return to shareholders through dividend payments or share repurchases. Free cash flow does not represent the residual cash flow available for discretionary expenditures.

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Appendix B

[As proposed to be amended April 3, 2019. Deletions are marked as stricken text and additions are marked with an underline]

Schlumberger Limited 2004 Stock and Deferral Plan for Non-Employee Directors

(As ~~Amended~~amended and ~~Restated Effective~~restated effective January ~~19~~17, ~~2012~~2019)

Article I: Purposes of Plan and Definitions

1.1	Purpose. Schlumberger Limited, a Curaçao corporation (the “Company”), established this 2004 Stock and Deferral Plan for Non-Employee Directors (as amended to date, the “Plan”) for the purpose of providing non-employee directors of the Company with regular grants of shares of the common stock of the Company (or units representing the right to receive such shares) and the opportunity to defer a portion of their compensation, in order to provide greater incentives for those non-employee ~~Directors~~directors to attain and maintain the highest standards of performance, to attract and retain non-employee ~~Directors~~directors of outstanding competence and ability, to stimulate the active interest of such persons in the development and financial success of the Company, to further the identity of interests of such non-employee ~~Directors~~directors with those of the Company’s stockholders generally, and to reward such non-employee ~~Directors~~directors for outstanding performance. The Plan was originally established effective April 14, 2004 and approved by the stockholders of the Company at their April 2004 annual general meeting. Effective April 19, 2007, the Plan was amended and restated to allow a non-employee ~~Director~~director to defer the payment of part or all of his or her Cash Compensation~~.~~ (as defined in Section 1.2). Effective January 19, 2012, the Plan was amended and restated to incorporate previous amendments to the Plan and to make certain other amendments, including increasing the number of shares available for grant under the Plan. The Plan is hereby amended and restated effective January ~~19, 2012~~17, 2019.

1.2	Definitions.

“Annual Director Award Date” means the last day of the calendar month in which occurs the first Board meeting following the regular annual general meeting of the stockholders of the Company, or, if the last day of the calendar month is not a business day, then the next business day, or such other date as may be selected by the Committee from time to time.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Cash Compensation” means the total cash compensation ~~which~~that is paid to Eligible Directors for services rendered, including any annual retainer fees and any annual fees related to committee membership or services as a committee chair.

“Committee” means such committee as is designated by the Board from time to time to administer the Plan in accordance with Article II, or if no such committee is designated, the Board.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

~~“Company” means Schlumberger Limited, a corporation incorporated under the laws of the former Netherlands Antilles and now existing as a Curaçao corporation.~~

“Deferral Election” is defined in Section 4.1.

“Deferred Compensation Account” ~~means the bookkeeping account maintained for each Participant to record certain amounts deferred by the Participant in accordance with Article IV hereof~~is defined in Section 4.3.

“Determination Date” means the date on which delivery of a Participant’s deferred Stock Awards or Cash Compensation is made or commences, as determined in accordance with Section 5.1.

“Director” means an individual who is serving as a member of the Board.

“Eligible Director” means each Director who is not an employee of the Company or of any of its subsidiaries.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined by computing the average of the high and low composite sales prices per share of Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for that date, or, if there were no reported prices for that date, the average of the reported high and low prices on the last preceding date on which composite sales were effected on the New York Stock Exchange.

“Money Market Equivalents” means a phantom investment benchmark that is used to measure the return credited to a Participant’s Deferred Compensation Account. To the extent Money Market Equivalents are elected, interest equivalents will be credited to the Participant’s Deferred Compensation Account as of the last day of each calendar month based upon the average daily balance in the account for the month and the IMONEY NET First Tier Institutional Index benchmark return for the month as determined from Northern Trust or a similar or equivalent index of money fund assets to be determined by the Committee to be in effect from time to time.

Schlumberger Limited 2019 Proxy Statement	B-1

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“Participant” means an Eligible Director who is granted Stock Awards pursuant to Article III.

“Stock Award” means an award of shares of Common Stock, restricted Common Stock or restricted Stock Units pursuant to Article III.

“Stock Unit” means a unit ~~which~~that represents the right to receive one share of Common Stock under such terms and conditions as may be prescribed by the Committee and ~~this~~the Plan.

“S&P 500 ~~Index~~Equivalents” means a phantom investment benchmark that is used to measure the return credited to a Participant’s Deferred Compensation Account. To the extent S&P 500 Equivalents are elected, the earnings (or loss) equivalents will be credited (or debited) to ~~the~~a Participant’s Deferred Compensation Account as of the last day of each calendar ~~quarter~~month based upon the balance in the account as of the last day of the ~~quarter~~month and the returns realized by the Standard & Poor’s 500 Index for the ~~quarter~~month.

Article II: Administration of the Plan

2.1	Committee. ~~This~~The Plan shall be administered by the Compensation Committee of the Board, unless and until the Board designates another committee to administer the Plan.

2.2	Committee’s Powers. Subject to the provisions hereof, the Committee ~~shall~~will have full and exclusive power and authority to administer ~~this~~the Plan and to take all actions which are specifically contemplated hereby or are, in its discretion, necessary or appropriate in connection with the administration ~~hereof~~of the Plan. The Committee ~~shall~~will also have full and exclusive power to interpret this Plan and to adopt such rules, regulations, and guidelines for carrying out ~~this~~the Plan as it may deem necessary or proper~~, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan~~. The Committee ~~shall~~will also have the full and exclusive power to adopt rules, procedures, guidelines and sub-plans to ~~this~~the Plan relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures in ~~foreign~~non-US jurisdictions. The Committee may, in its discretion, determine the eligibility of individuals to participate herein, determine the amount of Stock Awards to be granted to a Participant and the number or amount of Stock Awards or Cash Compensation a Participant may elect to defer, or waive any restriction or other provision of ~~this~~the Plan. The Committee may, in its discretion, correct any defect or ~~supply any~~ omission, or reconcile any inconsistency in ~~this~~the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

2.3	Committee Determinations Conclusive. Any decision of the Committee in the interpretation and administration of ~~this~~the Plan ~~shall~~will lie within its sole and absolute discretion and ~~shall~~will be final, conclusive and binding on all parties concerned.

2.4	No Committee Member Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 2.5 of ~~this~~the Plan ~~shall~~will be liable for anything done or omitted to be done by him or her, by any member of the Committee or by an officer of the Company in connection with the performance of any duties under ~~this~~the Plan, except for his or her own willful misconduct or as expressly provided by statute.

2.5	Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under ~~this~~the Plan (other than its granting authority described in Article III) pursuant to such conditions or limitations as the Committee may establish.

Article III: Stock Awards

3.1	Shares Available. There ~~shall~~will be available for Stock Awards during the term of ~~this~~the Plan an aggregate of ~~450,000~~650,000 shares of Common Stock. Shares of Common Stock will be made available from either (a) the Company’s authorized but unissued shares or (b) treasury shares that have been issued but reacquired by the Company.

3.2	Annual Grants. On each Annual Director Award Date all Eligible Directors as of such Annual Director Award Date ~~shall~~will be granted a Stock Award as compensation for services to be performed thereafter through the next succeeding Annual Director Award Date; provided, however, that any Eligible Director appointed between Annual Director Award Dates may be granted an initial Stock Award at any time between such Eligible Director’s appointment to the Board and the next Annual Director Award Date. Stock Awards will be granted ~~Such Stock Award shall be granted with respect to a number of shares of Common Stock~~ in the form of a number of shares of Common Stock, restricted Common Stock or restricted Stock Units, and may be granted at such times as the Committee will determine, with the form and amount of such Stock Awards to be determined by the Committee; provided, however, that each such annual Stock Award may not exceed ~~6,000 shares of Common Stock, restricted Common Stock or restricted Stock Units~~$500,000 in Fair Market Value. ~~The~~Any Stock Award ~~shall~~will be subject to such terms, conditions and restrictions (including vesting) as the Committee may determine in its discretion ~~in connection with such award~~.

Schlumberger Limited 2019 Proxy Statement	B-2

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Article IV: Deferral Election and Accounts

4.1	Deferral Election. An Eligible Director, at the discretion of the Committee, may irrevocably elect to defer the receipt of all or part of a Stock Award ~~and/~~or Cash Compensation, or both, by submitting a written deferral election in the manner specified by the Committee (a “Deferral Election”). The Deferral Election (i) ~~shall~~will specify the number of shares of Common Stock the receipt of which the Participant elects to defer and~~/or~~ the amount or percentage of Cash Compensation the Participant elects to defer, (ii) ~~shall~~will designate the period of deferral among the choices provided in Section 5.1, and (iii) may not be revoked or modified.

4.2	Timing of Elections. ~~For annual grants of Stock Awards pursuant to~~ Except as set forth in the next sentence of this Section ~~3.2~~4.2, Deferral Elections must be made (i) for Stock Awards, no later than December 30 of each calendar year preceding the applicable Annual Director Award Date and (ii) for Cash Compensation, no later than the last day of the calendar year immediately preceding the calendar year in which such payments would have otherwise been paid. Deferral Elections may be completed by newly appointed Eligible Directors no later than the date that is 30 days after the date such individual first becomes an Eligible Director; provided that such Deferral Election ~~may~~will apply solely to Stock Awards or Cash Compensation related to services to be performed subsequent to such Deferral Election. The Committee ~~shall~~will be authorized to adopt such other rules and limitations as it ~~shall~~  determines are necessary or appropriate with respect to the timing of elections to defer Stock Awards or Cash Compensation under the Plan.

4.3	Establishment of Accounts. The Company shall also ~~set up an appropriate record (hereinafter called the “Deferred Compensation Account”)~~ cause to be established an unfunded bookkeeping account for each Participant (which will from time to time reflect the name of each Participant and (i) the number of ~~restricted~~ Stock ~~Units~~Awards and, if applicable, dividend equivalents credited to such Participant pursuant to Section 4.4 and (ii) the Cash Compensation deferred pursuant to Section 4.1 plus earnings or losses credited thereon monthly (as to each Participant, the “Deferred Compensation Account”).

4.4	Crediting of Deferred Stock Awards or Restricted Stock Unit Awards. Any Stock Awards deferred pursuant to a Deferral Election as described in Section 4.1 ~~shall~~will be credited to the Participant’s Deferred Compensation Account as of the date the shares would otherwise have been delivered pursuant to Article III ~~in the form of a number of restricted Stock Units equal to the number of shares of Common Stock deferred,~~ and any restricted Stock Units awarded pursuant to Section 3.2 ~~shall~~will also be credited to a Participant’s Deferred Compensation Account as of such date. No interest will be credited to a Participant’s Deferred Compensation Account with respect to any restricted Stock Units~~. In~~ provided, however that in the event that a cash dividend is paid on Common Stock during the period that restricted Stock Units are credited to the Participant’s Deferred Compensation Account, an amount equivalent to the amount of the cash dividend will be credited to the Participant’s Deferred Compensation Account and the accumulated amount will be paid out, without interest, at the end of the period of deferral.

4.5	Adjustments.

(a)	Exercise of Corporate Powers. The existence of ~~this~~the Plan and any outstanding ~~restricted~~ Stock ~~Units credited~~Awards or Deferred Compensation Accounts hereunder ~~shall~~will not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)	Recapitalizations, Reorganizations and Other Activities. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of restricted Stock Units relating to such class of Common Stock; (ii) the appropriate ~~fair market value~~Fair Market Value and other price determinations for such restricted Stock Units; (iii) the number of shares reserved for issuance under ~~this~~the Plan in Section 3.1 and (iv) the limitations designated in Section 3.2 of ~~this~~the Plan ~~shall~~will each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting any class of Common Stock or any distribution to holders of any class of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of restricted Stock Units relating to such class of Common Stock; (ii) the appropriate ~~fair market value~~Fair Market Value and other price determinations for such restricted Stock Units; (iii) the number of shares reserved for issuance under ~~this~~the Plan in Section 3.1 and (iv) the limitations designated in Section 3.2 of ~~this~~the Plan to give effect to such transaction; provided that such adjustments ~~shall~~will only be such as are necessary to preserve, without increasing, the value of such items. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board ~~shall~~will be authorized to issue or assume restricted Stock Units by means of substitution of new restricted Stock Units, as appropriate, for previously issued restricted Stock Units or an assumption of previously issued restricted Stock Units as part of such adjustment.

Schlumberger Limited 2019 Proxy Statement	B-3

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4.6	Deferred Cash Compensation. Each Participant ~~shall~~will be entitled to direct the manner in which his or her deferred Cash Compensation will be deemed to be invested for the period of deferral and in accordance with such rules~~, regulations~~ and procedures as the Committee may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant’s investment elections ~~shall~~will begin to accrue as of the date such Participant’s deferred Cash Compensation amounts are credited to his or her Deferred Compensation Account and ~~shall~~will end on the Determination Date (as defined in Section 5.1 below). Each Participant may choose to have his or her deferred Cash Compensation deemed to be invested in the Common Stock, Money Market Equivalents or S&P 500 Equivalents. Any amounts deemed to be invested in the Company’s Common Stock ~~shall~~will (1) have a purchase price equal to the ~~fair market value (as defined below)~~Fair Market Value of each share of Common Stock on the date the investment is deemed to have occurred, and (2) be credited with dividend equivalents representing cash dividends payable with respect to the Common Stock, if any. ~~For purposes of the Plan, the “fair market value “of Common Stock shall be deemed to equal the closing sales price per share of the Common Stock in the New York Stock Exchange Composite Transactions Quotations, as reported for that date, or if there shall have been no such reported prices for that date, the reported closing sales price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the shares of Common Stock were traded shall be the fair market value.~~

Article V: Delivery of Deferred Shares or Cash

5.1	Period of Deferral. With respect to (a) Stock Awards ~~and/~~or Cash Compensation deferred pursuant to Section 4.1, a Participant may elect that delivery of such deferred Stock Awards ~~and/~~or Cash Compensation credited to the Participant under the Plan be made or commence at (i) a date that is one year following the date of the termination of the Participant’s status as a Director of the Company, or (ii) the date of the termination of the Participant’s status as a Director of the Company, and (b) restricted Stock Units granted pursuant to Section 3.2, the Committee shall determine the date or conditions as of which shares represented by such restricted Stock Units will be delivered (the date elected or selected by the Participant or the Committee, as applicable, ~~to be known a~~s the “Determination Date”). ~~Delivery of shares will be made within 60 days after the Determination Date.~~

5.2	Delivery of Deferred Stock Awards and Deferred Cash Compensation. ~~As of the Determination Date, the~~The aggregate number of restricted Stock Units and, if applicable, dividend equivalents credited to a Participant’s Deferred Compensation Account will be calculated as of ~~such~~the Determination Date ~~shall be calculated~~. A Participant ~~shall~~will receive delivery of a number of shares of Common Stock equal to the aggregate number of restricted Stock Units and a cash payment equal to the amount of the aggregate dividend equivalents representing cash dividends payable with respect to the Company’s Common Stock, if any, over the period beginning on the Annual Director Award Date and ending on the Determination Date. As of the Determination Date, a Participant’s Cash Compensation deemed to be invested in Money Market Equivalents or S&P 500 Equivalents, plus any amounts credited to a Participant’s Deferred Compensation Account pursuant to Section 4.6 herein, ~~shall~~will be payable in the form of a cash lump sum. As of the Determination Date, a Participant’s Cash Compensation deemed to be invested in shares of the Company’s Common Stock ~~shall~~will be payable in the form of shares of the Company’s Common Stock plus a cash payment equal to the amount of the aggregate dividend equivalents. Delivery of shares of Common Stock or cash, as applicable, will be made within 60 days after the Determination Date.

5.3	Death Prior to Payment. In the event that a Participant dies prior to delivery of all shares of Common Stock and funds deliverable pursuant to the Plan, any remaining shares and funds credited to Participant’s Deferred Compensation Account shall be delivered to the Participant’s estate within 60 days following the Company’s notification of the Participant’s death.

5.4	Delivery to Incompetent Participants. To the extent allowed under applicable law, should the Participant become incompetent, the Company ~~shall~~will be authorized to deliver shares and funds credited to Participant’s Deferred Compensation Account and deliverable pursuant to the Plan to a guardian or legal representative of such incompetent Participant, or directly to such incompetent Participant, in whichever manner the Committee ~~shall~~ determines in its sole discretion.

Article VI: Miscellaneous

6.1	Unfunded Plan. Nothing contained herein ~~shall~~will be deemed to create a trust of any kind or create any fiduciary relationship. ~~This~~The Plan ~~shall~~will be unfunded. To the extent that a Participant acquires a right to receive delivery of shares from the Company under the Plan, such right ~~shall~~will not be greater than the right of any unsecured general creditor of the

Schlumberger Limited 2019 Proxy Statement	B-4

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Company and such right ~~shall~~will be an unsecured claim against the general assets of the Company. Although bookkeeping accounts may be established with respect to Participants, any such accounts ~~shall~~will be used merely as a bookkeeping convenience. The Company ~~shall~~will not be required to segregate any assets that may at any time be represented by stock or rights thereto, nor ~~shall~~will ~~this~~the Plan be construed as providing for such segregation, nor ~~shall~~will the Company, the Board or the Committee be deemed to be a trustee of any stock or rights thereto to be granted under ~~this~~the Plan. Any liability or obligation of the Company to any Participant with respect to stock or rights thereto under ~~this~~the Plan ~~shall~~will be based solely upon any contractual obligations that may be created by ~~this~~the Plan, and no such liability or obligation of the Company ~~shall~~will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, ~~nor~~ the Board nor the Committee ~~shall~~will be required to give any security or bond for the performance of any obligation that may be created by ~~this~~or under the Plan.

6.2	Title to Funds Remains with Company. Amounts credited to each Participant’s Deferred Compensation Account ~~shall~~will not be specifically set aside or otherwise segregated, but will be combined with corporate assets. Title to such amounts will remain with the Company and the Company’s only obligation will be to make timely delivery to Participants in accordance with the Plan.

6.3	Statement of Account. A statement will be furnished to each Participant annually on such date as may be determined by the Committee stating the balance of Deferred Compensation Account as of a ~~recent~~ date designated by the Committee.

6.4	Assignability. Except as provided in Section 5.3, no right to receive delivery of shares of Common Stock hereunder ~~shall~~will be transferable or assignable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any attempted assignment of any benefit under ~~this~~the Plan in violation of this Section 6.4 ~~shall~~will be null and void.

6.5	Restrictions. No Common Stock or other form of payment will be issued with respect to any Stock Award or Deferred Compensation Account unless the Company is satisfied, based on the advice of its counsel, that such issuance will be in compliance with applicable law, including, but not limited to, applicable federal and state securities laws. The Company will not be obligated to issue any shares of Common Stock or make any payments with respect to any such Stock Award or Deferred Compensation Account if the issuance of such shares of Common Stock or if any such payment made would constitute a violation by the recipient or the Company of any provision of any applicable law or regulation of any governmental authority or any securities exchange on which the Common Stock is listed. Certificates evidencing shares of Common Stock delivered under the Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to refer to such restrictions.

6.6	Amendment, Modification, Suspension or Termination. The ~~Board~~Committee may amend, modify, suspend or terminate ~~this~~the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment, modification or termination ~~shall~~will, without the consent of the Participant, impair the rights of any Participant to the number of restricted Stock Units credited to such Participant’s Deferred Compensation Account as of the date of such amendment, modification or termination and (ii) no amendment or modification ~~shall~~will be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s Common Stock is listed. ~~The Board may at any time and from time to time delegate to the Committee any or all of this authority under this Section 6.5.~~

6.7	Governing Law. ~~This~~The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, ~~shall~~will be governed by and construed in accordance with the laws of the State of Texas.

6.8	Successors. All obligations of the Company under the Plan with respect to Stock Awards and Deferred Compensation Accounts hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

6.9	Tax and Social Insurance. Participants are responsible for any and all tax or social insurance due on Stock Awards or restricted Stock Units under ~~this~~the Plan. Participants shall pay or make arrangements to satisfy all withholding obligations of the Company related to ~~this~~the Plan. The Company has the authority to satisfy any withholding obligations from funds or shares of Common Stock deliverable pursuant to ~~this~~the Plan or other cash compensation due a Participant, if applicable. Nothing in the Plan will constitute a representation by the Company to a Participant regarding the tax consequences of any Stock Award received by a Participant or any Deferred Compensation Account created in connection with the Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Stock Awards and Deferred Compensation Accounts under the Plan.

Schlumberger Limited 2019 Proxy Statement	B-5

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6.10	Code Section 409A. To the extent applicable, ~~this~~the Plan is intended to comply with the provisions of Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”) with respect to amounts deferred or vested on or after January 1, 2005, and shall be interpreted accordingly. To the extent it would not adversely impact the Company, the Company agrees to interpret, apply and administer ~~this~~the Plan in the least restrictive manner necessary to comply with such requirements and without resulting in any diminution in the value of payments or benefits to the Participants. No action taken to comply with Section 409A ~~shall~~will be deemed to adversely affect the Participant’s rights under ~~this~~the Plan.

SCHLUMBERGER LIMITED

/s/ Paal Kibsgaard
Chief Executive Officer

Schlumberger Limited 2019 Proxy Statement	B-6

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SCHLUMBERGER LIMITED (SCHLUMBERGER N.V.)
ATTN: SAUL LAURELES
5599 SAN FELIPE
HOUSTON, TX 77056

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SCHLUMBERGER LIMITED (SCHLUMBERGER N.V.)

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	Peter L.S. Currie	☐	☐	☐
1b.	Miguel M. Galuccio	☐	☐	☐
1c.	Paal Kibsgaard	☐	☐	☐
1d.	Nikolay Kudryavtsev	☐	☐	☐
1e.	Tatiana A. Mitrova	☐	☐	☐
1f.	Indra K. Nooyi	☐	☐	☐
1g.	Lubna S. Olayan	☐	☐	☐
1h.	Mark G. Papa	☐	☐	☐
1i.	Leo Rafael Reif	☐	☐	☐
1j.	Henri Seydoux	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E55574-P16752

SCHLUMBERGER LIMITED (SCHLUMBERGER N.V.)

Proxy Solicitation on Behalf of the Board of Directors

Annual General Meeting of Stockholders
April 3, 2019

The undersigned hereby appoints Aede Gerbranda, Robin van Bokhorst and Willem van Bokhorst, and each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon any other matters that may properly come before the Annual General Meeting of Stockholders, all of the shares of Common Stock of Schlumberger Limited (SCHLUMBERGER N.V.) that the undersigned is entitled to vote at the Annual General Meeting of Stockholders to be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao on April 3, 2019, at 10:00 a.m. Curaçao time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no such directions are made, this proxy will be voted FOR the election of each of the nominees listed in Item 1, and FOR Items 2, 3, 4 and 5. If any other matters properly come before the Annual General Meeting of Stockholders, the above named proxies will vote on such matters in their discretion.